AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”). INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

PRELIMINARY OFFERING CIRCULAR DATED SEPTEMBER 5, 2019

WIZARD ENTERTAINMENT, INC.

662 N. Sepulveda Blvd., Suite 300

Los Angeles, CA 90049

Telephone: (310) 648-8410

Up to _____shares of Common Stock

Minimum investment of $500, or ___ shares of Common Stock

SEE “SECURITIES BEING OFFERED” AT PAGE 44

	Price to Public	Broker-Dealer discount and commissions (1)	Proceeds to issuer (2)	Proceeds to other persons
Per share	$	$	$	0
Total Maximum	$	$	$	0

(1) The company has engaged StartEngine Primary, LLC, member FINRA/SIPC (“StartEngine Primary”), to perform placement agent functions and its affiliate StartEngine Crowdfunding, Inc. (“StartEngine CF”) to perform administrative and technology-related functions in connection with this offering. The company will pay a cash commission of 7.0% to StartEngine Primary on sales of securities into states which it is registered, as well as issue warrants for StartEngine Primary to purchase up to 5.0% of the Common Stock sold though StartEngine Primary. The company will also pay $10,000 to StartEngine Primary for coordinating filings with regulators and conducting a compliance review of the company’s offering. See “Plan of Distribution” on page 16 for details regarding the compensation payable to third-parties in connection with this offering.

(2) The company estimates that the minimum amount of professional fees directly related to the offering that we will pay will be approximately $50,000 regardless of the number of shares that are sold in this offering. Additional expenses will be incurred for state notice filing fees and EDGARization costs. In the event that the maximum offering amount is sold, the company anticipates the total offering expenses will be approximately $820,000, which includes the commission payable to StartEngine Primary.

This offering (the “Offering”) will terminate at the earlier of (1) the date at which the maximum offering amount has been sold, (2) the date which is one year from this offering being qualified by the United States Securities and Exchange Commission, or (3) the date at which the offering is earlier terminated by the company at its sole discretion. The company plans to engage an escrow agent to hold any funds that are tendered by investors. The offering is being conducted on a best-efforts basis without any minimum target. There is no minimum number of shares that needs to be sold in order for funds to be released to the company and for this offering to close, which may mean that the company does not receive sufficient funds to cover the cost of this offering. The company may undertake one or more closings on a rolling basis. After each closing, funds tendered by investors will be made available to the company. After the initial closing of this offering, we expect to hold closings on at least a monthly basis.

Each holder of Wizard Entertainment Common Stock (the “Common Stock”) is entitled to one vote for each share on all matters submitted to a vote of the stockholders.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov.

This offering is inherently risky. See “Risk Factors” on page 7.

Sales of these securities will commence on approximately                     , 2019.

The company is following the “offering circular” format of disclosure under Regulation A.

Our shares of Common Stock are currently quoted on the OTCBB and OTCQB under the symbol WIZD. Over the past 52 weeks, our shares have traded at a low value of $0.05 and a high value of $0.218, creating a public float value ranging from approximately $.89 million to $3.88 million based on 17,798,430 shares held by non-affiliates. As such, we are defined as a “smaller reporting company” and are subject to reduced ongoing disclosure requirements.

Prior to qualification, we intend to undertake a reverse-split of our Common Stock. The reverse split will occur at a ratio of not less than 1-for-5, and not more than 1- for-20. As such, the discussion under “Securities Being Offered” in this offering circular reflects values following the effecting of that reverse-split. See “The Consolidation” under “Securities Being Offered” for additional information.

In this offering circular, the term “Wizard Entertainment,” “we,” “us, “our” or “the company” refers to Wizard Entertainment, Inc., a Delaware corporation and references to “Conventions” refer collectively to Kick the Can Corp. and its predecessors, Wizard Conventions, Inc., and Kicking the Can, L.L.C.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Our Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

●	overall strength and stability of general economic conditions and of the multimedia conventions industry more specifically, both in the United States and globally;
●	changes in the competitive environment, including adoption of different delivery models by established companies and products that compete with our products;
●	our ability to generate consistent revenues;
●	our ability to effectively execute our business plan;
●	changes in laws or regulations governing our business and operations;
●	our ability to maintain adequate liquidity and financing sources and an appropriate level of debt on terms favorable to our company;
●	our ability to maintain quality control over our products;
●	costs and risks associated with litigation;
●	our ability to obtain and protect our existing intellectual property protections including trademarks;
●	changes in accounting principles, or their application or interpretation, and our ability to make estimates and the assumptions underlying the estimates, which could have an effect on earnings;
●	other risks described from time to time in periodic and current reports that we file with the Commission.

This list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative, but not exhaustive. New risk factors and uncertainties not described here or elsewhere in this Offering Circular, including in the sections of entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” may emerge from time to time. Moreover, because we operate in a competitive and rapidly changing environment, it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. The forward-looking statements are also subject to the risks and uncertainties specific to the company including but not limited to the fact that we have limited operating history and have limited number of management and other staff. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this Offering Circular may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assume responsibility for the accuracy and completeness of the forward-looking statements.

This Offering Circular contains estimates and statistical data that we obtained from industry publications and reports. These publications generally indicate that they have obtained their information from sources believed to be reliable, but do not guarantee the accuracy and completeness of their information, and you are cautioned not to give undue weight to such estimates. Although we believe the publications are reliable, we have not independently verified their data. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

You should read this Offering Circular and the documents that we reference and have filed as exhibits to the offering statement of which this Offering Circular is a part with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect.

Should one or more of the risks or uncertainties described in this Offering Circular occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

All forward-looking statements, expressed or implied, included in this Offering Circular are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this offering circular.

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SUMMARY

We were incorporated as GoEnergy, Inc. in Delaware in 2001, renamed as Wizard World, Inc. on December 6, 2010 and renamed as Wizard Entertainment, Inc. on October 5, 2018. Our executive offices are located at 662 N. Sepulveda Blvd., Suite 300, Los Angeles, California 90049, and our telephone number is (310) 648-8410. We maintain a website at www.wizardworld.com. The information contained on, or that can be accessed through, our website is not a part of, and should not be considered as being incorporated by reference into, this offering circular.

We are a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies.

Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to reports filed pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, are available free of charge on our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission (the “Commission”). The Commission maintains an internet site that contains our public filings with the Commission and other information regarding our company, at www.sec.gov. These reports and other information concerning our company may also be accessed at the Commission’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.

Our Company

Wizard Entertainment is a producer of “pop culture” live multimedia conventions across the United States. These live multimedia conventions provide a social networking and entertainment venue for enthusiasts of movies, TV shows, video games, technology, toys, social networking/gaming, comic books, and graphic novels. We intend to increase our presence in the digital space, through the creation and distribution of high-quality and compelling content.

Our objective is to cost-effectively produce state of the art comic conventions (“Comic Conventions”) and expand our digital initiatives to become a dominant voice for pop culture enthusiasts across multiple media platforms. Key elements of our strategy include:

●	producing and distributing high-quality Pop-Culture/Comic Conventions across the United States to entertain fans and to allow for promotion of consumer products and entertainment properties;

●	producing high-quality content and leveraging the content created at the Comic Conventions through digital media outlets such as websites, apps, emails, newsletters, Facebook, Twitter, Instagram, and YouTube, among others;

●	obtaining sponsorships and promotions for our Comic Conventions, including:

○	expanding our relationships with entertainment and media companies; and

○	utilizing our digital assets to create and launch a revised and vibrant e-commerce venture;

●	expanding operations to include one or more fixed-site attractions that will be appealing to enthusiasts of pop-culture; and

●	engaging in material mergers and acquisitions.

Comic Conventions

We produce live Comic Conventions across the United States that provide a social networking and entertainment venue for enthusiasts of movies, TV shows, video games, technology, virtual reality experiences, toys, social networking, gaming, comic books, and graphic novels. Our Comic Conventions provide an opportunity for companies in the entertainment, toy, gaming, virtual reality, publishing and retail business to carry out sales, marketing, product promotion, public relations, advertising, and sponsorship efforts.

In 2018, we produced 14 Comic Conventions in the following cities:

● Austin, TX	● Columbus, OH	● New Orleans, LA	● Tulsa, OK
● Boise, ID	● Des Moines, IA	● Philadelphia, PA	● Winston Salem, NC
● Chicago, IL	● Madison, WI	● Portland, OR
● Cleveland, OH	● Nashville, TN	● St Louis, MO

Our target audience includes men and women primarily in the 18 to 34 year-old demographic, together with families of all ages who are fans of various types of entertainment and media, including movies, music, toys, video games, consumer electronics, computers, and lifestyle products (e.g. clothes, footwear, digital devices, and mobile phones). Within the last year, we have added new attractions at our events, including live music, anime, and programming for children. We continuously review our existing operations and procedures relating to our Comic Conventions in order to ensure that we produce the best possible fan experience at our Comic Conventions. At the same time, we have taken significant steps to maximize revenue and contain costs.

We receive revenue from Comic Conventions primarily from three sources: (i) consumer admissions; (ii) exhibitor booth sales; and (iii) national and/or regional sponsorships. Comic Conventions vary in cost to produce depending on the size and scope of the convention.

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Digital Media

We create content for a number of digital media platforms, including our website, emails, newsletters, and Facebook, YouTube, Twitter, and Instagram accounts, to create awareness of our Comic Conventions and provide updates to our fans and consumers. We also use our website to provide the latest Wizard Entertainment news and information. While we derive little or no direct revenue from these properties, they have the indirect benefit of supporting sales relating to our Comic Conventions, as well as helping us secure additional sought after and high-profile talent. This helps us obtain additional admissions, booth sales and sponsorships for our Comic Conventions. We intend to increase our presence in the digital space, through the creation and distribution of high-quality and compelling content.

Competitive Strengths

In the live, regionally-based consumer conventions market, competitive strength is measured by the location and size of the region or city, the frequency of live events per year, the VIP list (e.g. celebrities and artists), the number of paying attendees, the physical size of the convention, the extent of the public relations outreach (through traditional media, digital media and social media), and the quantity and quality of exhibitors and dealers. We believe that we have a strong competitive position because our Comic Conventions take place in major cities across the United States throughout the year. Our numerous annual Comic Conventions enable us to market our events throughout the entire year, create a large amount of high-quality content that can be distributed through our digital media outlets, and market nationally as well as regionally. Our multiple locations also allow us to work with more celebrities, artists and writers and host them in numerous cities.

There are a number of Comic Convention providers that produce events across the country; however, on an annual basis, we produce a greater number of Comic Conventions in the United States annually than any other organization.

We believe that our Comic Conventions are well known and well respected in the Comic Convention and pop culture industry. We have a reputation among fans, exhibitors, and celebrities for producing high-quality and well-attended conventions.

Growth Strategy

We plan to pursue expansion by converting the company from a live-event business into a live event/media company, adding content development and other activities to our existing operations.

Our plans include a focused initiative to develop new attractions as an adjunct to our existing conventions. We also seek to increase revenues of our existing Comic Conventions through improving the fan experience by adding more entertainment, exhibitors, celebrities, panels, gaming tournaments, and opportunities for VIP experiences. While increasing revenues we are always working to reduce our operating costs. We aim to leverage our existing resources and exposure, both online and at Comic Conventions, to generate revenue through new, complimentary business opportunities.

We intend to increase revenue through increasing corporate sponsorships with experienced marketers by offering these advertisers a wide range of promotional vehicles, both on-site and through our digital media and online offerings. We believe that we will be able to further enhance our relationships with our existing dealers, exhibitors, celebrities, and VIPs while, at the same time, developing new relationships with national brand marketers looking to connect with our growing audiences. Additionally, we are seeking opportunities to expand our operations outside of the United States, especially in Asia and the Middle East, where we are currently undertaking initiatives.

In addition to our core live event comic convention business, we are actively entering the media space by (i) programming a television network in China, (ii) developing location-based entertainment opportunities, (iii) exploring pop-up retail and merchandising opportunities, and (iv) expanding into alternative affinity-based attractions which will co-locate with the core comic conventions. In addition to the foregoing, we seek to materially enhance our sponsorship sales capabilities, and we are focused on the acquisition of complementary business through mergers and acquisitions.

To help facilitate our growth, we have restructured our internal operations. We have also revamped our production methods allowing us to produce Comic Conventions at a cost that is materially lower than the production cost that we had been spending. Additionally, we have been successful in materially containing costs associated with corporate overhead. We believe these measures will assist us in achieving our growth strategies.

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Recent Developments

On June 8, 2019 we produced a “Ghostbusters” fan fest on the Sony Studios lot in Culver City, California, celebrating the 35th anniversary of the “Ghostbusters” motion picture franchise.

On February 27, 2018, we announced an agreement with Associated Television International (“ATI”), an Emmy-winning, worldwide full-service production and distribution company. ATI will provide content a daily, four-hour wheel of programming, to be streamed live in China via the CNLive platform.

The Offering

Securities offered	Up to _______of Common Stock.

Common Stock outstanding before the offering

70,135,036 shares of Common Stock (following the reverse split, the outstanding shares of Common Stock may be as high as 14,027,008, reflecting a 1-for-5 reverse split, or as low as 3,506,752, reflecting a 1-for-20 reverse split).

Preferred Stock outstanding before the offering

5,768,956 shares of Preferred Stock (following the reverse split, the outstanding shares of Preferred Stock may be as high as 1,153,792, reflecting a 1-for-5 reverse split, or as low as 288,448, reflecting a 1-for-20 reverse split).

Common Stock outstanding after the offering	[__________] shares of Common Stock

Share Price	[____] $ per share

Minimum investment	$500

Use of Proceeds

Proceeds from this offering will be used for working capital and general corporate purposes.

See “Use of Proceeds to Issuer” section of this offering circular.

Summary Risk Factors

Our business is subject to numerous risks described in “Risk Factors” immediately following this summary and elsewhere. These risks represent challenges to the successful implementation of our strategy and to the growth and future profitability of our business. Some of the more significant risks are:

●	We may never achieve or sustain profitability;

●	We may not be able to attract sufficient capital to finance all of our planned operations;

●	We may be unable to continue as a going concern;

●	We may fail to manage our expected growth, which could cause a disruption of our operations and failure to generate revenues at levels we expect;

●	Our collaboration agreements in the digital media space may not produce the anticipated commercial success;

●	We are subject to the terms of a letter agreement with Bristol, our principal stockholder, which may hinder our ability to raise additional capital if and when needed.

●	We may not be able to prevent others from using our intellectual property, and may be subject to claims by third parties that we infringe on their intellectual property;

●	We encounter competition in our business, and any failure to compete effectively could adversely affect our results of operations.

●	If we do not maintain and further develop and market our brand, we may not be able to attract sufficient audiences to our Comic Conventions;

●	We may fail to attract a sufficient number of sponsors and pop culture advertisers;

●	We rely on key contracts and business relationships, and if our current or future business partners or contracting counterparties fail to perform or terminate any of their contractual arrangements with us for any reason or cease operations, or should we fail to adequately identify key business relationships, our business could be disrupted and our reputation may be harmed

●	We may fail to attract high-profile celebrities and VIPs to our Comic Conventions;

●	We may not be able to secure or retain desirable dates and locations for our Comic Conventions;

●	We may fail to accurately monitor or respond to changing market trends and adapt our Comic Conventions and digital media offerings accordingly; and

●	A decline in general economic conditions and disruption of financial markets may, among other things, reduce the discretionary income of Comic Convention attendees and consumers or further erode advertising markets.

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RISK FACTORS

The SEC requires the company to identify risks that are specific to its business and its financial condition. The company is still subject to all the same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as hacking and the ability to prevent hacking). Additionally, early-stage companies are inherently riskier than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

Risks Relating to Our Company

We may never achieve or sustain profitability.

We have historically operated at a loss, which has resulted in an accumulated deficit. There can be no assurance that we will ever achieve profitability. Even if we do, there can be no assurance that we will be able to maintain or increase profitability on a quarterly or annual basis. Failure to do so would continue to have a material adverse effect on our accumulated deficit, would affect our cash flows, would affect our efforts to raise capital and is likely to result in a decline in our Common Stock price.

If we need additional capital to fund our growing operations, we may not be able to obtain sufficient capital and may be forced to limit the scope of our operations.

As we move forward to implement our growth strategies, we may experience increased capital needs. We may not, however, have sufficient capital to fund our future operations without additional capital investments. If adequate additional financing is not available on reasonable terms or at all, we may not be able to carry out our corporate strategy and we would be forced to modify our business plans (e.g., limit our expansion, limit our marketing efforts and/or decrease or eliminate capital expenditures), any of which may adversely affect our financial condition, results of operations and cash flow. Such reduction could materially adversely affect our business and our ability to compete.

Our capital needs will depend on numerous factors, including, without limitation:

●	our profitability;

●	our ability to respond to a release of competitive products and services by our competitors; and

●	the amount of our capital expenditures, including acquisitions.

Moreover, the costs involved may exceed those originally contemplated. Cost savings and other economic benefits expected may not materialize as a result of any cost overruns or changes in market circumstances. Failure to obtain intended economic benefits could adversely affect our business, financial condition and operating performances.

We need to manage growth in operations to maximize our potential growth and achieve our expected revenues. Our failure to manage growth can cause a disruption of our operations that may result in the failure to generate revenues at levels we expect.

In order to maximize potential growth in our current markets, we may have to expand our operations. Such expansion will place a significant strain on our management and our operational, accounting, and information systems. We expect that we will need to continue to improve our financial controls, operating procedures and management information systems. We will also need to effectively train, motivate, and manage our employees. Our failure to manage our growth could disrupt our operations and ultimately prevent us from generating the revenues we expect.

Insiders have substantial control over the company, and they could delay or prevent a change in our corporate control even if our other stockholders want it to occur.

As of the date of this filing, our executive officers, directors, and principal stockholders who beneficially own 5% or more of our outstanding Common Stock, own a substantial amount of our outstanding Common Stock. These stockholders are able to exercise significant control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This could delay or prevent an outside party from acquiring or merging with our company even if our other stockholders want it to occur. This may also limit your ability to influence the company in other ways.

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Our Certificate of Incorporation provides for indemnification of officers and directors at our expense and limits their liability, which may result in a major cost to us and hurt the interests of our stockholders because corporate resources may be expended for the benefit of officers and/or directors.

Our Certificate of Incorporation and applicable Delaware law provide for the indemnification of our directors and officers against attorney’s fees and other expenses incurred by them in any action to which they become a party arising from their association with or activities on our behalf. This indemnification policy could result in substantial expenditures by us that we will be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933, as amended (the “Securities Act”), and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter, if it were to occur, is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares if such a market ever develops.

We entered into collaboration arrangements in the digital media space in recent years. There can be no assurance they will produce commercial success.

In 2017, we entered into collaboration arrangements to provide advertising-supported linear programming (ADVOD) and subscription video on demand (SVOD) content in China. There can be no assurance that these initiatives will achieve commercial success or, even if they do, that they will be profitable for the company.

We are subject to the terms of a letter agreement with Bristol, our principal stockholder, which may hinder our ability to raise additional capital if and when needed.

In connection with the exchange of certain outstanding indebtedness for shares of our Preferred Stock in December 2016, we entered into an agreement with Bristol, our principal stockholder. The agreement provides, among other things, that Bristol may exchange its shares of Series A Preferred Stock as consideration in any future financing and the consent of Bristol will be required for the incurrence of certain liens on the company’s assets. Bristol has informed the company that it will not exchange its shares in this offering. Nevertheless, these terms may hinder our ability to raise additional capital on adequate terms, if at all. If we are not successful in raising sufficient additional capital as needed, we may be compelled to reduce the scope of our operations and planned capital expenditures and/or sell or license certain assets at inopportune times, which could have a material and adverse effect on our ability to pursue our business strategy and our future financial condition.

Our ability to use NOLs to reduce future tax payments may be limited if taxable income does not reach sufficient levels or there is a change in ownership of the company.

At December 31, 2018, we had net operating loss carry-forwards (“NOLs”) of approximately $13.6 million for U.S. federal tax purposes and also anticipate NOLs for state tax purposes. These NOLs expire at varying dates through 2036. To the extent available, and to the extent that we generate taxable income, we intend to use these NOLs to reduce the corporate income tax liability associated with our operations. Section 382 (“Section 382”) of the Internal Revenue Code of 1986, as amended (the “Code”), generally imposes an annual limitation on the amount of NOLs that may be used to offset taxable income when a corporation has undergone significant changes in stock ownership. In general, an ownership change, as defined by Section 382, results from a transaction or series of transactions over a three-year period resulting in an ownership change of more than 50 percentage points of the outstanding stock of a company by certain stockholders or public groups, which are generally outside of our control.

Hindsight may prove that an acquisition may not have been on favorable terms to the company.

Our goal with any future acquisition is that any acquired entity should be able to contribute neutral to positive EBITDA to the company after integration and the cost savings that are generated. To effect these acquisitions, we will likely be required to obtain lender financing or issue additional shares of stock in exchange for the shares of the target entity. If the performance of the acquired entity to does not produce positive results for the company, the terms of the acquisition, whether it is interest rate on debt, or additional dilution of stockholders, may prove detrimental to the financial results of the company.

Risks Relating to Our Business and Industry

A continued decline in general economic conditions and disruption of financial markets may, among other things, reduce the discretionary income of consumers or further erode advertising markets, which could adversely affect our business.

Our operations are affected by general economic conditions, which affect consumers’ disposable income. The demand for entertainment and leisure activities tends to be highly sensitive to the level of consumers’ disposable income. Declines in general economic conditions could reduce the level of discretionary income that our fans and potential fans have to spend on consumer products and entertainment, which could adversely affect our revenues. Volatility and disruption of financial markets could limit our advertisers’, sponsors’, and/or promoters’ ability to obtain adequate financing to maintain operations and result in a decrease in sales volume that could have a negative impact on our business, financial condition and results of operations. Continued softness in the market could adversely affect our revenues or the financial viability of our distributors.

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The advertising market is particularly volatile and we may not be able to effectively adjust to such volatility.

Advertising spending is volatile and sensitive to changes in the economy. Our advertising customers may reduce the amount they spend on our media for a number of reasons, including, without limitation:

●	a downturn in economic conditions;

●	a deterioration of the ratings of their programs; or

●	a decline in advertising spending in general.

We may be unable to maintain or increase our advertising fees and sales, which could negatively affect our ability to generate revenues in the future. A decrease in demand for advertising in general, and for our advertising services in particular, could materially and adversely affect our operating results.

We may not be able to prevent others from using our intellectual property, and may be subject to claims by third parties that we infringe on their intellectual property.

We regard the content that we plan to distribute via digital media to be important to our success. We plan to rely on non-disclosure and other contractual provisions to protect our proprietary rights. We may also try to protect our intellectual property rights by, among other things, searching the Internet to detect unauthorized use of our intellectual property.

However, policing the unauthorized use of our intellectual property is often difficult and any steps we take may not, in every case, prevent the infringement by unauthorized third parties. Further, there can be no assurance that our efforts to enforce our rights and protect our intellectual property will be successful. We may need to resort to litigation to enforce our intellectual property rights, which may result in substantial costs and diversion of resources and management attention.

Further, although management does not believe that our products and services infringe on the intellectual rights of others, there is no assurance that we will not be the target of infringement or other claims. Such claims, even if not true, could result in significant legal and other costs and may be a distraction to our management or interrupt our business.

We encounter competition in our business, and any failure to compete effectively could adversely affect our results of operations.

We anticipate that our competitors will continue to expand and seek to obtain additional market share with competitive price and performance characteristics. Aggressive expansion of our competitors or the entrance of new competitors into our markets could have a material adverse effect on our business, results of operations and financial condition.

If we do not compete successfully against new and existing competitors, we may lose our market share, and our operating results may be adversely affected.

We compete with other advertising service providers that may reach our target audience by means that are more effective than our Comic Conventions and digital media. Further, if such other providers of advertising have a long operating history, large product and service suites, more capital resources and broad international or local recognition, our operating results may be adversely affected if we cannot successfully compete.

Our future success depends upon, in large part, our continuing ability to attract and retain qualified personnel.

Expansion of our business and operations may require additional managers and employees with industry experience, in which case our success will be dependent on our ability to attract and retain experienced management personnel and other employees. There can be no assurance that we will be able to attract or retain qualified personnel. Competition may also make it more difficult and expensive to attract, hire and retain qualified managers and employees. If we fail to attract, train and retain sufficient numbers of the qualified personnel, our prospects, business, financial condition and results of operations will be materially and adversely affected.

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If we do not maintain and develop our Wizard World brand, we will not be able to attract an audience to the Comic Conventions.

We attract audiences and advertisers partly through brand name recognition. We believe that establishing, maintaining and enhancing our portfolio of Comic Conventions and the brands of our strategic partners will enhance our growth prospects. The promotion of our Wizard World Comic Convention brand and those of our strategic partners will depend largely on our success in maintaining a sizable and loyal audience, providing high-quality content and organizing effective marketing programs. If we fail to meet the standards to which our consumers are accustomed, our reputation will be harmed and we may lose market share.

Our future success depends on attracting sponsors and pop culture advertisers who will advertise at our Comic Conventions. If we fail to attract a sufficient number of sponsors and pop culture advertisers, our operating results and revenues may not meet expectations.

One of our important strategies is to create an integrated platform of tours on which sponsors and pop culture advertisers wishing to reach our young male target audience may advertise. However, advertisers may find that our targeted demographic does not consist of their desired consumers or a critical mass of consumers, decide to use a competitor’s services or decide not to use our services for other reasons. If the sponsors and pop culture advertisers decide against advertising with us, we may not realize our growth potential or meet investor expectations. Our future operating results and business prospects could be adversely affected.

We may not be able to respond to changing consumer preferences and our sales may decline.

We operate in markets that are subject to change, including changes in customer preferences. New fads, trends and shifts in pop culture could affect the type of live events customers will attend or the products consumers will purchase. Content in which we have invested significant resources may fail to meet consumer demand at the time. A decrease in the level of media exposure or popularity of the pop culture market or a loss in sales could have a material adverse effect on our business, prospects and financial condition.

We rely on key contracts and business relationships, and if our current or future business partners or contracting counterparties fail to perform or terminate any of their contractual arrangements with us for any reason or cease operations, or should we fail to adequately identify key business relationships, our business could be disrupted and our reputation may be harmed.

If any of our business partners or contracting counterparties fails to perform or terminates their agreement(s) with us for any reason, or if our business partners or contracting counterparties with which we have short-term agreements refuse to extend or renew the agreement or enter into a similar agreement, our ability to carry on operations and cross-sell sales and marketing services among different platforms may be impaired. In addition, we depend on the continued operation of our long-term business partners and contracting counterparties and on maintaining good relations with them. If one of our long-term partners or counterparties is unable (including as a result of bankruptcy or a liquidation proceeding) or unwilling to continue operating in the line of business that is the subject of our contract, we may not be able to obtain similar relationships and agreements on terms acceptable to us or at all. If a partner or counterparty fails to perform or terminates any of the agreements with us or discontinues operations, and we are unable to obtain similar relationships or agreements, such events could have an adverse effect on our operating results and financial condition. Further, if we are unable to timely produce our Comic Conventions or produce the same quality of Comic Conventions to which our target demographic has been accustomed, the consequences could be far-reaching and harmful to our reputation, existing business relationships and future growth potential.

We may also need to form new strategic partnerships or joint ventures to access appropriate assets and industry know-how. Failing to identify, execute and integrate such future partnerships or joint ventures may have an adverse effect on our business, growth, financial condition, and cash flow from operations.

Our future success depends on attracting high-profile celebrities and VIPs to our Comic Conventions. If we fail to attract such celebrities and VIPs, our attendance may suffer and our operating results and revenues may be adversely impacted.

Our ability to maintain our competitive position will be dependent on attracting high profile celebrities and VIPs to attend our Comic Conventions. We attract our audience by providing opportunities to meet some of their favorite celebrities. The failure of the company to attract such high-profile celebrities and VIPs may hurt the attendance at our Comic Conventions and as a result, our operations results and revenues may be adversely impacted.

We could face a variety of risks of expanding into a new business.

The company will expand into digital media and content creation. Risks of our entry into the new business line of digital media, include, without limitation:

●	potential diversion of management’s attention and other resources, including available cash, from our existing businesses;
●	unanticipated liabilities or contingencies;
●	the need for additional capital and other resources to expand into this new line of business; and
●	inefficient combination or integration of operational and management systems and controls.

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Entry into a new line of business may also subject us to new laws and regulations with which we are not familiar, and may lead to increased litigation and regulatory risk. Further, our business model and strategy are still evolving and are continually being reviewed and revised, and we may not be able to successfully implement our business model and strategy. We may not be able to attract a sufficiently large number of audience or customers, or recover costs incurred for developing and marketing these products or services. If we are unable to successfully implement our growth strategies, our revenue and profitability may not grow as we expect, our competitiveness may be materially and adversely affected, and our reputation and business may be harmed.

In developing and marketing the new business of digital media, we may invest significant time and resources. Initial timetables for the introduction and development of our digital media business may not be achieved and price and profitability targets may not prove feasible. Furthermore, any new line of business could have a significant impact on the effectiveness of our system of internal controls. Failure to successfully manage these risks in the development and implementation of our new digital media business could have a material adverse effect on our business, results of operations and financial condition.

We will face significant competition in the digital media business. If we fail to compete effectively, we may lose users to competitors, which could materially and adversely affect our ability to generate revenues from online advertising.

We will face significant competition for online advertising revenues with other websites that sell online advertising services. In addition, we indirectly compete for advertising budgets with traditional advertising media, such as television and radio stations, newspapers and magazines, and major out-of-home media. Some of our competitors may have longer operating histories and significantly greater financial, technical and marketing resources than we do, and in turn may have an advantage in attracting and retaining users and advertisers.

Risks Relating to Being a Public Company

We will incur significant costs to ensure compliance with United States corporate governance and accounting requirements.

We will incur significant costs associated with our public company reporting requirements and costs associated with corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the SEC. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on the Board or as executive officers. We may be wrong in our prediction or estimate of the amount of additional costs we may incur or the timing of such costs.

If we fail to maintain an effective system of internal control over financial reporting, our ability to accurately and timely report our financial results or prevent fraud may be adversely affected and investor confidence may be adversely impacted.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002, or SOX 404, the SEC adopted rules requiring public companies to include a report of management on the company’s internal controls over financial reporting in their annual reports. Under current SEC rules, our management may conclude that our internal controls over our financial reporting are not effective. Even if our management concludes that our internal controls over financial reporting are effective, our independent registered public accounting firm may issue a report that is qualified if it is not satisfied with our controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In the event that we are unable to have effective internal controls, investors and others may lose confidence in the reliability of our financial statements and our ability to obtain equity or debt financing as needed could suffer.

In addition, failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. If we or our independent registered public accounting firm identify material weaknesses, the disclosure of that fact, even if quickly remedied, could reduce the market’s confidence in our financial statements and harm our stock price. In addition, if we are unable to continue to comply with Section 404, our non-compliance could subject us to a variety of administrative sanctions, including the inability of registered broker-dealers to make a market in our Common Stock, which could reduce our stock price.

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Risks Related To Our Securities

Our Common Stock is quoted on the OTCBB and OTCQB, which may have an unfavorable impact on our stock price and liquidity.

Our Common Stock is quoted on the OTCBB and OTCQB. The quotation of our shares on the OTCBB and OTCQB may result in a less liquid market available for existing and potential stockholders to trade shares of our Common Stock, could depress the trading price of our Common Stock and could have a long-term adverse impact on our ability to raise capital in the future.

There is limited liquidity on the OTCBB and OTCQB, which enhances the volatile nature of our equity and means that our stock price is likely to remain highly volatile

When fewer shares of a security are being traded on the OTCBB and OTCQB, volatility of prices may increase and price movement may outpace the ability to deliver accurate quote information. Due to lower trading volumes in shares of our Common Stock, there may be a lower likelihood that orders for shares of our Common Stock will be executed, and current prices may differ significantly from the price that was quoted at the time of entry of the order and the price will remain highly volatile. You may not be able to resell shares of our Common Stock following periods of volatility because of the market’s adverse reaction to volatility. Other factors that could cause such volatility may include, among other things: actual or anticipated fluctuations in our operating results; the absence of securities analysts covering us and distributing research and recommendations about us; overall stock market fluctuations; economic conditions generally; announcements concerning our business or those of our competitors; our ability to raise capital when we require it, and to raise such capital on favorable terms; conditions or trends in the industry; litigation; changes in market valuations of other similar companies; announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships or joint ventures; future sales of Common Stock; actions initiated by the SEC or other regulatory bodies; and general market conditions. Any of these factors could have a significant and adverse impact on the market price of our Common Stock. Trading on these forums is also susceptible to manipulation and fraud.

The ownership by our Executive Chairman of our Common Stock will likely limit your ability to influence corporate matters.

Mr. Paul Kessler, our Executive Chairman, is the beneficial owner of a substantial amount of the issued and outstanding shares of the company’s Common Stock. As a result, our Mr. Kessler has significant influence over most matters that require approval by our stockholders, including the election of directors and approval of significant corporate transactions, even if other stockholders oppose them. This concentration of ownership might also have the effect of delaying or preventing a change of control of our company that other stockholders may view as beneficial.

In order to raise sufficient funds to expand our operations, we may have to issue additional securities at prices which may result in substantial dilution to our shareholders.

If we raise additional funds through the sale of equity or convertible debt, our current stockholders’ percentage ownership will be reduced. In addition, these transactions may dilute the value of our common shares outstanding. We may also have to issue securities that may have rights, preferences and privileges senior to our Common Stock.

Currently, there is a limited public market for our securities, and there can be no assurances that any public market will ever develop and, even if developed, it is likely to be subject to significant price fluctuations.

We have a trading symbol for our Common Stock, namely ‘WIZD’. However, our stock has been thinly traded, if at all. Consequently, there can be no assurances as to whether:

●	any market for our shares will develop;

●	the prices at which our Common Stock will trade; or

●	the extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

Until our Common Stock is fully distributed and an orderly market develops in our Common Stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our Common Stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our Common Stock, developments affecting our business, including the impact of the factors referred to elsewhere in these risk factors, investor perception of our company and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our Common Stock.

We are subject to the “penny stock rules” which will make our securities more difficult to sell.

We are subject to the SEC’s “penny stock” rules because our securities sell below $5.00 per share. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

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Furthermore, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for our securities. As long as our securities are subject to the penny stock rules, the holders of such securities will find it more difficult to sell their securities.

We are not likely to pay cash dividends in the foreseeable future.

We currently intend to retain any future earnings for use in the operation and expansion of our business. Accordingly, we do not expect to pay any cash dividends in the foreseeable future but will review this policy as circumstances dictate.

Investors in this offering may not be entitled to a jury trial with respect to claims arising under the subscription agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under these agreements.

Investors in this offering will be bound by the subscription agreement, which includes a provision under which investors waive the right to a jury trial of any claim they may have against the company arising out of or relating to the subscription agreement. By signing this agreement, the investor warrants that the investor has reviewed this waiver with his or her legal counsel, and knowingly and voluntarily waives the investor’s jury trial rights following consultation with the investor’s legal counsel.

If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by a federal court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of Delaware, which governs the subscription agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether the visibility of the jury trial waiver provision within the agreement is sufficiently prominent such that a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the subscription agreement. You should consult legal counsel regarding the jury waiver provision before entering into the subscription agreement.

If you bring a claim against the company in connection with matters arising under the subscription agreement, you may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against the company. If a lawsuit is brought against the company under the subscription agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in such an action.

Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the subscription agreement with a jury trial. No condition, stipulation or provision of the subscription agreement serves as a waiver by any holder of Common Stock or by the company of compliance with any substantive provision of the federal securities laws and the rules and regulations promulgated under those laws.

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DILUTION

[To be included by amendment]

Dilution means a reduction in value, control or earnings of the shares the investor owns.

Immediate dilution

If you purchase our Common Stock in this offering, your interest will be diluted to the extent of the difference between the offering price per share and the net tangible book value per share of our Common Stock after this offering. Our net tangible book value as of December 31, 2018, was approximately $(4,914,797), or $(0.07) per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our Common Stock outstanding as of December 31, 2018. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of Common Stock in this offering and the net tangible book value per share of our Common Stock immediately after this offering.

After giving effect to (i) the sale of [__] shares of our Common Stock in this offering at a public offering price of $[__] per share and deducting underwriting discounts and commissions and estimated offering expenses payable by us and (ii) the 1-for-[__] reverse stock split, our as adjusted net tangible book value as of December 31, 2018 would have been approximately $[__], or $[__] per share. This would represent an immediate increase in net tangible book value of $[__] per share to existing stockholders and an immediate dilution of $[__] per share to investors purchasing our Common Stock in this offering at the public offering price. The following table illustrates this dilution on a per share basis:

Public offering price per share		$
Net tangible book per share as of December 31, 2018	$(0.07)
Increase per share attributable to investors in this offering

As adjusted net tangible book value per share after this offering

Dilution per share to investors in this offering		$

The number of shares of Common Stock to be outstanding immediately after this offering as shown above is based on 70,135,036 shares of Common Stock outstanding as of December 31, 2018, adjusted by the to be effected 1-for-[__] reverse stock split. This number of shares excludes, as of December 31, 2018, the following shares which would also be adjusted to reflect the 1-for-[__] reverse stock split:

●	4,345,000 shares of Common Stock issuable upon the exercise of outstanding stock options, having a weighted average exercise price of $0.59 per share;
●	16,666,667 shares of Common Stock issuable upon the exercise of outstanding warrants, having a weighted exercise price of $0.15 per share;
●	an aggregate of up to 10,655,000 shares of Common Stock reserved for future issuance under our equity incentive plans;
●	[__] shares issuable upon conversion of the Preferred Stock issued in the Exchange; and
●	[__] shares issuable upon the exercise of StartEngine Primary’s Warrant.

New investors will experience further dilution if any of our outstanding options or warrants are exercised, new options are issued and exercised or we issue additional shares of Common Stock, other equity securities or convertible debt securities in the future.

Future dilution

Another important way of looking at dilution is the dilution that happens due to future actions by the company. The investor’s stake in a company could be diluted due to the company issuing additional shares. In other words, when the company issues more shares, the percentage of the company that you own will go down, even though the value of the company may go up. You will own a smaller piece of a larger company. This increase in number of shares outstanding could result from a stock offering (such as an initial public offering, another crowdfunding round, a venture capital round, angel investment), employees exercising stock options, or by conversion of certain instruments (e.g. convertible bonds, preferred shares or warrants) into stock.

If the company decides to issue more shares, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per share (though this typically occurs only if the company offers dividends, and most early stage companies are unlikely to offer dividends, preferring to invest any earnings into the company).

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The type of dilution that hurts early-stage investors most often occurs when the company sells more shares in a “down round,” meaning at a lower valuation than in earlier offerings. An example of how this might occur is as follows (numbers are for illustrative purposes only):

●	In June 2014 Jane invests $20,000 for shares that represent 2% of a company valued at $1 million.
●	In December, the company is doing very well and sells $5 million in shares to venture capitalists on a valuation (before the new investment) of $10 million. Jane now owns only 1.3% of the company but her stake is worth $200,000.
●	In June 2015, the company has run into serious problems and in order to stay afloat it raises $1 million at a valuation of only $2 million (the “down round”). Jane now owns only 0.89% of the company and her stake is worth only $26,660.

This type of dilution might also happen upon conversion of convertible notes into shares. Typically, the terms of convertible notes issued by early-stage companies provide that in the event of another round of financing, the holders of the convertible notes get to convert their notes into equity at a “discount” to the price paid by the new investors, i.e., they get more shares than the new investors would for the same price. Additionally, convertible notes may have a “price cap” on the conversion price, which effectively acts as a share price ceiling. Either way, the holders of the convertible notes get more shares for their money than new investors. In the event that the financing is a “down round” the holders of the convertible notes will dilute existing equity holders, and even more than the new investors do, because they get more shares for their money. Investors should pay careful attention to number of convertible notes that the company has issued (and may issue in the future, and the terms of those notes.

If you are making an investment expecting to own a certain percentage of the company or expecting each share to hold a certain amount of value, it’s important to realize how the value of those shares can decrease by actions taken by the company. Dilution can make drastic changes to the value of each share, ownership percentage, voting control, and earnings per share.

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PLAN OF DISTRIBUTION AND SELLING SECURITYHOLDERS

Plan of Distribution

Wizard Entertainment, Inc. is offering a maximum of ___shares of Common Stock on a “best efforts” basis.

The offering will terminate at the earliest of: (1) the date at which the maximum offering amount has been sold, (2) the date which is one year from this offering being qualified by the Commission, and (3) the date at which the offering is earlier terminated by Wizard Entertainment, Inc. in its sole discretion.

The cash price per share of Common Stock is $__.

The company may undertake one or more closings on an ongoing basis. After each closing, funds tendered by investors will be available to the company. After the initial closing of this offering, the company expects to hold closings on at least a monthly basis.

The company has engaged StartEngine Primary, LLC (“StartEngine Primary”) a broker-dealer registered with the SEC and a member of FINRA, to perform brokerage services in accordance with a posting agreement dated June 26, 2019 (“Posting Agreement”) on a best efforts basis. StartEngine Primary is under no obligation to purchase any securities or arrange for the sale of any specific number or dollar amount of securities. Persons who desire information about the offering may find it at https://www.startengine.com/. This offering circular will be furnished to prospective investors via download 24 hours per day, 7 days per week on the startengine.com website.

In addition, the company has engaged an affiliate of StartEngine Primary, StartEngine Crowdfunding, Inc. (“StartEngine CF”), to perform administrative and technology-related functions in connection with this offering on its platform, as well as Prime Trust LLC to carry out escrow services as escrow agent (“Escrow Agent”).

Commissions and Discounts

The following table shows the total discounts and commissions payable to StartEngine Primary in connection with this offering:

Per Share
Public Offering Price	$
Placement Agent Commissions	$
Proceeds, before expenses, to us	$

The company will also be required to issue to StartEngine Primary warrants for the purchase of our Common Stock at a price equal to 110% of the per share price in this offering. The number of shares acquirable upon exercise of the warrant will be equal to five percent of the gross proceeds raised through StartEngine Primary, divided by the per share price.

The warrants will be exercisable for up to five years after the date of the closing in this Offering. The warrants include customary adjustment provisions for stock splits, stock dividends, and recapitalizations and other similar transactions.

Other Terms

In addition to the commission described above, the company will also pay a $10,000 to StartEngine Primary as an engagement fee to begin services. This fee will be used for the purposes of undertaking a compliance review. Any portion of this amount not expended and accounted for will be returned to the company.

StartEngine Primary may, among other things, introduce the company to potential target businesses or assist the company in raising additional capital, as needs may arise in the future. If StartEngine Primary provides services to the company after this offering, the company may pay StartEngine Primary fair and reasonable fees that would be determined at that time in an arm’s length negotiation.

StartEngine Primary intends to use an online platform provided by StartEngine Crowdfunding, Inc. (“StartEngine”), an affiliate of StartEngine Primary, at the domain name www.startengine.com (the “Online Platform”) to provide technology tools to allow for the sales of securities in this offering. In addition, StartEngine will assist with the facilitation of credit and debit card payments through the Online Platform. Fees for credit and debit card payments will be passed onto investors at cost.

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Escrow Agent

The company has entered into an Escrow Services Agreement with Prime Trust LLC (the “Escrow Agent”). Investor funds will be held by the Escrow Agent pending closing or termination of the offering. All subscribers will be instructed by the company or its agents to transfer funds by wire, credit or debit card, or ACH transfer directly to the escrow account established for this offering. The company may terminate the offering at any time for any reason at its sole discretion. Investors should understand that acceptance of their funds into escrow does not necessarily result in their receiving shares; escrowed funds may be returned.

Prime Trust is not participating as an underwriter or placement agent or sales agent of this Offering and will not solicit any investment in the company, recommend the company’s securities or provide investment advice to any prospective investor, and no communication through any medium, including any website, should be construed as such, or distribute this Offering Circular or other offering materials to investors. The use of Prime Trust’s technology should not be interpreted and is not intended as an endorsement or recommendation by it of the company or this Offering. All inquiries regarding this Offering or escrow should be made directly to the company.

For its services, Escrow Agent will receive an escrow cash management fee in the amount of 0.5% of the funds held in escrow prior to any closing, not to exceed $4,000.

No Minimum Offering Amount

The shares being offered will be issued in one or more closings. No minimum number of shares must be sold before a closing can occur; however, investors may only purchase shares in minimum increments of $500. Potential investors should be aware that there can be no assurance that any other funds will be invested in this offering other than their own funds.

No Selling Shareholders

No securities are being sold for the account of security holders; all net proceeds of this offering will go to Wizard Entertainment, Inc.

Investors’ Tender of Funds

After the Offering Statement has been qualified by the Commission, the company will accept tenders of funds to purchase whole shares and fractional shares. Prospective investors who submitted non-binding indications of interest during the “test the waters” period will receive an automated message from us indicating that the offering is open for investment. We will conduct multiple closings on investments (so not all investors will receive their shares on the same date). Each time the company accepts funds transferred from the Escrow Agent is defined as a “Closing.” The funds tendered by potential investors will be held by the Escrow Agent and will be transferred to us at each Closing. The escrow agreement can be found in Exhibit 8 to the Offering Statement of which this offering circular is a part.

Process of Subscribing

You will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation by the investor to the effect that, if you are not an “accredited investor” as defined under securities law, you are investing an amount that does not exceed the greater of 10% of your annual income or 10% of your net worth (excluding your principal residence).

If you decide to subscribe for the Common Stock in this offering, you should complete the following steps:

1.	Go to [_____] and click on the “Invest Now” button;
2.	Complete the online investment form;
3.	Deliver funds directly by check, wire, debit card, credit card or electronic funds transfer via ACH to the specified account;
4.	Once funds or documentation are received an automated AML check will be performed to verify the identity and status of the investor;
5.	Once AML is verified, investor will electronically receive, review, execute and deliver to us a Subscription Agreement.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. StartEngine Primary will review all subscription agreements completed by the investor. After StartEngine Primary has completed its review of a subscription agreement for an investment in the company, the funds may be released by the Escrow Agent.

If the subscription agreement is not complete or there is other missing or incomplete information, the funds will not be released until the investor provides all required information. In the case of a debit card payment, provided the payment is approved, StartEngine will have up to three days to ensure all the documentation is complete. StartEngine will generally review all subscription agreements on the same day, but not later than the day after the submission of the subscription agreement.

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All funds tendered (by check, wire, debit card, credit card or electronic funds transfer via ACH to the specified account or deliver evidence of cancellation of debt) by investors will be deposited into an escrow account at the Escrow Agent for the benefit of the company. All funds received by wire transfer will be made available immediately while funds transferred by ACH will be restricted for a minimum of three days to clear the banking system prior to deposit into an account at the Escrow Agent.

The company maintains the right to accept or reject subscriptions in whole or in part, for any reason or for no reason, including, but not limited to, in the event that an investor fails to provide all necessary information, even after further requests from the company, in the event an investor fails to provide requested follow up information to complete background checks or fails background checks, and in the event the company receives oversubscriptions in excess of the maximum offering amount.

In the interest of allowing interested investors as much time as possible to complete the paperwork associated with a subscription, the company has not set a maximum period of time to decide whether to accept or reject a subscription. If a subscription is rejected, funds will not be accepted by wire transfer or ACH, and payments made by debit card or check will be returned to subscribers within 30 days of such rejection without deduction or interest. Upon acceptance of a subscription, the company will send a confirmation of such acceptance to the subscriber.

Upon confirmation that an investor’s funds have cleared, the company will instruct the Transfer Agent to issue shares to the investor. The Transfer Agent will notify an investor when shares are ready to be issued and the Transfer Agent has set up an account for the investor.

Investor Perks

To encourage participation in the Offering, the company is providing specific perks for investors who purchase a minimum of XX shares in this Offering. The company is of the opinion that these perks do not alter the sales price or cost basis of the securities in this offering. Instead, the perks are promotional discounts on future services of the company, or a “thank you” to investors that help the company achieve its mission. However, it is recommended that investors consult a tax professional to fully understand any tax implications of receiving any perks before investing. The perks available to investors who purchase a minimum of XX shares in this Offering are as follows:

1. Owner’s Admission Pass	Free admission to any Wizard World show in North America.*

2. All Access Pass	An “All Access” pass to for access to each event and panel at each Wizard Show.

3. Priority Seating	Priority seating in the first and second row at each Wizard Panel or presentation.

4. Owner’s Green Room	Access to the Owner’s Green Room at each Wizard Event. Special access to Wizard Celebrities will be afforded to Owners in an Owner-only Green Room

5.No-line Access	First in line Owner’s access at celebrity signings and photo Ops

6. Discounted Celebrity VIP Packages	A 50% discount on each Celebrity VIP Package selected by Owner at each show attended.

7. Complementary Photo Ops and Autographs	At each Show attended, Owner will receive 2 free photo Ops and 2 free autographs with celebrities of their choosing

8. Invitation to Reception	An invitation to a Friday night cocktail party hosted by Wizard.

9. Unique Owner’s badge and Lanyard	A unique badge and lanyard and a lapel pin identifying Ownership status

10. Backpack and Shirt	An embroidered Owner’s backpack, and an Owner’s jacket

11. Concierge Service.	Access to the “Owner’s Concierge” at each Wizard show.

*We estimate the cash value of the Owners Admission Pass to be $240, assuming attendance at three Wizard World shows per year.

Transfer Agent

The company has engaged VStock Transfer, LLC, a registered transfer agent with the SEC, who will serve as transfer agent to maintain shareholder information on a book-entry basis.

Provisions of Note in Our Subscription Agreement

Our subscription agreement includes a forum selection provisions that requires any claim against the company based on the subscription agreement not arising under the federal securities laws to be brought in a court of competent jurisdiction in the State of California. This forum selection provisions may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. The company has adopted this provision to limit the time and expense incurred by its management to challenge any such claims. As a company with a small management team, this provision allows its officers to not lose a significant amount of time travelling to any particular forum so they may continue to focus on operations of the company.

Jury Trial Waiver

The subscription agreement provides that subscribers waive the right to a jury trial of any claim they may have against us arising out of or relating to the subscription agreement. By signing the subscription agreement, the investor warrants that the investor has reviewed this waiver with the investor’s legal counsel, and knowingly and voluntarily waives his or her jury trial rights following consultation with the investor’s legal counsel. If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable given the facts and circumstances of that case in accordance with applicable case law.

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USE OF PROCEEDS TO ISSUER

Assuming a maximum raise of $10,000,000, the net proceeds of this offering would be approximately $9,180,000 after subtracting estimated commissions payable to StartEngine Primary, LLC of $700,000, as well as an estimated $120,000 in fixed offering expenses covering audit and legal fees, Edgarization fees, state notice filing fees, and fixed fees paid to StartEngine Primary, LLC. If we successfully raise the maximum amount in this offering we intend to:

●	Retire all or a portion of the debenture held by Bristol Investment Fund, Ltd. ($2,500,000 principal and approximately $773,836 in interest);
●	Invest in sales activity specifically targeting sponsorship opportunities for our Comic Conventions;
●	Invest in digital marketing activity to reach a greater number of persons who would likely attend our Comic Conventions;
●	Develop a fixed site, pop-culture installation;
●	Begin production of international shows and conventions;
●	Create a reserve for future merger and acquisition opportunities; and
●	Maintain a healthy working capital reserve to address uneven timing of payments under our contracts with celebrities and exhibitors.

Assuming a raise of $7,500,000, representing a raise of three-quarters of our maximum offering amount, the net proceeds would be approximately $6,855,000 after subtracting estimated commissions of $525,000 to StartEngine Primary, LLC and $120,000 in fixed expenses identified above. In such an event, we would still prioritize retiring the Bristol debenture, and would scale back our planned sales and marketing investment, fixed site, international shows, and target working capital reserve.

Assuming a raise of $5,000,000, representing half of our maximum offering amount, net proceeds would be approximately $4,530,000 after subtracting estimated commissions of $350,000 to StartEngine Primary, LLC in commissions, and $120,000 in fixed expenses identified above. In such an event, we would adjust our use of proceeds to retire only a portion of the Bristol debenture, and would further scale back our planned sales and marketing investment, and target working capital reserve, and not devote proceeds to the fixed site installation or international shows.

Assuming a raise of $2,500,000, representing one-quarter of our maximum offering amount, net proceeds would be approximately $42,205,000 after subtracting estimated commissions of $175,000 to StartEngine Primary, LLC in commissions, and $120,000 in fixed expenses identified above. In such an event, we would to retire only a portion of the Bristol debenture, further scale back our working capital reserve, and not devote proceeds to additional sales and marketing investments.

The below table sets out a summary our intended use of net proceeds from this offering:

Percent Allocation	Raise of $2,500,000%		Raise of $5,000,000%		Raise of $7,500,000%		Raise of $10,000,000
50.0%	Retire all or a portion of the Bristol debenture	50.0%	Retire all or a portion of the Bristol debenture	43.6%	Retire all or a portion of the Bristol debenture	32.7%	Retire all or a portion of the Bristol debenture
0%	Sponsorship sales activity	5.0%	Sponsorship sales activity	5.0%	Sponsorship sales activity	5.0%	Sponsorship sales activity
0%	Digital marketing activity	5.0%	Digital marketing activity	5.0%	Digital marketing activity	5.0%	Digital marketing activity
0%	Develop fixed site, pop-culture installation	0%	Develop fixed site, pop-culture installation	6.7%	Develop fixed site, pop-culture installation	10.0%	Develop fixed site, pop-culture installation
0%	Launch production of international shows	0%	Launch production of international shows	6.7%	Launch production of international shows	10.0%	Launch production of international shows
50.0%	Working capital reserve	40.0%	Working capital reserve	33.0%	Working capital reserve	27.3%	Working capital reserve
0%	M&A reserve	0%	M&A reserve	0%	M&A reserve	10.0%	M&A reserve

Because the offering is a “best efforts," we may close the offering without sufficient funds for all the intended purposes set out above, or even to cover the costs of this offering should we not reach the minimum.

We reserve the right to change the above use of proceeds if our management believes it is in the best interests of the company.

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THE COMPANY’S BUSINESS

Our Company

The company is a producer of “pop culture” live multimedia conventions across the United States. These live multimedia conventions provide a social networking and entertainment venue for enthusiasts of movies, TV shows, video games, technology, toys, social networking/gaming, comic books, anime, and graphic novels. The company is also moving forward with initiatives that will enhance the company’s current operations.

Company History

Wizard Entertainment, Inc. (f/k/a Wizard World, Inc. and f/k/a GoEnergy, Inc.) was incorporated in Delaware on May 2, 2001. The company was initially involved in oil and gas exploration but ceased operations and abandoned any interests it had in such properties.

On December 7, 2010, the company entered into a Share Purchase and Share Exchange Agreement (the “Exchange Agreement”) among the company, the former majority stockholder of the company, Conventions, and shareholders of Conventions, under which Conventions became a wholly owned subsidiary of the company.

On August 27, 2014, the company entered into a Joint Venture and Operating Agreement for a 47.5% interest in CON TV, LLC (“CONtv”), with Cinedigm Entertainment Corp. (“Cinedigm”), ROAR, LLC (“ROAR”) and Bristol Capital, LLC (“Bristol”). On November 16, 2015, the parties entered into an Amended and Restated Operating Agreement, effective as of July 1, 2015, which, among other things, restructured the business relationship between the company and Cinedigm with respect to the ownership and operation of CONtv. Under that agreement, the company greatly reduced and limited its obligations to the venture, while retaining a 10% membership interest in CONtv.

On December 29, 2014, the company and a member of the Board of Directors (the “Board”) of the company formed Wiz Wizard, LLC (“Wiz Wizard”) in the State of Delaware. On February 4, 2016, the member of the Board assigned his 50% membership interest to the company. Consequently, Wiz Wizard is a wholly-owned subsidiary of the company which was dissolved in March 2019.

On April 10, 2015, the company and a third-party formed ButtaFyngas, LLC in the State of Delaware. The company owns 50% of the membership interests. ButtaFyngas, LLC is not currently active.

In the Fall of 2018, the company changed its name from Wizard World, Inc. to Wizard Entertainment, Inc.

The Wizard Entertainment, Inc. executive offices are located at 662 N. Sepulveda Blvd., Suite 300, Los Angeles California 90049, and our telephone number is (310) 648-8410.

Business Overview

The company produces live pop culture conventions (“Comic Conventions”) across the United States that provide a social networking and entertainment venue for enthusiasts of movies, TV shows, video games, technology, toys, social networking, gaming, comic books, and graphic novels. Our Comic Conventions provide an opportunity for companies in the entertainment, toy, gaming, publishing and retail business to carry out sales, marketing, product promotion, public relations, advertising, and sponsorship efforts.

During 2016, the company underwent a significant senior management restructuring. The restructuring included the appointment of a new Chief Executive Officer, entering the roles with experience at a major movie studio and television networks. The company also appointed an Executive Chairman. Focused on reforming the company’s operations and key operating controls, the new management has worked extensively to position the company to successfully grow by, among other things, implementing newly constituted internal accounting, marketing, and talent departments. A further description of management’s work to create a foundation for the company to grow can be found below in Growth Strategy.

Conventions

The company has been producing Comic Conventions for two decades.

The company receives revenue from its Comic Conventions primarily from three sources: (i) consumer admissions; (ii) exhibitor booth sales; and (iii) national and/or regional sponsorships. Comic Conventions vary in cost to produce. Production costs vary based on the size and scope of the production.

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In 2018 the company produced Comic Convention in the following cities: (i) New Orleans, LA; (ii) St. Louis, MO; (iii) Cleveland, OH; (iv) Portland, OR; (v) Philadelphia, PA; (vi) Des Moines, IA; (vii) Columbus, OH ; (viii) Boise ID; (ix) Winston Salem, NC; (x) Chicago, IL; (xi) Tulsa, OK; (xii) Austin, TX; and (xiii) Madison, WI.

Our target audience includes men and women in the 18 to 34-year-old demographic, together with families of all ages who are fans of various types of entertainment and media, including movies, music, toys, video games, consumer electronics, computers, and lifestyle products (e.g. clothes, footwear, digital devices, and mobile phones). We continuously review our existing operations and procedures relating to our Comic Conventions in order to ensure that we produce the best possible fan experience at our Comic Conventions and maximize revenue while containing costs.

CONtv

The company currently holds a limited and passive interest in CONtv, a digital network devoted to fans of pop culture entertainment.

Digital Media

The company produces a number of digital media properties, including, but not limited to, our website www.wizardworld.com (the contents of which are not intended to be incorporated into this offering circular), emails, newsletters, together with posts on Facebook, YouTube, Twitter and Instagram, to create awareness of our Comic Conventions and provide updates to our fans and consumers. To a large extent we also use our website www.wizardworld.com to provide the latest Wizard World news and information. While we derive little or no direct revenue from these properties, they have the indirect benefit of supporting sales relating to our Comic Conventions (dealer and exhibitor booths, admissions, sponsorships), as well as helping us secure additional sought after and high-profile talent. This in turn helps us obtain additional admissions, booth sales and sponsorships for our Comic Conventions. The company intends to increase its presence in the digital space, through the creation and distribution of high quality and compelling content.

The company maintains an email list consisting of all our current and active users. This is a primary driver of information dissemination, along with Facebook, Instagram and Twitter. YouTube is mainly used as brand awareness, information is posted after a Comic Convention, which helps to generate excitement at future events. Because our Comic Conventions visit multiple cities, it is essential that we create excitement in multiple regions, not just focused on a single event.

Through posts on Facebook, our attending artists and celebrities are able to help promote our Comic Conventions by announcing their involvement at our events. This helps generate excitement among both their existing fan base and ours while creating a sense of community and groundswell of support for the upcoming Comic Convention. Once we establish a critical mass of people, the Comic Convention can become part of the fabric of the community where people anticipate and look forward to the event months and sometimes even a full year in advance. Retention of Comic Convention attendees is essential to our sales process. Procuring new and timely talent helps generate new customers, as well as the word of mouth of previous attendees. Much of this is achieved via email, Facebook, Twitter, and our website.

Unlike many live events (sports, concerts, etc.), where attendees are spectators (even if they are a part of a community at large), at our Comic Conventions the attendees participate in events. This atmosphere creates a greater amount of user generated content on Facebook, Twitter, Instagram and YouTube. For instance, we generally observe an increase in Facebook “Likes” on profile picture changes on Facebook the days during and after our Comic Conventions featuring celebrity “Photo Ops.” This is a non-paid form of free advertising. Social networks such as Facebook and Twitter are a perfect marriage for these types of event photos.

Strategy

Our objective is to continue to create an expanded and qualitatively enhanced digital presence to leverage the company’s digital extensions to become a dominant voice and destination for pop culture enthusiasts across multiple media platforms. Key elements of our strategy include:

●	producing high quality Comic Conventions events across the United States to entertain fans and to allow for promotion of consumer products and entertainment;

●	produce rich content and leveraging the content created at the Comic Conventions through digital media outlets such as websites, apps, emails, newsletters, Facebook, Twitter, Flickr, Tumblr, Instagram and YouTube, among others; and

●	obtaining sponsorships and promotions from media and entertainment companies for our Comic Conventions, including: (i) expanding our relationships with entertainment and media companies; and (ii) continuing efforts to control all costs including corporate overhead and convention production costs.

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Sponsorships and Advertising

The company sells sponsorship, exhibitor and advertising opportunities to businesses seeking to reach our core target audience of active entertainment consumers, with a particular focus on men and women ages 18 to 34 and families.

Sponsorships and Promotions

We provide sponsorship opportunities that allow advertisers a wide range of promotional vehicles on-site and through our public relations efforts. For example, we offer advertisers the ability to: (i) display signage at our Comic Conventions, (ii) include their desired logos on all direct mail that is sent in connection with one or more Comic Conventions, (iii) be included in press releases to the media, (iv) obtain sponsor tags on the radio spots or in the print or online ads where we advertise, and (v) obtain advertising space in our digital media. We also provide the opportunity for advertisers to sponsor events at the Comic Conventions, such as costume contests or gaming tournaments and the ability to brand “step-and-repeats” for photo opportunities, meet and greets with celebrities, VIP packages, and giveaways. Sponsors pay a fee based upon the position of their advertising media and the exposure it will receive. We are able to increase our revenue by utilizing a strategic floor layout that maximizes the amount of highly profitable booth, advertising, and sponsorship opportunities. We are focused on increasing our sponsorship revenue and we are currently actively engaged in enhancing our capabilities in that regard.

Marketing

Our Comic Conventions are marketed through a variety of media outlets, including social media, websites, public relations, television, radio, out-of-home (OOH), email, “street-teams”, and by flyers, and postcards. Our Comic Conventions usually obtain publicity through coverage of the events at our Comic Conventions by local TV stations, radio stations, newspapers, national press, fan websites, blogs, and social network channels such as Twitter, Facebook, Flickr, and Tumblr. In certain instances, we do not pay for advertising because we can provide desirable content to media outlets. For example, we typically invite local TV stations to our Comic Conventions so that they can interview the celebrities featured at our Comic Conventions. As a result, we receive TV coverage at no cost and the TV stations obtain content for their shows. In addition, we arrange for celebrities to call into local radio stations. As a result, we receive on-air promotion of our events and the radio station reaches a larger audience who want to tune in to hear our celebrities. We also receive on-air promotion by exchanging air time for admission giveaways to our Comic Conventions. With respect to the internet and online advertising, we advertise throughout our website www.wizardworld.com about upcoming Comic Conventions. We also send out emails to our fans on a regular basis.

Trademarks and Copyrights

We have a portfolio of trademarks and service marks and maintain a catalog of copyrighted works. Such marks include “Wizard World”, “Where Pop FI Comes to Life” and “WizPop”.

Regulation

Typically, we do not have to obtain permits to operate the Comic Conventions. The convention centers at which such events occur obtain any required permits and cover fire safety and occupancy matters as part of the rental agreement. Crowd control varies by location and is either provided by the convention center’s personnel or by a third-party security service recommended by the convention center. The convention centers do, however, require liability insurance, which Conventions has obtained and maintained.

Customers

We derive revenue from both Comic Convention attendees and clients that purchase sponsor opportunities and take part in our Comic Conventions as exhibitors.

Show Attendees

Our Comic Conventions are attended primarily by men and women in the 18 to 34-year-old demographic, together with families of all ages who are fans of various types of entertainment and media, including movies, music, toys, video games, consumer electronics, computers, and lifestyle products (e.g. clothes, footwear, digital devices, and mobile phones). We are seeking to develop a positive reputation for hosting quality events in order to build brand loyalty among our show attendees and ensure repeat attendance.

Corporate Sponsors and Exhibitors

We identify and target some of the leading movie studios, video game producers, comic book publishers, television broadcasters, and toy manufacturers as future exhibitors and sponsors. In addition, our digital media endeavors provide sales opportunities across the Fortune 1000 corporate sector, as these brand advertisers look to leverage our media properties to reach our target audience.

No single advertiser, promoter or sponsor comprises a significant portion of our revenues.

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Competition; Competitive Strengths

In the live, regionally-based consumer conventions market, the strength of a competitor is measured by the location and size of the region or city, the frequency of live events per year, the guest and VIP list (e.g. celebrities and artists), the number of attendees, the physical size of the convention, the extent of the public relations outreach (through traditional media, digital media and social media), and the quantity and quality of exhibitors and dealers. We believe that we have a strong competitive position because our Comic Conventions take place in major cities across the United States throughout the year. Our strategy of providing multiple conventions per year enable us to market our events throughout the entire year, create high-quality content that can be distributed through our digital media outlets, and market in not only the regional consumer areas, but nationally as well. The multiple locations also allow us to work with more celebrities, artists and writers and host them in multiple cities.

There are a number of Comic Convention providers that produce events across the country. We are unique in that we produce more Comic Conventions in the United States annually than any other organization. We reach audiences coast-to-coast, north-to-south markets in the United States. We believe that creates an advantage over other event producers because our Comic Conventions are not limited to one city, but rather span well-known cities across the United States.

We also believe that we have an advantage over competitors because our Comic Conventions are well known and well respected in the Comic Convention and pop culture industry. We have a reputation among fans, exhibitors, and celebrities for producing high-quality and well attended Comic Conventions that provide consumers with a good value proposition for an entertainment experience.

Sales Channels and Pricing Policies

We have outsourced our admission sales to a national ticketing service. Admission prices typically range from approximately $50 for a single day pass to approximately $80 for a general weekend pass. Entry for children ten years old and under is free at Wizard Comic Conventions.

Sales and Marketing Strategy

We promote our Comic Conventions through a wide variety of media outlets, such as local radio and TV stations, newspapers, fan websites, and blogs. We also use online social networks such as Facebook, Twitter, Instagram and YouTube, to reach our fans and provide updates. Further, we promote our Comic Conventions on our website and through our email database. We currently sell to prospective corporate sponsors and advertisers through our direct sales force.

Growth Strategy

We believe that aggressive steps taken by the company’s new management throughout 2017 up to and including the present, including but not limited to cost containment and the reduction of corporate staff and overhead, have now provided a stable and reliable base of operations from which the company can grow. The company plans to pursue expansion by carefully evaluating various strategies that are now under consideration and utilizing knowledge gained throughout the company’s history.

We plan to organically develop new Comic Conventions. We also seek to increase revenues of our existing Comic Conventions through improving the fan experience by highly curating the entertainment, exhibitors, celebrities, panels, gaming tournaments, genres of fandom and opportunities for VIP experiences. Internalizing various services provided at our Comic Conventions we believe we can also lead to increased revenues. For example, all photo-operations at our Conventions are now owned and controlled by the company. To help us provide a better customer experience, and in order to address the logistics of hosting additional and more profitable Comic Conventions, the company has entered into a relationship with a sophisticated ticket sales company. We have focused on the cost of production of each Convention and we have taken material strides to improve operating efficiencies.

The company is also looking to leverage its existing resources and exposure, both online and at Comic Conventions, to generate revenue through new business opportunities. For example, the company has formed “WizAuth” to authenticate collectibles, and intends to move into the area of e-commerce and collectibles.

Additionally, we are attempting to increase revenue through increasing corporate sponsorships with national Fortune 1000 marketers by offering these advertisers a wide range of promotional vehicles, both on-site and through our digital media and online offerings. We believe that we will be able to further enhance our relationships with our existing dealers, exhibitors, celebrities, and VIPs while, at the same time, developing new relationships with national brand marketers looking to connect with our growing audiences. Currently the company has embarked on a major initiative to identify potential local, regional and national sponsors and to conclude sponsorship arrangements with them.

To help facilitate our growth, we have undertaken more sophisticated and more cost-effective marketing techniques. We have also upgraded our internal accounting department which has adopted the use of sophisticated accounting software and PO systems in order to better handle the accounting matters associated with a larger company.

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The Wizard World Comic Convention digital marketing platform extends across online and social media outlets with a growth strategy that is fueled by continually producing content for and harnessing content from the growing Comic Convention consumers. For example, the platform includes:

●	the website www.wizardworld.com;
●	our Facebook page, www.facebook.com/wizardworld;
●	Twitter at www.twitter.com/wizardworld;
●	video social websites such as www.youtube.com/wizardworld; and
●	Instagram at www.instagram.com/wizardworld.

Through the distribution of our content via digital media, we offer advertisers the ability to display their sponsorship messages in immersive and integrated ways, including, but not limited to, our large e-mail database of fans. Through sales varying from digital display advertising space on our digital media properties, to title sponsorship positioning on key aspects for the live events, we plan to generate new forms of sponsorship revenues and thus strengthen our financial condition. It is our further intention to expand the company’s digital offerings by curating and producing high quality content for digital distribution which will broaden the company’s position and reputation as an authentic voice of pop culture. The digital initiatives will enhance the company’s live event activities and will become a major force in their own right.

To further our growth potential, we have adopted a merger and acquisitions strategy, targeting companies that would complement our current business.

Employees

We currently have 9 full-time equivalent employees. Additionally, we engage 3 part-time freelance consultants.

Legal Proceedings

The company has filed suit against a vendor alleging a number of claims on behalf of the company with regard to decorator services provided to the company. That dispute has settled on terms that the company believes are advantageous to its interests.

With the exception of the foregoing dispute, the company is not involved in any disputes and does not have any litigation matters pending which the company believes could have a materially adverse effect on the company’s financial condition or results of operations. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our company or any of our subsidiaries, threatened against or affecting our company, our common stock, any of our subsidiaries or of our company’s or our company’s subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

However, from time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

Where You Can Find More Information

Our website address is www.wizardworld.com. We do not intend our website address to be an active link or to otherwise incorporate by reference the contents of the website into this Report. The public may read and copy any materials the company files with the U.S. Securities and Exchange Commission at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0030. The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission.

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PROPERTY

On June 16, 2016, the company entered into a Standard Multi-Tenant Sublease (“Sublease”) to occupy office space at 662 N. Sepulveda Blvd., Los Angeles, California 90049 with Bristol Capital Advisors, LLC, an entity controlled by the company’s Executive Chairman. The term of the Sublease is 5 years and 3 months, beginning on July 1, 2016 with monthly payments of $8,118. Upon execution of the sublease, the company paid a security deposit of $9,137 and $199,238 for prepaid rent. The prepaid rent allowed the company to obtain preferential lease terms and induced the landlord to make certain improvements to the property. Bristol Capital Advisors, LLC is not the owner of the subject premises (it is a tenant in the building) and Bristol Capital Advisors, LLC passes its actual and direct cost of the company’s occupancy through to the company without any fee, profit or markup. Bristol Capital Advisors, LLC in no manner profited from the pre-payment of rent. The company bases its operations out of this location.

The company does not own any real estate.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our plan of operation and results of operations should be read in conjunction with the financial statements and related notes to the financial statements included elsewhere in this offering circular. This discussion contains forward-looking statements that relate to future events or our future financial performance. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These risks and other factors include, among others, those listed under “forward-looking statements” and “risk factors” and those included elsewhere in this report.

Overview

We intend for this discussion to provide information that will assist in understanding our financial statements, the changes in certain key items in those financial statements, and the primary factors that accounted for those changes, as well as how certain accounting principles affect our financial statements. This discussion should be read in conjunction with our financial statements and accompanying notes for the years ended December 31, 2018 and 2017, included elsewhere in this offering circular, as well as our unaudited condensed consolidated financial statements and notes for the three and six month periods ended June 30, 2019.

Our objective is to create expanded and qualitatively enhanced offerings and initiatives to become a dominant voice for pop culture enthusiasts across multiple media platforms. Key elements of our strategy include:

●	producing and distributing high-quality Comic Conventions across the United States and internationally to entertain fans and to allow for promotion of consumer products and entertainment;

●	producing high-quality content and leveraging the content created at the Comic Conventions through digital media outlets such as websites, apps, emails, newsletters, Facebook, Twitter, Instagram, and YouTube, among others;

●	obtaining sponsorships and promotions from media and entertainment companies for our Comic Conventions, including:

○	expanding our relationships with entertainment and media companies; and

○	utilizing our digital assets to create and launch a revised and vibrant e-commerce venture.

●	expanding operations to include fixed-site attractions that will be appealing to enthusiasts of pop-culture; and

●	Engaging in material mergers and acquisitions with entities that will complement our business.

We produce Comic Conventions across the United States that provide a social networking and entertainment venue for enthusiasts of movies, TV shows, video games, technology, virtual reality experiences, toys, social networking, gaming, comic books, and graphic novels. Our Comic Conventions provide an opportunity for companies in the entertainment, toy, gaming, publishing and retail business to carry out sales, marketing, product promotion, public relations, advertising, and sponsorship efforts.

During the year ended December 31, 2018, and six months ended June 30, 2019, the company was able to utilize the internal controls and operating procedures and techniques employed by the company’s new management during 2017 in order to grow the business, by increasing revenues and controlling costs. With the recently reformed internal controls in place, management continued to carefully analyze new markets for the company’s Comic Conventions. The company continues to implement the policies put in place by management in the last part of 2017 and used by management throughout 2018.

Plan of Operation

At present, the company is engaged primarily in the live event business and derives income mainly from: (i) the production of Comic Conventions, which involves the sales of admissions and exhibitor booth space, and (ii) sale of sponsorships and advertising. The company, while taking steps to enhance its live events operations, is steadily moving into the space of being a hyphenate live-event/media company.

We plan on continuing to enhance value proposition of our Comic Conventions by featuring new exhibitors and high-profile and eclectic celebrities, and generally enhancing the entertainment value provided by the Conventions. Further, we continue to identify new geographic markets for our Comic Convention. During the second half of 2017, we embarked on an aggressive review of the costs expended at each of our Conventions. As the result of this review, we identified many operating efficiencies which enabled us to operate our Conventions at a production cost (aside from talent) that is materially lower than previous operations. The savings on logistics and production have enabled us to consistently produce shows that are favorably contributing to the net operating margin. In this regard, the operating results for the year ended December 31, 2018 disclosed that the Total Operating Expenses incurred were $3,564,552 versus $5,346,924 in the year ended December 31, 2017. Despite the dramatic decrease in operating expenses, gross revenue held fairly steady at $13,901,603 for the year ended December 31, 2018, when compared to $14,983,033 for the same period one year ago.

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In December 2017, the company embarked on an intelligent cost containment strategy. The implementation of that strategy, which has been in place since January 2018, has significantly reduced corporate overhead. The efficiencies in Convention production in addition to the savings achieved in corporate overhead had a materially positive impact on the financial results for the year ended December 31, 2018 and should have a likewise positive impact going forward. The reduction in convention costs together with our cost containment strategy concerning corporate overhead in addition to other strategies employed by management, allowed the company to sustain a loss from operations of $941,015 in the year ended December 31, 2018 compared to a loss from operations of $5,337,608 in the year ended December 31, 2017.

Concurrently with the company’s efforts in the Comic Convention business, the company is selectively producing and branding compelling content and reaching consumers via social media outlets such as Facebook, Twitter and Instagram, as well as the company’s website, www.wizardworld.com. The company hopes to utilize its digital offerings to bolster its Comic Convention business.

We currently expect to produce 14 live events during 2019, although that number of conventions may change as we evaluate locations and venues. Among the shows being produced in 2019 are shows in the San Francisco Bay Area as well as the return the production of shows in Pittsburgh and Sacramento. During the six-month period ended June 30, 2019, we produced 5 Comic Conventions in addition to the specialized “Ghostbusters Fanfest”.

Additionally, the company has entered into an agreement to program two channels in China on the CN Live platform. The company has entered into a programming agreement with Associated Television International and is proceeding with its plans to perform a soft test launch the Chinese ADVOD network.

Additional international focuses for the company include exploring the launch of a touring event in Asia together with a major Chinese promoter, and working with a third party to provide programming on behalf of a comic convention in the Middle East.

Results of Operations

Summary of Statements of Operations for the Years Ended December 31, 2018 and 2017:

	Year Ended
	December 31, 2018	December 31, 2017
Convention revenue	$13,901,603	$14,983,033
ConBox revenue	$-	$84,580
Gross margin	$2,623,537	$9,316
Operating expenses	$(3,564,552)	$(5,346,924)
Loss from operations	$(941,015)	$(5,337,608)
Other expenses	$(1,677,404)	$(395,887)
Net loss attributable to common shareholder	$(2,615,419)	$(5,732,814)
Loss per common share – basic	$(0.04)	$(0.08)
Loss per common share – diluted	$(0.04)	$(0.08)

Convention Revenue

Convention revenue was $13,901,603 for the year ended December 31, 2018, as compared to $14,983,033 for the comparable period ended December 31, 2017, a decrease of $1,081,430. The company ran thirteen events during the year ended December 31, 2018, compared to the fourteen events during the comparable year ended December 31, 2017. Average revenue generated per event in 2018 was $1,069,354 compared to the $1,070,217 average revenue per event during the same period in 2017.

Gross Profit

Gross profit percentage for the convention segment increased from 0.1% during the year ended December 31, 2017, to a positive gross profit of 18.9% during the year ended December 31, 2018. The gross profit percentage increase was attributable to enhanced marketing and show production techniques which allowed the company to generate more revenue at the Conventions while decreasing the costs of producing the Conventions.

Operating Expenses

Operating expenses for the year ended December 31, 2018, were $3,564,552, as compared to $5,346,924 for the year ended December 31, 2017. The change is attributable to a decrease in staffing and a correlating decrease in employee compensation, consulting expenses and general and administrative expenses. The $1,026,439 decrease in compensation is primarily attributable to a decline in both headcount and officer compensation. Consulting fees decreased by $268,883 due to a decrease in the utilization of outside consultants for production and sales. General and administrative expenses decreased by $487,050 from the prior year comparative period primarily due to a decrease in marketing, office rent and general office expenses.

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Loss from Operations

Loss from operations for the year ended December 31, 2018, was $941,015 as compared to a loss from operations of $5,337,608 for the year ended December 31, 2017. The positive variance was primarily attributable to the introduction of strategies by Management which increased gross revenue while containing Convention production costs which were excessive in addition to our cost containment strategy concerning corporate overhead.

Other Expenses

Other expenses for the year ended December 31, 2018 was $1,674,404, as compared to $395,887 for the year ended December 31, 2017. In each case, the expense was interest expense related to the convertible note and corresponding debt discount.

Net Loss Attributable to Common Stockholder

Net loss attributable to Common Stockholders for the year ended December 31, 2018, was $2,615,419 or loss per basic share of $0.04, compared to a net loss of $5,732,814 or loss per basic share of $0.08, for the year ended December 31, 2017.

Inflation did not have a material impact on the company’s operations for the applicable period. Other than the foregoing, management knows of no trends, demands, or uncertainties that are reasonably likely to have a material impact on the company’s results of operations.

Summary of Statements of Operations for the Six Months Ended June 30, 2019 and 2018

	Six Months Ended
	June 30, 2019	June 30, 2018
Convention revenue	$6,092,615	$9,103,033
Gross margin	$969,977	$1,727,197
Operating expenses	$1,397,664	$1,688,192
(Loss) income from operations	$(427,687)	$39,005
Other income (expenses)	$(154,702)	$(429,894)
Loss attributable to common shareholder	$(582,389)	$(390,889)
Loss per common share – basic	$(0.01)	$(0.01)
Loss per common share – diluted	$(0.01)	$(0.01)

Convention Revenue

Convention revenue was $6,092,615 for the six months ended June 30, 2019, as compared to $9,103,033 for the comparable period ended June 30, 2018, a decrease of $3,010,418. The company produced 5 Comic Contentions in addition to the “Ghostbusters Fanfest” during the six months ended June 30, 2019, as compared to 7 events during the comparable six months ended June 30, 2018. Average revenue generated per event in the six-month period of 2019 was $1,015,435 as compared to $1,300,433 during the comparable six-month period of 2018. The average convention revenue during the six-month period of 2019 was smaller than the average revenue during the six-month period of 2018. The company has recognized that top line Convention revenue and the corresponding Operating Costs necessary to generate such revenue may not correlate to the net income realized from operations, and is taking steps to increase its operating margins. Additionally, it is noted that the “Ghostbusters” Fanfest was a single-focus event that was smaller than the usual Comic Conventions that are produced by the company.

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Gross Profit

Gross profit percentage for the convention segment decreased from a gross profit percentage of 19% during the six months ended June 30, 2018, to a gross profit percentage of 16% during the six months ended June 30, 2019. The gross profit percentage decrease was attributable to talent-related costs at the Conventions.

Operating Expenses

Operating expenses for the six months ended June 30, 2019, were $1,397,664, as compared to $1,688,192 for the six months ended June 30, 2018. The change is attributable to efforts by management to operate each Convention more efficiently. General and administrative expenses decreased by $148,698 from the prior year comparative period primarily due to effort by management to control corporate overhead.

Loss from Operations

Loss from operations for the six months ended June 30, 2019, was $427,687 as compared to income from operations of $39,005 for the six months ended June 30, 2018. The variance was primarily attributable to talent-related costs at the Conventions during the period. Management is taking steps to better control such costs.

Other Expenses

Other expenses for the six months ended June 30, 2019, was $154,702, as compared to $429,894 for the six months ended June 30, 2018. In each case, the expense was interest expense related to the convertible note and corresponding debt discount.

Net Income (Loss) Attributable to Common Stockholder

Net loss attributable to common stockholders for the six months ended June 30, 2019, was $582,389 or loss per basic share of $0.01, compared to net loss of $390,889 or loss per basic share of $0.01 for the six months ended June 30, 2018.

Inflation did not have a material impact on the company’s operations for the applicable period. Other than the foregoing, management knows of no trends, demands, or uncertainties that are reasonably likely to have a material impact on the company’s results of operations.

Liquidity and Capital Resources

The following table summarizes total current assets, liabilities and working capital at December 31, 2018 compared to December 31, 2017:

	December 31, 2018	December 31, 2017	Increase/(Decrease)
Current Assets	$2,116,960	$2,765,278	$(648,318)
Current Liabilities	$7,140,953	$6,306,310	$834,643
Working Capital (Deficit)	$(5,023,993)	$(3,541,032)	$1,482,961

At December 31, 2018, we had a working capital deficit of $5,023,993 as compared to working capital deficit of $3,541,032, at December 31, 2017, an increase of $1,482,961. The change in working capital is primarily attributable to a decrease in cash and cash equivalents and accounts receivable. These changes in current assets were offset by an overall increase in current liabilities.

The following table summarizes total current assets, liabilities and working capital at June 30, 2019, compared to December 31, 2018:

	June 30, 2019	December 31, 2018	Increase/(Decrease)
Current Assets	$1,156,599	$2,116,960	$(960,361)
Current Liabilities	$6,643,037	$7,140,953	$(497,916)
Working Capital (Deficit)	$(5,486,438)	$(5,023,993)	$(462,445)

At June 30, 2019, we had a working capital deficit of $5,486,438 as compared to working capital deficit of $5,023,993, at December 31, 2018, a change of $462,445. The change in working capital is primarily attributable to a decrease in cash and cash equivalents and prepaid convention expenses and an overall decrease in current liabilities.

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Net Cash

Net cash used in operating activities for the year ended December 31, 2018 and 2017 was $743,458 and $2,533,595, respectively. The net loss for the year ended December 31, 2018 and 2017, was $2,615,419 and $5,733,495, respectively. Net cash used in operating activities for the six months ended June 30, 2019 and 2018 was $514,809 and $303,887, respectively. The net loss for the six months ended June 30, 2019 and 2018, was $582,389 and $390,889, respectively.

Going Concern Analysis

The company had a loss from operations of $427,687 and income from operations of $39,005 for the six months ended June 30, 2019 and 2018, respectively. As of June 30, 2019, we had cash and working capital deficit of approximately $492,000 and approximately $5.5 million, respectively. We have evaluated the significance of these conditions in relation to our ability to meet our obligations, which had previously raised doubts about the company’s ability to continue as a going concern through second quarter 2020. However, the company believes that the effects of its cost savings efforts with regard to corporate overhead and show production expenses commenced in 2017 and continued throughout 2018, will continue to be evident throughout 2019.

In addition to its cost containment strategies, the company is actively engaged in activities associated with the production of a Comic Convention in the Middle East, and is proceeding with plans to program an ADVOD linear channel in China.

Additionally, if necessary, management believes that both related parties (management and members of the Board of Directors of the company) and potential external sources of debt and/or equity financing may be obtained based on management’s history of being able to raise capital from both internal and external sources coupled with current favorable market conditions. Therefore, the accompanying condensed consolidated financial statements have been prepared assuming that the company will continue as a going concern.

The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the matters discussed herein. While the company believes in the viability of management’s strategy to generate sufficient revenue, control costs and the ability to raise additional funds if necessary, there can be no assurances to that effect. The company’s ability to continue as a going concern is dependent upon the ability to further implement the business plan, generate sufficient revenues and to control operating expenses.

Off-Balance Sheet Arrangements

As of June 30, 2019, the company had no off-balance sheet arrangements.

Critical Accounting Policies

We believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating this “Management’s Discussion and Analysis of Financial Condition and Results of Operation.”

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date(s) of the financial statements and the reported amounts of revenues and expenses during the reporting period(s). Actual results could differ from those estimates.

Property and Equipment

Property and equipment is stated at historical cost less accumulated depreciation and amortization. Depreciation and amortization is computed on a straight-line basis over the estimated useful lives of the assets, varying from 3 to 5 years or, when applicable, the life of the lease, whichever is shorter.

The impairment charges, if any, are included in operating expenses in the accompanying statements of operations.

Income Taxes

The company accounts for income taxes under Section 740-10-30 of the FASB ASC. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

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The company adopted section 740-10-25 of the FASB ASC (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying consolidated balance sheets, as well as tax credit carry-backs and carryforwards. The company periodically reviews the recoverability of deferred tax assets recorded on its consolidated balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Revenue Recognition

The company follows the FASB ASC 606 for revenue recognition. The company will recognize revenue when it is realized or realizable and earned. The company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Unearned convention revenue is deposits received for conventions that have not yet taken place, which are fully or partially refundable depending upon the terms and conditions of the agreements.

Unearned ConBox revenue is non-refundable up-front payments for products. These payments are initially deferred and subsequently recognized over the subscription period, typically three months, and upon shipment of the product. The company ceased ConBox operations in 2017.

The company recognizes cost of revenues in the period in which the revenues was earned. In the event the company incurs cost of revenues for conventions that are yet to occur, the company records such amounts as prepaid expenses and such prepaid expenses are expensed during the period the convention takes place.

Equity–based compensation

The company recognizes compensation expense for all equity–based payments in accordance with ASC 718 “Compensation – Stock Compensation”. Under fair value recognition provisions, the company recognizes equity–based compensation net of an estimated forfeiture rate and recognizes compensation cost only for those shares expected to vest over the requisite service period of the award.

Restricted stock awards are granted at the discretion of the company. These awards are restricted as to the transfer of ownership and generally vest over the requisite service periods, typically over a four-year period (vesting on a straight–line basis). The fair value of a stock award is equal to the fair market value of a share of company stock on the grant date.

The fair value of option award is estimated on the date of grant using the Black–Scholes option valuation model. The Black–Scholes option valuation model requires the development of assumptions that are input into the model. These assumptions are the expected stock volatility, the risk–free interest rate, the expected life of the option, the dividend yield on the underlying stock and the expected forfeiture rate. Expected volatility is calculated based on the historical volatility of the company’s Common stock over the expected option life and other appropriate factors. Risk–free interest rates are calculated based on continuously compounded risk–free rates for the appropriate term. The dividend yield is assumed to be zero as the company has never paid or declared any cash dividends on our Common stock and does not intend to pay dividends on our Common stock in the foreseeable future. The expected forfeiture rate is estimated based on historical experience.

Determining the appropriate fair value model and calculating the fair value of equity–based payment awards requires the input of the subjective assumptions described above. The assumptions used in calculating the fair value of equity–based payment awards represent management’s best estimates, which involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and the company uses different assumptions, our equity–based compensation could be materially different in the future. In addition, the company is required to estimate the expected forfeiture rate and recognize expense only for those shares expected to vest. If our actual forfeiture rate is materially different from our estimate, the equity–based compensation could be significantly different from what the company has recorded in the current period.

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Fair Value of Financial Instruments

We follow Paragraph 825-10-50-10 of the FASB ASC for disclosures about fair value of our financial instruments and paragraph 820-10-35-37 of the FASB ASC (“Paragraph 820-10-35-37”) to measure the fair value of our financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in GAAP and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

●	Level 1 – Quoted market prices available in active markets for identical assets or liabilities as of the reporting date;

●	Level 2 – Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date; and

●	Level 3 – Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amount of the company’s assets and liabilities, such as cash, accounts receivable, inventory, prepaid expenses, accounts payable and accrued liabilities, and unearned revenue approximate their fair value because of the short maturity of those instruments.

Recently Issued Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842).” Under ASU 2016-02, lessees will be required to recognize, for all leases of 12 months or more, a liability to make lease payments and a right-of-use asset representing the right to use the underlying asset for the lease term. Additionally, the guidance requires improved disclosures to help users of financial statements better understand the nature of an entity’s leasing activities. This ASU is effective for public reporting companies for interim and annual periods beginning after December 15, 2018, with early adoption permitted, and must be adopted using a modified retrospective approach. The company is in the process of evaluating the effect of the new guidance on its consolidated financial statements and disclosures.

In April 2016, the FASB issued ASU No. 2016-10, “Revenue from Contracts with Customers: Identifying Performance Obligations and Licensing (Topic 606)”. In March 2016, the FASB issued ASU No. 2016-08, “Revenue from Contracts with Customers: Principal versus Agent Considerations (Reporting Revenue Gross verses Net) (Topic 606)”. These amendments provide additional clarification and implementation guidance on the previously issued ASU 2014-09, “Revenue from Contracts with Customers”. The amendments in ASU 2016-10 provide clarifying guidance on materiality of performance obligations; evaluating distinct performance obligations; treatment of shipping and handling costs; and determining whether an entity’s promise to grant a license provides a customer with either a right to use an entity’s intellectual property or a right to access an entity’s intellectual property. The amendments in ASU 2016-08 clarify how an entity should identify the specified good or service for the principal versus agent evaluation and how it should apply the control principle to certain types of arrangements. The adoption of ASU 2016-10 and ASU 2016-08 is to coincide with an entity’s adoption of ASU 2014-09, which the company intends to adopt for interim and annual reporting periods beginning after December 15, 2017. The company is in the process of evaluating the standard and does not expect the adoption will have a material effect on its consolidated financial statements and disclosures.

In April 2016, the FASB issued ASU No. 2016-09, “Compensation – Stock Compensation (Topic 718)”. The FASB issued this update to improve the accounting for employee share-based payments and affect all organizations that issue share-based payment awards to their employees. Several aspects of the accounting for share-based payment award transactions are simplified, including: (a) income tax consequences; (b) classification of awards as either equity or liabilities; and (c) classification on the statement of cash flows. The updated guidance is effective for annual periods beginning after December 15, 2016, including interim periods within those fiscal years. Early adoption of the update is permitted. The company adopted the standard during the year ended December 31, 2017 and the adoption did not have a material effect on its consolidated financial statements and disclosures.

In May 2016, the FASB issued ASU No. 2016-12, “Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients”, which narrowly amended the revenue recognition guidance regarding collectability, noncash consideration, presentation of sales tax and transition and is effective during the same period as ASU 2014-09. The company is currently evaluating the standard and does not expect the adoption will have a material effect on its consolidated financial statements and disclosures.

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In August 2016, the FASB issued ASU 2016-15, “Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments” (“ASU 2016-15”). ASU 2016-15 will make eight targeted changes to how cash receipts and cash payments are presented and classified in the statement of cash flows. ASU 2016-15 is effective for fiscal years beginning after December 15, 2017. The new standard will require adoption on a retrospective basis unless it is impracticable to apply, in which case it would be required to apply the amendments prospectively as of the earliest date practicable. The company is currently in the process of evaluating the impact of ASU 2016-15 on its consolidated financial statements.

In October 2016, the FASB issued ASU 2016-16, “Income Taxes (Topic 740): Intra-Entity Transfers of Assets Other than Inventory”, which eliminates the exception that prohibits the recognition of current and deferred income tax effects for intra-entity transfers of assets other than inventory until the asset has been sold to an outside party. The updated guidance is effective for annual periods beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption of the update is permitted. The company is currently evaluating the impact of the new standard.

In November 2016, the FASB issued ASU 2016-18, “Statement of Cash Flows (Topic 230)”, requiring that the statement of cash flows explain the change in the total cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. This guidance is effective for fiscal years, and interim reporting periods therein, beginning after December 15, 2017 with early adoption permitted. The provisions of this guidance are to be applied using a retrospective approach which requires application of the guidance for all periods presented. The company is currently evaluating the impact of the new standard.

In May 2017, the FASB issued ASU 2017-09, “Compensation—Stock Compensation (Topic 718): Scope of Modification Accounting,” which provides guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in Topic 718. This standard is required to be adopted in the first quarter of 2018. The company adopted the standard during the year ended December 31, 2017 and the adoption did not have a material effect on its consolidated financial statements and disclosures.

In July 2017, the FASB issued ASU 2017-11, “Earnings Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480) and Derivatives and Hedging (Topic 815): I. Accounting for Certain Financial Instruments with Down Round Features; II. Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception”. Part I of this update addresses the complexity of accounting for certain financial instruments with down round features. Down round features are features of certain equity-linked instruments (or embedded features) that result in the strike price being reduced on the basis of the pricing of future equity offerings. Current accounting guidance creates cost and complexity for entities that issue financial instruments (such as warrants and convertible instruments) with down round features that require fair value measurement of the entire instrument or conversion option. Part II of this update addresses the difficulty of navigating Topic 480, Distinguishing Liabilities from Equity, because of the existence of extensive pending content in the FASB Accounting Standards Codification. This pending content is the result of the indefinite deferral of accounting requirements about mandatorily redeemable financial instruments of certain nonpublic entities and certain mandatorily redeemable noncontrolling interests. The amendments in Part II of this update do not have an accounting effect. This ASU is effective for fiscal years, and interim periods within those years, beginning after December 15, 2018. The company early adopted the ASU 2017-11 in the three months ending December 31, 2017. See below.

Adoption of ASU 2017-11

As noted above, in connection with the securities purchase agreement and debt transactions during the year ended December 31, 2016, the company issued warrants, to purchase Common Stock with an exercise price of $0.15 and a five-year term. Upon issuance of the warrants, the company evaluated the note agreement to determine if the agreement contained any embedded components that would qualify the agreement as a derivative. The company identified certain put features embedded in the warrants that potentially could result in a net cash settlement in the event of a fundamental transaction, requiring the company to classify the warrants as a derivative liability. The company changed its method of accounting for the debt and warrants through the early adoption of ASU 2017-11 during the year ended December 31, 2017 on a retrospective basis.

In June 2018, the FASB issued Accounting Standards Update 2018-07, “Compensation – Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-07”)”. ASU 2018-07 expands the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. ASU 2018-07 also clarifies that Topic 718 does not apply to share-based payments used to effectively provide (1) financing to the issuer or (2) awards granted in conjunction with selling goods or services to customers as part of a contract accounted for under Revenue from Contracts with Customers (Topic 606). ASU 2018-07 is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early adoption is permitted. The company will adopt the provisions of ASU 2018-07 in the quarter beginning January 1, 2019. The adoption of ASU 2018-07 is not expected to have a material impact on the company’s financial statement presentation or disclosures.

In August 2018, the FASB issued Accounting Standards Update (ASU) 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework - Changes to the Disclosure Requirements for Fair Value Measurement”, which changes the fair value measurement disclosure requirements of ASC 820. This update is effective for fiscal years beginning after December 15, 2019, and for interim periods within those fiscal years. The company does not expect the adoption of ASU 2018-13 to have a material impact on its consolidated financial statements.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying consolidated financial statements.

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DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Directors and Executive Officers

The following table indicates the name, age, term of office and position held by each of our executive officers and directors. The term of office for each officer position is for one year or until his or her successor is duly elected and qualified by the board of directors. The term of office for a director is for one year or until his or her successor is duly elected and qualified by the stockholders.

Name	Age	Title	Date Appointed to Current Position
John D. Maatta	67	CEO, President, and Director	May 3, 2016
Paul L. Kessler	58	Executive Chairman and Director	December 29, 2016
Greg Suess	46	Director	May 9, 2011
Michael Breen	56	Director	March 29, 2017
Jordan Schur	54	Director	March 29, 2017

John D. Maatta, age 67, Chief Executive Officer, President and Director

John D. Maatta has been a member of the Board since May 25, 2011, serving as Chairman of the Board from February 5, 2016 through April 22, 2016 and Mr. Maatta has served as the company’s Chief Executive Officer and President since May 3, 2016. Formerly, Mr. Maatta was engaged in the practice of law. Mr. Maatta also served as EVP of The CW Television Network, prior to which he was the Chief Operating Officer of The CW Network, which is America’s fifth broadcast network and a network that focuses substantially on targeting young adults between the ages of 18 and 34. From September 2005 through September 2006, Mr. Maatta served as the Chief Operating Officer of The WB, a Warner Bros. television network (“The WB”), where he had direct oversight of all business and operations departments, such as business affairs, finance, network distribution (which included The WB 100+ station group), technology, legal, research, network operations, broadcast standards and human resources. While Chief Operating Officer at The WB, Mr. Maatta also served as The WB’s General Counsel. Mr. Maatta is currently a director of Trader Vic’s, Inc., a Polynesian-style restaurant chain, a position he has held since 1998. Mr. Maatta received a Bachelor of Arts in Government from the University of San Francisco in 1974, and a Juris Doctorate from the University of California, Hastings College of the Law, in 1977. Between 2013 and 2016 Mr. Maatta served as the President of UNICEF for the Southern California region, and is a current member of the UNICEF Southern California Board and the Chairman of the UNICEF Chinese Children’s Initiative. Mr. Maatta is also a member of the Southern California Board of the Asia Society.

The Board believes that Mr. Maatta’s experience with operating companies in the entertainment industry and his contacts in the industry are important factor in the company’s growth as a digital entertainment and event company.

Paul L. Kessler, age 58, Executive Chairman

Paul L. Kessler was appointed as Executive Chairman of the company on December 29, 2016. Mr. Kessler combines over 25 years of experience as an investor, financier and venture capitalist. In 2000, Mr. Kessler founded Bristol Capital Advisors, LLC, a Los Angeles based investment advisor, and has served as the Principal and Portfolio Manager from 2000 through the present. Mr. Kessler has broad experience in operating, financing, capital formation, negotiating, structuring and re-structuring investment transactions. He is involved in all aspects of the investment process including identification and engagement of portfolio companies. His investment experience encompasses both public and private companies. Mr. Kessler has actively worked with executives and boards of companies on corporate governance and oversight, strategic repositioning and alignment of interests with shareholders.

The Board believes that Mr. Kessler’s extensive experience in matters including capital formation, corporate finance, investment banking, founder, owner, operator of successful companies, corporate governance, as well as his understanding of capital markets, will provide a significant contribution to the growth of the company.

Greg Suess, age 46, Director

Greg Suess has been a director of our company since May 9, 2011. Mr. Suess is a principal of ACTIVIST, a Los Angeles-based management and consulting company that focuses on media and entertainment and provides comprehensive management services for its clients, including talent and brand management, managing partnerships, strategic alliances and marketing strategies that engage consumers through entertainment, music and lifestyle experiences. Since 1997, Mr. Suess has been with the law firm of Glaser, Weil, Fink, Howard, Avchen & Shapiro, LLP, where he is currently Partner and focuses on general corporate law and media and entertainment. Mr. Suess holds a Bachelor of Science from the University of Southern California (Lloyd Greif Center for Entrepreneurial Studies), and holds a JD/MBA from Pepperdine University. He is a member of the State Bar of California.

The Board believes that Mr. Suess’ extensive experience and background in the media and entertainment industry complements the company’s events business and its new initiatives and will provide a significant contribution to the company’s growth.

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Michael Breen, age 56, Director

Mr. Breen is an English qualified solicitor and was the Managing Director of the Sports and Entertainment Division of Bank Insinger de Beaufort N.V., a wealth management organization and part of the BNP Paribas Group, one of the world’s largest banks. Mr. Breen was an equity partner with the law firm Clyde & Co, where he specialized in all aspects of sports and entertainment law. Mr. Breen also has extensive experience in event-based entertainment, having been responsible for the legal documentation relating to the world-famous UK music awards known as the Brit Awards. Mr. Breen holds an Honours LLB degree in law from the University College of Wales, Aberystwyth.

The Board believes Mr. Breen’s extensive experience in the entertainment industry will allow him to provide a significant contribution to the company’s growth.

Jordan Schur, age 54, Director

Mr. Schur is a veteran of the music and film industries. In 1994, Mr. Schur created Flip Records, a record label that sold over seventy million records. In 1999, Mr. Schur was appointed President of Geffen Records at Universal Music Group, where he merged the original Geffen Records with MCA Records and DreamWorks Records. The expanded company went on to become a market leader, generating over Two Billion Dollars in sales. In 2006, Mr. Schur left Geffen and founded Suretone Records which drove several artists to number one on itunes and soundscan in the U.S. and around the world. Mr. Schur entered the film industry in 2008, founding Mimran Schur Pictures and going on to become a successful film producer. In 2012, Mr. Schur founded Suretone Pictures, where he released several notable films. In 2014, Mr. Schur, in partnership with Cinsay, created and launched Suretone Live, the world’s first syndicatable e-commerce and social media driven film, television, and music content destination.

The Board believes Mr. Schur’s extensive experience in the music and film industry will allow him to provide a significant contribution to the company’s growth.

Family Relationships

There are no family relationships between any of our officers and directors.

Term of Office

The term of office of each director is one year and until his or her successor is elected at the Registrant’s annual stockholders’ meeting and is qualified, subject to removal by the stockholders.

Board of Directors

Our board of directors consists of five persons, three of whom are “independent” within the meaning of Rule 5605(a)(3) of the NASDAQ Marketplace. The two that are not independent are officers of the company.

Committees of the Board of Directors

Our Board currently has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

Audit Committee

On March 17, 2013, the Board authorized the creation of an Audit Committee. Currently, the Audit Committee is comprised of three independent Directors: Michael Breen as Chairman, Gregory Suess, and Jordan Schur. The Audit Committee’s functions include: selecting our independent registered public accountants; reviewing the results and scope of the audit and other services provided by our independent registered public accountants; reviewing our financial statements for each interim period and for our year end and our internal financial and accounting controls; and recommending, establishing and monitoring the company’s disclosure controls and procedures. The Audit Committee did not hold a meeting in 2018.

Compensation Committee

On March 17, 2013, the Board authorized the creation of a Compensation Committee. Currently, Gregory Suess serves as the Chair of the Compensation Committee which also is comprised of Michael Breen and Jordan Schur. The Compensation Committee is responsible for establishing and administering our policies involving the compensation of all of our executive officers and establishing and recommending to our Board the terms and conditions of all employee and consultant compensation and benefit plans. The Compensation Committee did not hold a meeting in 2018.

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Nominating and Corporate Governance Committee

On March 13, 2014, the Board authorized the creation of a Nominating and Corporate Governance Committee. Currently, Mr. Suess serves as the sole member of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee reviews and provides oversight with regard to the company’s corporate governance related policies and procedures and also recommends nominees to the Board and committees of the Board, develops and recommends to the Board corporate governance principles, and oversees the evaluation of the Board and management. The Nominating and Corporate Governance Committee did not hold a meeting in 2018. The company intends to appoint additional members to the Nominating and Corporate Governance Committee in 2019.

Committee Charters

The Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee have adopted written charters which govern their conduct.

Board Oversight in Risk Management

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including liquidity risk, operational risk, strategic risk and reputation risk. Our Chief Executive Officer also serves as one of our directors. In the context of risk oversight, at the present stage of our operations we believe that our selection of one person to serve in both positions provides the Board with additional perspective which combines the operational experience of a member of management with the oversight focus of a member of the Board. The business and operations of the company are managed by our Board as a whole, including oversight of various risks that the company faces.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires the company’s directors, executive officers and persons who beneficially own 10% or more of a class of securities registered under Section 12 of the Exchange Act to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Directors, executive officers and greater than 10% stockholders are required by the rules and regulations of the SEC to furnish the company with copies of all reports filed by them in compliance with Section 16(a).

Based solely on our review of certain reports filed with the Securities and Exchange Commission pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, the reports required to be filed with respect to transactions in our Common Stock during the fiscal year ended December 31, 2018, were timely filed.

Legal Proceedings

There are no material proceedings to which any director or officer, or any associate of any such director or officer, is a party that is adverse to our company or any of our subsidiaries or has a material interest adverse to our company or any of our subsidiaries. No director or executive officer has been a director or executive officer of any business which has filed a bankruptcy petition or had a bankruptcy petition filed against it during the past ten years. No director or executive officer has been convicted of a criminal offense or is the subject of a pending criminal proceeding during the past ten years. No director or executive officer has been the subject of any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities during the past ten years. No director or officer has been found by a court to have violated a federal or state securities or commodities law during the past ten years.

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

Name and Position(s)	Year	Salary ($)	Option Awards ($)	Total
John D. Maatta (1)	2018	$125,000	$68,000	$193,000
CEO and CFO	2017	$138,269	$74,980	$213,249

Paul L. Kessler (2)	2018	$41,374	$68,000	$109,374
Executive Chairman	2017	$6,480	$34,883	$41,363

Randall S. Malinoff (3)	2017	$108,846	$38,392	$147,238
COO

(1)	Mr. Maatta served as the company’s Principal Executive Officer and Principal Financial Officer for all of 2017 and 2018 and currently serves in those offices.
(2)	Mr. Kessler served as the company’s Executive Chairman for all of 2017 and 2018 and currently serves in that office.
(3)	Mr. Malinoff is listed in the table since he was the highest paid officer in 2017 receiving compensation of over $100,000 during that year. Mr. Malinoff resigned his officer position on July 3, 2017.

Employment Agreement with John D. Maatta

In connection with the appointment of John D. Maatta as the President and Chief Executive Officer of the company, the company and Mr. Maatta entered into an employment agreement, dated as of July 15, 2016 but effective as of May 3, 2016 (the “Maatta Employment Agreement”). The initial term of the Maatta Employment Agreement is for a period of two (2) years, commencing on May 3, 2016 (the “Maatta Initial Term”). The term of the Maatta Employment Agreement will be automatically extended for additional terms of one (1) year each (each (1) year extension together with the Maatta Initial Term, the “Maatta Agreement Term”), unless either the company or Mr. Maatta gives prior written notice of non-renewal to the other party no later than sixty (60) days prior to the expiration of the then current Maatta Agreement Term.

During the Term, the company will pay Mr. Maatta an annual base salary of $250,000. In addition, Maatta may receive an annual bonus as determined by the Compensation Committee of the Board and approved by the Board. In December of 2017 and 2016 Mr. Maatta declined acceptance of any bonus. As of June 17, 2017 Mr. Maatta received reduced compensation in the amount of $60,000.00 per year with the remainder being deferred. As of January 1, 2018 Mr. Maatta received reduced compensation to $125,000.00 per year with the remainder being deferred.

As additional consideration for entering into the Maatta Employment Agreement, Mr. Maatta received the following:

(i) 100,000 options to purchase shares of the company’s Common Stock, such options vesting immediately and expiring May 3, 2021, at an exercise price of $0.50 per share;

(ii) 100,000 options to purchase shares of the company’s Common Stock, such options vesting on September 30, 2016 and expiring May 3, 2021, at an exercise price of $0.50 per share;

(iii) 100,000 options to purchase shares of the company’s Common Stock, such options vesting on December 31, 2016 and expiring May 3, 2021, at an exercise price of $0.50 per share;

(iv) 100,000 options to purchase shares of the company’s Common Stock, such options vesting on March 31, 2017 and expiring May 3, 2021, at an exercise price of $0.55 per share;

(v) 100,000 options to purchase shares of the company’s Common Stock, such options vesting on June 30, 2017 and expiring May 3, 2021, at an exercise price of $0.55 per share;

(vi) 100,000 options to purchase shares of the company’s Common Stock, such options vesting on September 30, 2017 and expiring May 3, 2021, at an exercise price of $0.55 per share;

(vii) 100,000 options to purchase shares of the company’s Common Stock, such options vesting on December 31, 2017 and expiring May 3, 2021, at an exercise price of $0.60 per share;

(viii) 100,000 options to purchase shares of the company’s Common Stock, such options vesting on March 31, 2018 and expiring May 3, 2021, at an exercise price of $0.60 per share; and

(ix) 300,000 options to purchase shares of the company’s Common Stock, such options vesting upon a Change in Control (as defined in the Maatta Employment Agreement) during the term of the Maatta Employment Agreement, at an exercise price of $0.50 per share.

The options will vest immediately upon a “Change in Control” as defined in the Maatta Employment Agreement.

On November 22, 2018, the Board of Directors of the company decided to issue 1,729,325 shares of Preferred stock for settlement of the deferred compensation due to Mr. Maatta totaling $212,707.

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Consulting Agreements

Bristol Capital, LLC – related party

On December 29, 2016, the company, entered into a Consulting Services Agreement (the “Bristol Consulting Agreement”) with Bristol Capital, LLC, a Delaware limited liability company managed by Paul L. Kessler, the then non-executive Chairman of the company. Pursuant to the Bristol Consulting Agreement, Mr. Kessler will serve as Executive Chairman of the company. The initial term of the Bristol Consulting Agreement is from December 29, 2016 through March 28, 2017 (the “Initial Bristol Consulting Term”). The term of the Bristol Consulting Agreement will be automatically extended for additional terms of 90 day periods each (each additional term together with the Initial Bristol Consulting Term, the “Bristol Consulting Term”), unless either the company or Bristol Capital, LLC gives prior written notice of non-renewal to the other party no later than thirty (30) days prior to the expiration of the then current Bristol Consulting Term.

During the Bristol Consulting Term, the company will pay Bristol Capital, LLC a monthly fee (the “Monthly Fee”) of $18,750. For services rendered by Bristol Capital, LLC prior to entering into the Bristol Consulting Agreement, the company will pay Bristol Capital, LLC the Monthly Fee, pro-rated, for the time between September 1, 2016 and December 29, 2016. Bristol Capital, LLC may also receive an annual bonus as determined by the Compensation Committee of the Board and approved by the Board. As of the date of this annual report, Bristol Capital, LLC has not received any cash compensation relating to this agreement.

In addition, the company will grant to Bristol Capital, LLC options to purchase up to an aggregate of 600,000 shares of the company’s Common Stock, par value $0.0001 per share, in accordance with the following vesting schedule and at the applicable exercise prices therein:

(i) 75,000 options to purchase shares of the company’s Common Stock, such options vesting upon the Effective Date and expiring on December 29, 2021, at an exercise price of $0.50 per share;

(ii) 75,000 options to purchase shares of the company’s Common Stock, such options vesting on December 31, 2016 and expiring on December 29, 2021, at an exercise price of $0.50 per share;

(iii) 75,000 options to purchase shares of the company’s Common Stock, such options vesting on March 31, 2017 and expiring on December 29, 2021, at an exercise price of $0.55 per share;

(iv) 75,000 options to purchase shares of the company’s Common Stock, such options vesting on June 30, 2017 and expiring on December 29, 2021, at an exercise price of $0.55 per share;

(v) 75,000 options to purchase shares of the company’s Common Stock, such options vesting on September 30, 2017 and expiring on December 29, 2021, at an exercise price of $0.55 per share;

(vi) 75,000 options to purchase shares of the company’s Common Stock, such options vesting on December 31, 2017 and expiring on December 29, 2021, at an exercise price of $0.60 per share;

(vii) 75,000 options to purchase shares of the company’s Common Stock, such options vesting on March 31, 2018 and expiring on December 29, 2021, at an exercise price of $0.60 per share; and

(viii) 75,000 options to purchase shares of the company’s Common Stock, such options vesting on June 30, 2018 and expiring on December 29, 2021, at an exercise price of $0.60 per share.

On November 22, 2018, the Board of Directors of the company decided to issue 4,039,634 shares of Preferred stock for settlement of the outstanding fees due to Bristol totaling $496,875.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options UnExercesable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date
John D. Maatta, CEO and CFO	800,000	-	-	$0.60	5/11/21
Paul L. Kessler, Executive Chairman	600,000	-	-	$0.60	12/29/21

Director Compensation

The non-employee members of the Board (i) for their participation in meetings of the Board and its committees, are compensated $1,000 for in person meeting, and $250 - $500 per telephonic meeting, depending on the length of the telephonic meeting, and (ii) are provided a monthly retainer of $750 per month.

On October 16, 2018, the company granted three members of the Board 300,000 options each to purchase the company’s Common Stock with an exercise price of $0.17 per share, a term of 5 years, and a vesting period of 1 year. The options have an aggregated fair value of approximately $98,544 that was calculated using the Black-Scholes option-pricing model. The three directors that were issued the options were Gregory Suess, Michael Breen and Jordan Schur. Directors John D. Maatta and Paul L. Kessler were awarded 400,000 restricted shares of Common Stock each for Board service.

Director Agreements

The company has entered into director agreements with each of its directors. Each director agreement commences on the date that the respective director was appointed a member of the Board and continues through the company’s next annual stockholders’ meeting, unless automatically renewed at the option of the Board on such date that such director is re-elected to the Board. Pursuant to the director agreements that were entered into with our directors, each director is granted a non-qualified option to purchase up to 150,000 shares of the company’s Common Stock.

In conjunction with the director agreements, we entered into an indemnification agreement with each director that is effective during the term that such director serves as a member of the Board until six years thereafter. The indemnification agreement indemnifies the director to the fullest extent permitted under Delaware law for any claims arising out of, or resulting from, among other things, (i) any actual, alleged or suspected act or failure to act as a director or agent of the company and (ii) any actual, alleged or suspected act or failure to act in respect of any business, transaction, communication, filing, disclosure or other activity of the company. Further, the director is indemnified for any losses pertaining to such claims, provided, however, that the losses not include expenses incurred by the director in respect of any claim as which such director shall have been adjudged liable to the company, unless the Delaware Chancery Court rules otherwise.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

Our authorized capital stock consists of 100,000,000 shares, of which 80,000,000 are for shares of Common Stock, par value $0.0001 per share, and 20,000,000 are for shares of preferred stock, par value $0.0001 per share, of which 50,000 have been designated as Series A Cumulative Convertible Preferred Stock. As of September 3, 2019, there were 70,135,036 shares of our Common Stock issued and outstanding, all of which were fully paid, non-assessable and entitled to vote. Each share of our Common Stock entitles its holder to one vote on each matter submitted to the stockholders.

The following table sets forth information as of September 3, 2019, with respect to the beneficial ownership of our Common Stock by (i) each of our officers and directors, (ii) our officers and directors as a group and (iii) each person known by us to beneficially own 5% or more of our outstanding Common Stock. Unless otherwise specified, the address of each of the persons set forth below is in care of Wizard World, Inc., 662 N. Sepulveda Blvd., Suite 300, Los Angeles, CA 90049. Note, the number of issued shares to our officers, directors, and each person holding 5% or more of our outstanding shares of Common Stock will be reduced in accordance the Consolidation to occur prior to the first closing in this offering.

Title of Class	Name of Beneficial Owner	Number of Shares Owned and Acquirable		Percent of Class
Common	John D. Maatta, CEO, CFO and Director	1,600,000	(1)	1.5%
Common	Paul L. Kessler, Executive Chairman	85,597,706	(2)	78.8	%(3)
Common	Greg Suess, Director	785,053	(4)	*
Common	Jordan Schur, Director	500,000	(6)	*
Common	Michael Breen, Director	500,000	(7)	*
Common	All officers and directors as a group (5 persons)	88,982,759		81.9	%(5)

*denotes less than 1%

(1)	These shares may be acquired by Mr. Maatta upon the exercise of an option. Mr. Maatta was granted 400,000 restricted shares of the company’s Common Stock.
(2)	This total includes: (i) 49,609,672 shares owned by Bristol Investment (ii) 489,000 shares owned by Bristol Capital, LLC, a Delaware limited liability company of which Mr. Kessler is the manager and, acting alone, has voting and dispositive power over the shares beneficially owned, (iii) 78,700 shares owned by Paul Kessler IRA Rollover, of which Mr. Kessler, acting alone, has voting and dispositive power over the shares beneficially owned, and (iv) 787,000 shares owned by Bristol Capital Pension and Profit Sharing, of which Mr. Kessler, acting alone, has voting and dispositive power over the shares beneficially owned. This total includes shares issuable upon exercise of an option for 600,000 shares of Common Stock, of which approximately 600,000 shares have vested. This total includes shares issuable upon exercise of options for 300,000 shares of Common Stock, of which approximately 300,000 shares have vested. This total includes shares issuable upon exercise of a Series A warrant for 16,666,667 shares of Common Stock, of which approximately 16,666,667 have vested. This total includes shares issuable upon exercise of a convertible note for 16,666,667 shares of Common Stock, of which approximately 16,666,667 have vested. This total includes 400,000 restricted shares of the company’s Common Stock.
(3)	Percentage calculated assuming all derivative securities held by Mr. Kessler had been exercised.
(4)	These shares may be acquired by Mr. Suess upon the exercise of an option. Mr. Suess was granted 400,000 restricted shares of the company’s Common Stock.
(5)	Percentage calculated assuming all derivative securities held by officers and directors had been exercised.
(6)	These shares may be acquired by Mr. Schur upon the exercise of an option and grant of 200,000 restricted shares of the company’s Common Stock.
(7)	These shares may be acquired by Mr. Schur upon the exercise of an option and grant of 200,000 restricted shares of the company’s restricted stock.

Stock Option Issuances Under the 2011 Incentive Compensation and Award Plan

Option Grants

On May 9, 2011, as subsequently amended on September 14, 2011, April 11, 2012, July 9, 2012 and September 25, 2014, the company adopted the 2011 Incentive Stock and Award Plan, which was authorized and approved by the Board, and have granted to all directors, options to purchase our Common Stock pursuant to the terms of their employment, consulting and/or director agreements.

In conjunction with the director agreements and indemnification agreements described above, we entered into a Non-qualified Stock Option Agreement (“Stock Option Agreement”) with each director, pursuant to which the director was granted a non-qualified stock purchase option (the “Non-qualified Option”) to purchase up to an aggregate of one hundred fifty thousand (150,000) shares of our Common Stock, subject to the terms and conditions of the Plan. The exercise price for the Non-qualified Option is the closing price of the company’s Common Stock on the execution date of the director agreement. The Non-qualified Option is exercisable for a period of five years and vests in equal amounts over a period of three (3) years at the rate of twelve thousand five hundred (12,500) shares per fiscal quarter at the end of such quarter, and pro-rated for the number of days the director served on the Board during such fiscal quarter. Notwithstanding the foregoing, if the director ceases to be a member of Board at any time during the three (3)-year vesting period for any reason (such as resignation, withdrawal, death, disability or any other reason), then any un-vested portion of the Non-qualified Option shall be irrefutably forfeited. At this time, no such Non-qualified Stock Option Agreements have been entered into with Directors Michael Breen or Jordan Schur, and neither such Director has been awarded any options or equity-based compensation.

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On May 5, 2014, the Board approved the granting to each of the five non-employee members of the Board on May 9, 2014, a Non-qualified Option to purchase up to three hundred thousand (300,000) shares of the company’s Common Stock subject to the terms and conditions of the Plan. The exercise price for the Non-qualified Options is $0.64. The Non-qualified Option is exercisable for period of five (5) years from the date of issuance and such option shall vest in equal amounts over a period of three (3) years at the rate of twenty-five thousand (25,000) shares per fiscal quarter at the end of such quarter, commencing in the quarter ended June 30, 2014, and pro-rated for the number of days each non-employee member of the Board serves on the Board during such fiscal quarter.

On October 16, 2018, the company granted the three independent members of the Board 300,000 options each to purchase the company’s Common Stock with an exercise price of $0.17 per share, a term of 5 years, and a vesting period of 1 year. The options have an aggregated fair value of approximately $98,544 that was calculated using the Black-Scholes option-pricing model. The three directors that were issued the options were Gregory Suess, Michael Breen and Jordan Schur.

Restricted stock awards

On October 16, 2018, the company granted the five members of the Board 1,600,000 restricted shares of the company’s Common Stock with an exercise price of $0.17 per share with an aggregate fair value of approximately $272,000 and vested immediately.

All grants issued under the 2011 Incentive Compensation and Award Plan will be adjusted in accordance with the Consolidation.

Stock Option Issuances Under the 2016 Incentive Compensation and Award Plan

Option Grants

On August 12, 2016, Board unanimously approved, authorized and adopted (subject to stockholder approval) the 2016 Incentive Stock and Award Plan (the “2016 Plan”) to replace the expired Third Amended and Restated 2011 Incentive Stock and Award Plan. The 2016 Plan provides for the issuance of up to 5,000,000 shares of the company’s Common Stock through the grant of nonqualified options, incentive options and restricted stock to the company’s directors, officers, consultants, attorneys, advisors and employees.

On July 15, 2016, in conjunction with the Maatta Employment Agreement, the company granted to Mr. Maatta 800,000 options to purchase shares of the company’s Common Stock, par value $0.0001 per share which shall vest quarterly over the period beginning on July 15, 2016 and ending May 3, 2021, at an exercise price range of $0.50 to $0.60 per share.

On November 8, 2016, in conjunction with the Malinoff Employment Agreement, the company granted to Mr. Malinoff 600,000 options to purchase shares of the company’s Common Stock, par value $0.0001 per share which shall vest quarterly over the period beginning on November 8, 2016 and ending July 14, 2021, at an exercise price range of $0.50 to $0.60 per share. These options issued to Mr. Malinoff have been cancelled.

On December 29, 2016, in conjunction with the Bristol Consulting Agreement, the company granted to Bristol 600,000 options to purchase shares of the company’s Common Stock, par value $0.0001 per share which shall vest quarterly over the period beginning on December 29, 2016 and ending December 29, 2021, at an exercise price range of $0.50 to $0.60 per share.

All grants issued under the 2016 Incentive Compensation and Award Plan will be in accordance with the Consolidation.

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INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Wiz Wizard LLC

On December 29, 2014, the company and a member of the Board formed Wiz Wizard (d/b/a ConBox) in the State of Delaware. The company and the member of the Board each owned 50% of the membership interest and agreed to allocate the profits and losses accordingly upon repayment of the initial capital contributions on a pro rata basis. On February 4, 2016, the member of the Board assigned his fifty percent (50%) membership interest to the company. The company ceased ConBox operations in 2017. Wiz World, LLC was dissolved in March 2019.

Consulting Agreement

On December 29, 2016, the company entered into a Consulting Services Agreement (the “Consulting Agreement”) with Bristol Capital, LLC, a Delaware limited liability company (“Bristol”) managed by Paul L. Kessler, the Chairman of the company. Pursuant to the Consulting Agreement, Mr. Kessler will serve as Executive Chairman of the company. The initial term of the Agreement is from December 29, 2016 through March 28, 2017 (the “Initial Term”). The term of the Consulting Agreement will be automatically extended for additional terms of 90-day periods each (each a “Renewal Term” and together with the Initial Term, the “Term”), unless either the company or Bristol gives prior written notice of non-renewal to the other party no later than thirty (30) days prior to the expiration of the then current Term.

During the Term, the company will pay Bristol a monthly fee (the “Monthly Fee”) of Eighteen Thousand Seven Hundred Fifty and No/100 Dollars ($18,750).

In addition, the company will grant to Bristol options to purchase up to an aggregate of 600,000 shares of the company’s Common Stock.

During the year ended December 31, 2018 and 2017, the company incurred total expenses of $225,000 and $225,000, respectively, for services provided by Bristol.

On November 22, 2018, the Board of Directors of the company decided to issue 4,039,634 shares of Preferred stock for settlement of the outstanding fees due to Bristol totaling $496,875. At December 31, 2018 and 2017, the company accrued $0 and $208,106, respectively, of net monthly fees due to Bristol.

Operating Sublease

On June 16, 2016, the company entered into a Standard Multi-Tenant Sublease (“Sublease”) with Bristol Capital Advisors, LLC (“Bristol Capital Advisors”), an entity controlled by the company’s Chairman of the Board. The leased premises are owned by an unrelated third party and Bristol Capital Advisors passes the lease costs down to the company. The term of the Sublease is for 5 years and 3 months beginning on July 1, 2016 commencing with monthly payments of $8,118. Upon execution of the Sublease, the company paid a security deposit of $9,137 and $199,238 for prepaid rent of which $0 and $76,006 remain at December 31, 2018 and 2017, respectively. During the year ended December 31, 2018 and 2017, the company incurred total rent expense of $101,843 and $98,877, respectively, under the Sublease. See Note 7 for future minimum rent payments due.

Securities Purchase Agreement

Effective December 1, 2016, the company entered into the Purchase Agreement with Bristol Investment Fund, Ltd. (the “Purchaser”), an entity controlled by the Chairman of the company’s Board of Directors, pursuant to which the company sold to the Purchaser, for a cash purchase price of $2,500,000, securities comprising: (i) the Debenture, (ii) Series A Warrants, and (iii) Series B Warrants. Pursuant to the Purchase Agreement, the company paid $25,000 to the Purchaser and issued to the Purchaser 500,000 shares of Common Stock with a grant date fair value of $85,000 to cover the Purchaser’s legal fees. The company recorded as a debt discount of $25,791 related to the cash paid and the relative fair value of the shares issued to Purchaser for legal fees.

(i) Debenture

The Debenture with an initial principal balance of $2,500,000, due December 30, 2018 (the “Maturity Date”), will accrue interest on the aggregate unconverted and then outstanding principal amount of the Debenture at the rate of 12% per annum. Interest is payable quarterly on (i) January 1, April 1, July 1 and October 1, beginning on January 1, 2017, (ii) on each date the Purchaser converts, in whole or in part, the Debenture into Common Stock (as to that principal amount then being converted), and (iii) on the day that is 20 days following the company’s notice to redeem some or all of the of the outstanding principal of the Debenture (only as to that principal amount then being redeemed) and on the Maturity Date. The Debenture is convertible into shares of the company’s Common Stock at any time at the option of the holder, at an initial conversion price of $0.15 per share, subject to adjustment. In the event of default occurs, the conversion price shall be the lesser of (i) the initial conversion price of $0.15 and (ii) 50% of the average of the 3 lowest trading prices during the 20 trading days immediately prior to the applicable conversion date.

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(ii) Series A Warrants

The Series A Warrants to acquire up to 16,666,667 shares of Common Stock at the Series A Initial Exercise Price of $0.15 and expiring on December 1, 2021. The Warrants may be exercised immediately upon the issuance date, upon the option of the holder.

(iii) Series B Warrants

The Series B Warrants to acquire up to 16,666,650 shares of Common Stock at the Series B Initial Exercise Price of $0.15 and expiring on December 1, 2021. The Series B Warrants were exercised immediately upon the issuance date. The company received gross proceeds of $1,667 upon exercise of the warrants.

Upon issuance of the note, the company valued the warrants using the Black-Scholes Option Pricing model and accounted for it using the relative fair value of $1,448,293 as debt discount on the consolidated balance sheet. The debt discount is amortized over the earlier of (i) the term of the debt or (ii) conversion of the debt, using the effective interest method which approximates the interest method. The amortization of debt discount is included as a component of interest expense in the consolidated statements of operations. There was unamortized debt discount of $4,999 and $1,383,021 as of December 31, 2018 and 2017, respectively, which includes the debt discount recorded upon execution of the Securities Purchase Agreement discussed above.

The note payable was not retired on the due date and remains outstanding as December 31, 2018. The company continues to accrue interest at the stated rate of 12% per annum. Accrued interest expense as of December 31, 2018 and 2017 was $623,524 and $323,524, respectively.

Demand Note

On June 14, 2019, John Maatta, the company’s Chief Executive Officer, made a loan of $75,000 to the company. The loan bears no interest and the principal is due on demand.

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SECURITIES BEING OFFERED

Wizard Entertainment is offering Common Stock in this offering.

For the complete terms of our capital stock, please refer to our certificate of incorporation and our bylaws which appear as exhibits to the offering statement of which this offering circular is a part or may be incorporated by reference in this offering circular or any offering circular supplement. The terms of these securities may also be affected by the Delaware General Corporation Law, or the DGCL. The summary below is qualified in their entirety by reference to our certificate of incorporation and our bylaws.

The authorized capital stock of the company consists of Common Stock, par value $0.001 per share, and preferred stock, par value $0.001 per share. As of August 14, 2019 the authorized and outstanding shares of the company included:

Class	Authorized	Issued and Outstanding	Issued and Outstanding Following the Consolidation at 1:5	Issued and Outstanding Following the Consolidation at 1:20
Preferred Stock	20,000,000	5,768,956	1,153,792	288,448
Common Stock	80,000,000	70,135,036	14,027,008	3,506,752

The market value of the voting and non-voting Common Stock was $2,669,765 based on 17,798,430 shares held by non-affiliates. The shares were valued at $0.15 per share that being the closing price on August 14, 2019. Prior to the first closing in this offering, we intend to undertake a reverse-split of our Common Stock of not less than 1-for-5 and not more than 1-for-20. As such, the anticipated Issued and Outstanding shares following such reverse split are reflected in the above table. See “The Consolidation” below for additional information.

Common Stock

We are authorized to issue 80,000,000 shares of Common Stock, of which 70,135,036 shares were issued and outstanding as of August 14, 2019 and held by 31 shareholders of record (without consideration of those shareholders whose certificates are held in the name of broker-dealers or other nominees). Following our intended reverse split described under “The Consolidation”, we anticipate between 3,506,752 and 14,027,008 shares of our Common Stock will be issued and outstanding. The holders of Common Stock possess exclusive voting rights in us, except to the extent our board of directors specifies voting power with respect to any other class of securities issued in the future. Each holder of our Common Stock is entitled to one vote for each share held of record on each matter submitted to a vote of stockholders, including the election of directors. Stockholders do not have any right to cumulate votes in the election of directors.

Subject to preferences that may be granted to the holders of preferred stock, each holder of our Common Stock is entitled to share ratably in distributions to stockholders and to receive ratably such dividends as may be declared by our board of directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, the holders of our Common Stock will be entitled to receive, after payment of all of our debts and liabilities and of all sums to which holders of any preferred stock may be entitled, the distribution of any of our remaining assets. Holders of our Common Stock have no conversion, exchange, sinking fund, redemption or appraisal rights (other than such as may be determined by our board of directors in its sole discretion) and have no preemptive rights to subscribe for any of our securities.

All of the outstanding shares of our Common Stock are, and the shares of Common Stock issued upon the conversion of any securities convertible into our Common Stock will be, fully paid and non-assessable. The shares of Common Stock offered by this offering circular or upon the conversion of any preferred stock or debt securities or exercise of any warrants offered pursuant to this prospectus, when issued and paid for, will also be, fully paid and non-assessable.

Note Regarding Dividends

We have not declared or paid any dividends on our Common Stock and intend to retain any future earnings to fund the development and growth of our business. Therefore, we do not anticipate paying dividends on our Common Stock for the foreseeable future. There are no restrictions on our present ability to pay dividends to stockholders of our Common Stock, other than those prescribed by Delaware law.

Preferred Stock

We are authorized to issue 20,000,000 shares of preferred stock, of which 50,000 have been designated as Series A Cumulative Convertible Preferred Stock. As of August 14, 2019, there were 5,768,956 shares of preferred stock issued and outstanding and no shares of Series A Cumulative Convertible Preferred Stock issued and outstanding. Following our intended reverse split described under “The Consolidation”, we anticipate between 288,448 and 1,153,7922 shares of our Preferred Stock will be issued and outstanding. Our board is authorized to classify or reclassify any unissued portion of our authorized shares of preferred stock to provide for the issuance of shares of other classes or series, including preferred stock in one or more series. We may issue preferred stock from time to time in one or more classes or series, with the exact terms of each class or series established by our board. Without seeking stockholder approval, our board may issue preferred stock with voting and other rights that could adversely affect the voting power of the holders of our Common Stock. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the Common Stock.

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The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to each series. The terms of preferred stock may include but not be limited to:

●	the distinctive designation and the maximum number of shares in the series;
●	the terms on which dividends, if any, will be paid;
●	the voting rights, if any, on the shares of the series;
●	the terms and conditions, if any, on which the shares of the series shall be convertible into, or exchangeable for, shares of any other class or classes of capital stock;
●	the terms on which the shares may be redeemed, if at all;
●	the liquidation preference, if any; and
●	any or all other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of the series.

A summary of the terms of the Series A Cumulative Convertible Preferred Stock is set forth below.

Stated Value. Each share of Preferred Stock shall have a stated value of $1,000 (the “Stated Value”).

Shares Reserved. We have reserved for issuance [__] shares of Common Stock to be issued upon conversion of the Preferred Stock.

Dividends. The Preferred Stock carries a dividend, payable quarterly on January 1, April 1, July 1 and October 1, beginning on the first such date after the first issuance by the company at the rate of twelve percent (12%) per annum on the liquidation preference then in effect. The dividend may be paid in cash or in shares of Common Stock, at the election of the company, in its sole discretion, provided that at the time of payment the company has not announced a change of control transaction and the trading volume of the company exceeds $100,000 for 20 consecutive trading days. Dividends paid in shares of Common Stock are valued at the lesser of (i) the conversion price then in effect and (ii) 70% of the volume weighted average price for 20 consecutive trading days prior to declaration or payment.

Conversion. The Preferred Stock is convertible into Common Stock at a price of $0.15 per share (the “Conversion Price”) (which amount shall be proportionally adjusted to reflect the Consolidation Ratio described below), at any time, at the option of the holder. The conversion rate is subject to a full ratchet adjustment for certain issuances of our Common Stock or securities convertible into our Common Stock at a price per share below the Preferred Stock conversion price then in effect. In addition, the conversion price may be adjusted for certain corporate transactions including, but not limited to, stock splits, stock dividends, or other recapitalizations.

Voting. The Preferred Stock and Common Stock vote on all matters before the stockholders as a single class, except as may be provided by law. Each share of Preferred Stock will have the number of votes per share equal to (i) the Stated Value divided by (ii) the greater of (x) the Conversion Price and (y) the consolidated bid price per share of the Common Stock on our principal market at the time the Exchange Agreement is signed.

Protective Provisions. As long as any shares of Preferred Stock are outstanding, we may not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Preferred Stock, (i) amend, alter or repeal any provision of, or add any provision to, our Certificate of Incorporation (by means of amendment or by merger, consolidation or otherwise), or our Bylaws, to change the rights of the Preferred Stock, (ii) create or authorize the creation of any additional class or series of shares of stock which ranks senior to the Preferred Stock as to dividends or the distribution of assets on the liquidation, dissolution or winding up of the company, or increase the authorized amount of any additional class or series of shares of stock which ranks senior to such Preferred Stock as to dividends or the distribution of assets on the liquidation, dissolution or winding up of the company, or create or authorize any obligation or security convertible into shares of any series of Series Preferred Stock or into shares of any other class or series of stock which ranks senior to such Preferred Stock as to dividends or the distribution of assets on the liquidation, dissolution or winding up of the company, whether any such creation, authorization or increase shall be by means of amendment to our Certificate of Incorporation or by merger, consolidation or otherwise, (iii) create, or authorize the creation of, or issue, or authorize the issuance of, any debt security which by its terms is convertible into or exchangeable for any equity security of the company, if such equity security ranks senior to the Preferred Stock as to dividends or the distribution of assets on the liquidation, dissolution or winding up of the company, (iv) issue shares of Common Stock which issuance would result in the Corporation having and insufficient number of shares of Common Stock necessary to deliver upon the conversion of the Preferred Stock in full, (v) purchase or redeem, or set aside any sums for the purchase or redemption of, or pay any dividend or make any distribution on, any shares of stock other than the Preferred Stock, except for dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock and other than shares of Common Stock repurchased from employees, advisors, officers, directors or consultants or service providers at the original purchase price thereof, or (vi) permit any subsidiary of the company to purchase or otherwise acquire for consideration any shares of stock of the company unless the company could, under (i) through (v), purchase or otherwise acquire such shares at such time and in such manner.

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Redemption. The holder(s) may not redeem the Preferred Stock. With the consent of our independent directors, we may redeem the Preferred Stock upon payment of sum of (i) the product of (x) 130% of the Stated Value and (y) the number of shares of Preferred Stock to be redeemed and (ii) any unpaid dividends.

Liquidation. Upon a liquidation of the company, after payment of all debts and before any payment is made on the Common Stock, the Preferred Stock is entitled to be paid the Stated Value, plus any unpaid dividends.

Immediately prior to the completion of this offering, the Notes will be exchanged for shares of Preferred Stock.

Recent Sales of Unregistered Securities

On November 22, 2018, the Board of Directors of the company decided to issue 5,768,956 shares of Preferred Stock for settlement of the outstanding liabilities due to Bristol and Mr. Maatta totaling $709,506. The issuance was exempt from the registration requirements of Section 5 of the Securities Act of 1933 pursuant to Section 4(a)(2) of the same Act since the issuance of the shares did not involve any public offering.

Possible Anti-Takeover Effects of Delaware Law and our Certificate of Incorporation and Bylaws

Provisions of the DGCL and our certificate of incorporation and bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless the business combination or the acquisition of shares that resulted in a stockholder becoming an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15% or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of Common Stock held by our stockholders.

Removal of Directors

Our bylaws provide that our stockholders may only remove our directors with cause.

Amendment

Our certificate of incorporation and our bylaws provide that the affirmative vote of the holders of at least 66 2/3% of our voting stock then outstanding is required to amend certain provisions relating to the number, term, election and removal of our directors, the filling of our board vacancies, stockholder notice procedures, the calling of special meetings of stockholders or action by consent of stockholders, the indemnification of directors and officers and the forum for certain actions relating to the company.

Size of Board and Vacancies

Our bylaws provide that the number of directors on our board of directors is fixed exclusively by our board of directors. Newly created directorships resulting from any increase in our authorized number of directors will be filled by a majority of our board of directors then in office, provided that a majority of the entire board of directors, or a quorum, is present and any vacancies in our board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause will be filled generally by the majority vote of our remaining directors in office, even if less than a quorum is present.

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Special Stockholder Meetings

Our certificate of incorporation provides that only the Chairman of our board of directors, our Chief Executive Officer or our board of directors pursuant to a resolution adopted by a majority of the entire board of directors may call special meetings of our stockholders.

Stockholder Action by Written Consent

Our certificate of incorporation expressly eliminates the right of our stockholders to act by written consent other than by written consent of at least 66 2/3% of the total voting power of our then-outstanding capital stock, provided, however, that certain actions additionally require the separate consent of the majority of the shares of Preferred Stock then outstanding. Stockholder action must otherwise take place at the annual or a special meeting of our stockholders.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors other than nominations made by or at the direction of our board of directors or a committee of our board of directors.

No Cumulative Voting

The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our certificate of incorporation does not provide for cumulative voting.

Undesignated Preferred Stock

The authority that will be possessed by our board of directors to issue preferred stock could potentially be used to discourage attempts by third parties to obtain control of our company through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult or more costly. Our board of directors may issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of our Common Stock.

Authorized but Unissued Shares

Our authorized but unissued shares of Common Stock and preferred stock will be available for future issuance without stockholder approval. We may use additional shares for a variety of purposes, including future public offerings to raise additional capital, to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

The above provisions may deter a hostile takeover or delay a change in control or management.

The Consolidation

Our Board may effect a reverse-split of our existing shares (the “Consolidation”) at a ratio of not less than 1-for-5 and not more than 1-for-20 (the “Consolidation Ratio”). The Consolidation has been approved by our Board of Directors and a majority in interest of the issued and outstanding shares of our Common Stock (the “Approving Stockholders”).

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Reasons for the Consolidation

The intention of the Consolidation is to increase the trading price per share of our Common Stock. Our Common Stock is currently quoted on the OTCQB Marketplace under the symbol “WIZD”. On August 9, 2019, the closing bid price for a share of our Common Stock was $0.17.

Effects of the Consolidation

Reduction in Number of Outstanding Shares. Based on 70,135,036 outstanding shares of Common Stock at August 14, 2019, and ignoring the effects of rounding of fractional shares, the number of outstanding shares of Common Stock following the Consolidation would be as follows:

Consolidation Ratio	Number of outstanding shares of Common Stock following the Consolidation

1:5	14,027,007
1:20	3,506,752

The number of authorized shares of Common Stock available for future issuance by the company will not be affected by the intended Consolidation. Consequently, the Consolidation will have the effect of increasing the number of shares that are available for future issuance in the discretion of our Board.

The Restated Certificate, if filed, will include only the Consolidation Ratio.

The intended Consolidation would affect all stockholders uniformly and would not affect any stockholder’s percentage ownership interest in the company, except to the extent that the Consolidation results in rounding up to a whole share for any stockholders owning fractional shares. Proportionate voting rights and other rights of the holders of the Common Stock would not be affected by the proposed Consolidation (other than as a result of the rounding up of fractional shares).

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Effects on Options, Warrants, and Convertible Securities. Proportionate adjustments are generally required to be made to the per share exercise price and the number of shares of Common Stock issuable upon the exercise or conversion of all outstanding options, warrants, or other convertible securities entitling the holders to purchase, exchange for, or convert into, shares of common stock. This would result in approximately the same aggregate price being required to be paid under such options, warrants, or other convertible securities upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise, exchange or conversion, immediately following the Consolidation as was the case immediately preceding the Consolidation. The number of shares reserved for issuance in connection with these securities will be reduced proportionately to the Consolidation, as will the number of any shares remaining available for grant under our stock option plans at the time of the Consolidation.

Stockholders’ Equity. Following the effectiveness of the Consolidation, the stated capital on our balance sheet attributable to the common shares would not be impacted by the Consolidation. Our Common Stock would continue to be carried at a par value of $0.001 per share after the Consolidation, assuming the Consolidation is effected. Per share net income or loss would be increased because there would be fewer shares of the Common Stock outstanding. We do not anticipate that any other accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, would arise as a result of the Consolidation.

Fractional Shares

We do not intend to issue fractional shares in connection with the Consolidation. Stockholders who own shares of Common Stock prior to effective time of the Consolidation and who otherwise would hold fractional shares because the number of common shares they held before the Consolidation would not be evenly divisible based on the Consolidation ratio will be entitled to round up such fractional shares to a full share.

Interests of Certain Persons in the Adoption of the Restated Certificate

Certain of the company’s officers, directors and 5% stockholders have an interest in the Restated Certificate as a result of their ownership of Common Stock, stock options and warrants of the company, as set forth in the sections entitled “Security Ownership of Certain Beneficial Owners and Management”.

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U.S. FEDERAL INCOME TAX CONSIDERATIONS

The company will be taxed as a corporation under the U.S. Federal Tax Code. As such, the company will be subject to federal income tax on its profits and losses prior to dividends being paid to investors. The dividends, if any, will likely be treated as a corporate distribution on equity. Corporate distributions on equity are not deductible to the corporation but are generally taxable to the shareholder, subject to various exceptions and limitations.

Investors are advised to consult their financial and tax advisers to determine if an investment in the company makes sense for their specific financial and tax situation.

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ONGOING REPORTING AND SUPPLEMENTS TO THIS OFFERING CIRCULAR

As an Exchange Act reporting company, even though this offering is made under an exemption under the Securities Act, we are required to make annual and quarterly filings with the SEC. We will make annual filings on Form 10-K, which will be due by 90 days after the end of our fiscal year and will include audited financial statements for the previous fiscal year. We will make quarterly filings on Form 10-Q, which will be due 45 days following the end of any fiscal quarter, which will include unaudited financial statements for the quarterly period. We will also file a Form 8-Ks to announce important events such as the loss of a senior officer, a change in auditors or certain types of capital-raising.

We may supplement the information in this offering circular by filing a Supplement with the SEC.

All these filings will be available on the SEC’s EDGAR filing system. You should read all the available information before investing

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FINANCIAL STATEMENTS FOR THE FISCAL YEARS ENDING DECEMBER 31, 2018 AND DECEMBER 31, 2017

Wizard Entertainment, Inc.

December 31, 2018

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors of Wizard World, Inc.:

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Wizard World, Inc. (the “Company”) as of December 31, 2018 and 2017, the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the two years in the two-year period ended December 31, 2018, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ MaughanSullivan LLC

We have served as the Company’s auditor since 2017.

Manchester, VT

April 1, 2019

F-2

Wizard Entertainment, Inc.

Consolidated Balance Sheets

	December 31, 2018	December 31, 2017
Assets

Current Assets
Cash and cash equivalents	$1,014,671	$1,769,550
Accounts receivable, net	124,395	336,030
Inventory	-	1,204
Prepaid convention expenses	762,110	461,986
Prepaid expenses	136,317	196,508
Deferred offering costs	79,467	-
Total Current Assets	2,116,960	2,765,278

Property and equipment, net	99,788	165,403

Security deposits	9,408	9,408

Total Assets	$2,226,156	$2,940,089

Liabilities and Stockholders’ Deficit

Current Liabilities
Accounts payable and accrued expenses	$2,710,989	$2,800,118
Unearned revenue	1,710,722	2,164,972
Convertible promissory note – related party, net	2,495,001	1,116,979
Due to CONtv joint venture	224,241	224,241

Total Current Liabilities	7,140,953	6,306,310

Total Liabilities	7,140,953	6,306,310

Commitments and contingencies

Stockholders’ Deficit
Preferred stock par value $0.0001: 20,000,000 shares authorized; 5,768,956 and none shares issued and outstanding, respectively	577	-
Common stock par value $0.0001: 80,000,000 shares authorized; 70,135,036 and 68,535,036 shares issued and outstanding, respectively	7,015	6,855
Additional paid-in capital	21,026,999	19,960,893
Accumulated deficit	(25,936,890)	(23,321,471)
Non-controlling interest	(12,498)	(12,498)
Total Stockholders’ Deficit	(4,914,797)	(3,366,221)

Total Liabilities and Stockholders’ Deficit	$2,226,156	$2,940,089

See accompanying notes to the consolidated financial statements

F-3

Wizard Entertainment, Inc.

Consolidated Statements of Operations

	For the Years Ended
	December 31, 2018	December 31, 2017

Revenues
Convention	$13,901,603	$14,983,033
ConBox	-	84,580

Total revenues	13,901,603	15,067,613

Cost of revenues	11,278,066	15,058,297

Gross margin	2,623,537	9,316

Operating expenses
Compensation	1,991,648	3,018,087
Consulting fees	441,751	710,634
General and administrative	1,131,153	1,618,203

Total operating expenses	3,564,552	5,346,924

Loss from operations	(941,015)	(5,337,608)

Other expenses
Interest expense	(1,677,404)	(395,102)
Gain (loss) on disposal of equipment	3,000	(785)

Total other expenses	(1,674,404)	(395,887)

Loss before income tax provision	(2,615,419)	(5,733,495)

Income tax provision	-	-

Net loss	(2,615,419)	(5,733,495)

Net loss attributable to non-controlling interests	-	(681)

Net loss attributable to common stockholders	$(2,615,419)	$(5,732,814)

Loss per share - basic and diluted	$(0.04)	$(0.08)

Weighted average common shares outstanding – basic and diluted	68,868,187	68,535,036

See accompanying notes to the consolidated financial statements

F-4

Wizard Entertainment, Inc.

Consolidated Statement of Stockholders’ Deficit

For the Years Ended December 31, 2018 and 2017

	Preferred Stock Par Value $0.0001		Common Stock Par Value $0.0001		Additional Paid-in	Accumulated	Non- controlling	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Interest	Deficit

Balance – January 1, 2017	-	$-	68,535,036	$6,855	$19,664,619	$(17,588,657)	$(11,817)	$2,071,000

Share-based compensation	-	-	-	-	296,274	-	-	296,274

Net loss	-	-	-	-	-	(5,732,814)	(681)	(5,733,495)

Balance - December 31, 2017	-	-	68,535,036	6,855	19,960,893	(23,321,471)	(12,498)	(3,366,221)

Share-based compensation	-	-	1,600,000	160	357,101	-	-	357,261

Issuance of preferred stock for settlement of accrued liabilities	5,768,956	577	-	-	709,005	-	-	709,582

Net income (loss)	-	-	-	-	-	(2,615,419)	-	(2,615,419)

Balance - December 31, 2018	5,768,956	$577	70,135,036	$7,015	$21,026,999	$(25,936,890)	$(12,498)	$(4,914,797)

See accompanying notes to the consolidated financial statements

F-5

Wizard Entertainment, Inc.

Consolidated Statements of Cash Flows

	For the Years Ended
	December 31, 2018	December 31, 2017

Cash Flows From Operating Activities:
Net loss	$(2,615,419)	$(5,773,495)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	80,036	147,832
(Gain) loss on disposal of equipment	(3,000)	785
Accretion of debt discount	1,378,022	89,803
Share-based compensation	357,261	296,274
Changes in operating assets and liabilities:
Accounts receivable	211,635	(148,211)
Inventory	1,204	(1,204)
Prepaid convention expenses	(300,124)	242,725
Prepaid expenses	60,191	109,014
Security deposits	-	10,504
Accounts payable and accrued expenses	540,986	1,862,344
Unearned revenue	(454,250)	590,034

Net Cash Used In Operating Activities	(743,458)	(2,533,595)

Cash Flows from Investing Activities:
Purchase of property and equipment	(11,421)	(98,072)

Net Cash Used In Investing Activities	(11,421)	(98,072)

Net change in cash and cash equivalents	(754,879)	(2,631,667)

Cash and cash equivalents at beginning of reporting period	1,769,550	4,401,217

Cash and cash equivalents at end of reporting period	$1,014,671	1,769,550

Supplemental disclosures of cash flow information:
Interest paid	$-	$-
Income tax paid	$-	$-

Supplemental disclosure of non-cash financing activities:
Deferred offering costs included in accounts payable	$79,467	$-
Issuance of preferred stock for settlement of accrued liabilities	$709,582	$-

See accompanying notes to the consolidated financial statements

F-6

Wizard Entertainment, Inc.

December 31, 2018

Notes to the Consolidated Financial Statements

Note 1 – Organization and Operations

Wizard Entertainment, Inc.

Wizard Entertainment, Inc., formerly GoEnergy, Inc. and Wizard World, Inc. (“Wizard Entertainment” or the “Company”) was incorporated on May 2, 2001, under the laws of the State of Delaware. The Company, through its operating subsidiary, is a producer of pop culture and live multimedia conventions across North America. Effective October 5, 2018, the Company changed its name to Wizard Entertainment, Inc.

Kick the Can Corp.

Kick the Can Corp. was incorporated on September 20, 2010, under the laws of the State of Nevada.

Kicking the Can, L.L.C.

Kicking the Can, L.L.C. was formed on April 17, 2009, under the laws of the State of Delaware.

Acquisition of Kick the Can Corp. / Wizard Conventions, Inc. Recognized as a Reverse Acquisition

On December 7, 2010, the Company entered into and consummated a share exchange agreement (“Share Exchange Agreement”) with successor, Kick the Can Corp. (“KTC Corp.”) and its predecessors Wizard Conventions, Inc. and Kicking the Can, L.L.C. (collectively, “Conventions”). Pursuant to the Exchange Agreement, the Company issued 32,927,596 shares of its common stock to the KTC Corp. shareholders in exchange for 100% of the issued and outstanding shares of KTC Corp. The shares issued represented approximately 94.9% of the issued and outstanding common stock immediately after the consummation of the Share Exchange Agreement.

As a result of the controlling financial interest of the former stockholder of Conventions, for financial statement reporting purposes, the merger between the Company and Conventions has been treated as a reverse acquisition with KTC Corp. deemed the accounting acquirer and the Company deemed the accounting acquiree under the acquisition method of accounting in accordance with section 805-10-55 of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”). The reverse merger is deemed a capital transaction and the net assets of KTC Corp. (the accounting acquirer) are carried forward to the Company (the legal acquirer and the reporting entity) at their carrying value before the combination. The acquisition process utilizes the capital structure of the Company and the assets and liabilities of KTC Corp. which are recorded at historical cost. The equity of the Company is the historical equity of KTC Corp. retroactively restated to reflect the number of shares issued by the Company in the transaction. Because of the predecessor/successor relationship between the Company and KTC Corp., Conventions ultimately became the accounting acquirer.

Wizard World Digital, Inc.

On March 18, 2011, the Company formed a wholly owned subsidiary called Wizard World Digital, Inc., a Nevada corporation (“Digital”). Digital never commenced operations or had employees and was dissolved in March 2019.

F-7

Wiz Wizard, LLC

On December 29, 2014, the Company and a member of the Board of Directors (the “Board”) of the Company formed Wiz Wizard, LLC (“Wiz Wizard”) under the law of the State of Delaware. The Company and the member of the Board each owned 50% of the membership interest and agreed to allocate the profits and losses accordingly upon repayment of the initial capital contributions on a pro rata basis. The Company consolidates its 50% equity interest and reports the remaining 50% equity interest owned by a member of the Board as the non-controlling interest in Wiz Wizard as the management of the Company believes that the Company has the control of Wiz Wizard. In addition, the Company and Wiz Wizard, launched ComicConBox (“ConBox”) in April 2015. ConBox was a subscription-based premium monthly box service featuring collectibles, exclusives, toys, tech and gaming, licensed artwork, superior comics and apparel, Comic Convention tickets, special VIP discounts and more, which were shipped on or around the end of every month. On February 4, 2016, the member of the Board assigned his fifty percent (50%) membership interest to the Company. Consequently, Wiz Wizard is a wholly-owned subsidiary of the Company. The Company ceased ConBox operations in 2017 and dissolved Wiz Wizard, LLC in March 2019.

ButtaFyngas LLC

On April 10, 2015, the Company and an unrelated third party formed ButtaFyngas, LLC (“ButtaFyngas”) under the laws of the State of Delaware. The Company and the unrelated party each own 50% of the membership interest and shall allocate the profits and losses accordingly upon repayment of the initial capital contributions on a pro rata basis. The Company consolidates its 50% equity interest and reports the remaining 50% equity interest owned by the third party as the non-controlling interest in ButtaFyngas, which had no operating activity for the years ended December 31, 2018 and 2017, respectively.

Note 2 – Going Concern Analysis

Going Concern Analysis

The Company had loss from operations of $941,015 and $5,337,608 for the year ended December 31, 2018 and 2017, respectively. As of December 31, 2018, we had cash and working capital deficit $1,014,671 and $5,023,993, respectively. We have evaluated the significance of these conditions in relation to our ability to meet our obligations, which had previously raised doubts about the Company’s ability to continue as a going concern through December 2019. However, the Company believes that the effects of its cost savings efforts with regard to corporate overhead and show production expenses commenced in 2017 and should be evident in 2019.

In addition to its cost containment strategies, the Company has announced three agreements to expand its future revenues: 1) An alignment with Sony Pictures Entertainment to explore a number of strategic initiatives; 2) An agreement to program a linear advertising Supported channel and an SVOD Channel in China on the CN Live platform; and, 3) A programming agreement with Associated Television International to launch the Chinese networks.

Additionally, if necessary, management believes that both related parties (management and members of the Board of Directors of the Company) and potential external sources of debt and/or equity financing may be obtained based on management’s history of being able to raise capital from both internal and external sources coupled with current favorable market conditions. Therefore, the accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.

The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the matters discussed herein. While the Company believes in the viability of management’s strategy to generate sufficient revenue, control costs and the ability to raise additional funds if necessary, there can be no assurances to that effect. The Company’s ability to continue as a going concern is dependent upon the ability to further implement the business plan, generate sufficient revenues and to control operating expenses. However, based on the results of the year ended operating results where operating costs decreased by 33% and gross profit increased from 0.1% for the year ended in 2017 to a gross profit of 18.8% for the year ended in 2018 management’s strategies on a directional basis appear to be positive and impactful.

Note 3 – Significant and Critical Accounting Policies and Practices

The management of the Company is responsible for the selection and use of appropriate accounting policies and their application. Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by generally accepted accounting principles.

F-8

Basis of Presentation - Financial Information

The Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Principles of Consolidation

The consolidated financial statements include all accounts of the entities as of the reporting period ending date(s) and for the reporting period(s) as follows:

Name of consolidated subsidiary or entity	State or other jurisdiction of incorporation or organization	Date of incorporation or formation (date of acquisition, if applicable)	Attributable interest

KTC Corp.	The State of Nevada, U.S.A.	September 20, 2010	100%

Kicking the Can L.L.C.	The State of Delaware, U.S.A.	April 17, 2009	100%

Wizard World Digital, Inc. (dissolved in March 2019)	The State of Nevada, U.S.A.	March 18, 2011	100%

Wiz Wizard, LLC (dissolved in March 2019)	The State of Delaware, U.S.A.	December 29, 2014	100%

ButtaFyngas, LLC	The State of Delaware, U.S.A.	April 10, 2015	50%

Wizard World China, LLC	The State of Delaware, U.S.A.	August 31, 2017	100%

Wizard Immersive, LLC	The State of California, U.S.A.	June 18, 2018	100%

Wizard Special Events, LLC	The State of California, U.S.A.	June 5, 2018	100%

Wizard World, LLC	The State of California, U.S.A.	October 30, 2018	100%

All inter-company balances and transactions have been eliminated. Non–controlling interest represents the minority equity investment in the Company’s subsidiaries, plus the minority investors’ share of the net operating results and other components of equity relating to the non–controlling interest.

As of December 31, 2018 and 2017, the aggregate non-controlling interest in ButtaFyngas was ($12,498). The non-controlling interest is separately disclosed on the Consolidated Balance Sheets.

Cash and Cash Equivalents

The Company considers investments with original maturities of three months or less to be cash equivalents.

The Company minimizes its credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution. The balance at times may exceed federally insured limits.

Fair Value of Financial Instruments

For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. The carrying amount of the Company’s short-term financial instruments approximates fair value due to the relatively short period to maturity for these instruments.

F-9

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are stated at the amount management expects to collect from outstanding balances. The Company generally does not require collateral to support customer receivables. The Company provides an allowance for doubtful accounts based upon a review of the outstanding accounts receivable, historical collection information and existing economic conditions. The Company determines if receivables are past due based on days outstanding, and amounts are written off when determined to be uncollectible by management. The maximum accounting loss from the credit risk associated with accounts receivable is the amount of the receivable recorded, which is the face amount of the receivable net of the allowance for doubtful accounts. As of December 31, 2018 and 2017, the allowance for doubtful accounts was $0 and $0, respectively.

Inventories

Inventories are stated at average cost using the first-in, first-out (FIFO) valuation method. Inventory was comprised of the following:

	December 31, 2018	December 31, 2017
Finished goods	$-	$1,204

Property and Equipment

Property and equipment are recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation is computed by the straight-line method (after taking into account their respective estimated residual values) over the estimated useful lives of the respective assets as follows:

Estimated Useful Life (Years)

Computer equipment	3

Equipment	2-5

Furniture and fixture	7

Leasehold improvements	*

(*) Amortized on a straight-line basis over the term of the lease or the estimated useful lives, whichever period is shorter.

Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the consolidated statements of operations.

Investments - Cost Method, Equity Method and Joint Venture

In accordance with sub-topic 323-10 of the FASB ASC (“Sub-topic 323-10”), the Company accounts for investments in common stock of an investee for which the Company has significant influence in the operating or financial policies even though the Company holds 50% or less of the common stock or in-substance common stock.

Method of Accounting

Investments held in stock of entities other than subsidiaries, namely corporate joint ventures and other non-controlled entities usually are accounted for by one of three methods: (i) the fair value method (addressed in Topic 320), (ii) the equity method (addressed in Topic 323), or (iii) the cost method (addressed in Subtopic 325-20). Pursuant to Paragraph 323-10-05-5, the equity method tends to be most appropriate if an investment enables the investor to influence the operating or financial policies of the investee.

F-10

Investment in CONtv

On August 27, 2014, the Company entered into a joint venture and executed an Operating Agreement for CON TV LLC (“CONtv”) with Cinedigm Entertainment Corp. (“Cinedigm”), ROAR, LLC (which at the time was a related party which had been partially owned by a member of the Board. The subject Board Member is no longer affiliated with ROAR, LLC.) (“ROAR”) and Bristol Capital, LLC (a related party controlled by a member of the Board) (“Bristol Capital”). The Company owned a 47.50% interest in the newly formed entity, CONtv. The Company was accounting for the interest in the joint venture utilizing the equity method of accounting.

On November 16, 2015, pursuant to that certain Amended and Restated Operating Agreement for CONtv by and among the aforementioned parties (the “A&R Operating Agreement”), the Company’s ownership interest in CONtv was reduced to 10%. Pursuant to the A&R Operating Agreement, the Company is only obligated to fund on-going costs in the amount of $25,000 in cash on an on-going monthly basis for a period of 12 months following the effective date.

For the year ended December 31, 2018 and 2017, the Company recognized $0 losses from this venture, respectively.

As of December 31, 2018 and 2017, the amount due to CONtv was $224,241.

Fair Value of Financial Instruments

The Company follows ASC 820-10 of the FASB Accounting Standards Codification to measure the fair value of its financial instruments and disclosures about fair value of its financial instruments. ASC 820-10 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, ASC 820-10 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The three (3) levels of fair value hierarchy defined by ASC 820-10 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally unobservable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts receivable, inventory, prepaid expenses and other current assets, accounts payable and accrued expenses approximate their fair values because of the short maturity of these instruments.

In connection with the securities purchase agreement and debt transactions during the year ended December 31, 2016, the Company issued warrants, to purchase common stock with an exercise price of $0.15 and a five-year term. Upon issuance of the warrants, the Company evaluated the note agreement to determine if the agreement contained any embedded components that would qualify the agreement as a derivative. The Company identified certain put features embedded in the warrants that potentially could result in a net cash settlement in the event of a fundamental transaction, requiring the Company to classify the warrants as a derivative liability. During the year ended December 31, 2017, the Company early adopted ASU 2017-11 on a retrospective basis (see below).

F-11

Transactions involving related parties typically cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free-market dealings may not exist. However, in the case of the convertible promissory note discussed in Note 6, the Company obtained a fairness opinion from an independent third party which supports that the transaction was carried out at an arm’s length basis.

Revenue Recognition and Cost of Revenues

The Company follows the FASB Accounting Standards Codification ASC 606 for revenue recognition. The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Convention revenue is generally earned upon completion of the convention. Unearned convention revenue is deposits received for conventions that have not yet taken place, which are fully or partially refundable depending upon the terms and conditions of the agreements.

Unearned ConBox revenue is non-refundable up-front payments for products. These payments are initially deferred and subsequently recognized over the subscription period, typically three months, and upon shipment of the product. The Company ceased ConBox operations during 2017.

The Company recognizes cost of revenues in the period in which the revenues was earned. In the event the Company incurs cost of revenues for conventions that are yet to occur, the Company records such amounts as prepaid expenses and such prepaid expenses are expensed during the period the convention takes place.

Shipping and Handling Costs

The Company accounts for shipping and handling fees in accordance with paragraph 605-45-45-19 of the FASB Accounting Standards Codification. While amounts charged to customers for shipping products are included in revenues, the related costs are classified in cost of revenue as incurred.

Shipping and handling costs were $0 and $21,479 for the year ended December 31, 2018 and 2017, respectively.

Equity–based compensation

The Company recognizes compensation expense for all equity–based payments in accordance with ASC 718 “Compensation – Stock Compensation”. Under fair value recognition provisions, the Company recognizes equity–based compensation net of an estimated forfeiture rate and recognizes compensation cost only for those shares expected to vest over the requisite service period of the award.

Restricted stock awards are granted at the discretion of the Company. These awards are restricted as to the transfer of ownership and generally vest over the requisite service periods, typically over a four-year period (vesting on a straight–line basis). The fair value of a stock award is equal to the fair market value of a share of Company stock on the grant date.

The fair value of option award is estimated on the date of grant using the Black–Scholes option valuation model. The Black–Scholes option valuation model requires the development of assumptions that are input into the model. These assumptions are the expected stock volatility, the risk–free interest rate, the expected life of the option, the dividend yield on the underlying stock and the expected forfeiture rate. Expected volatility is calculated based on the historical volatility of the Company’s Common stock over the expected option life and other appropriate factors. The expected option term is computed using the “simplified” method as permitted under the provisions of ASC 718-10-S99. The Company uses the simplified method to calculate expected term of share options and similar instruments as the Company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term. Risk–free interest rates are calculated based on continuously compounded risk–free rates for the appropriate term. The dividend yield is assumed to be zero as the Company has never paid or declared any cash dividends on the Common stock of the Company and does not intend to pay dividends on the Common stock in the foreseeable future. The expected forfeiture rate is estimated based on historical experience.

F-12

Determining the appropriate fair value model and calculating the fair value of equity–based payment awards requires the input of the subjective assumptions described above. The assumptions used in calculating the fair value of equity–based payment awards represent management’s best estimates, which involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and the Company uses different assumptions, the equity–based compensation could be materially different in the future. In addition, the Company is required to estimate the expected forfeiture rate and recognize expense only for those shares expected to vest. If the actual forfeiture rate is materially different from the Company’s estimate, the equity–based compensation could be significantly different from what the Company has recorded in the current period.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of December 31, 2018. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at December 31, 2018. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

The Company may be subject to potential examination by federal, state, and city taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions, and compliance with federal, state, and city tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

The Company is no longer subject to tax examinations by tax authorities for years prior to 2015.

Earnings per Share

Earnings per share (“EPS”) is the amount of earnings attributable to each share of common stock. For convenience, the term is used to refer to either earnings or loss per share. EPS is computed pursuant to Section 260-10-45 of the FASB Accounting Standards Codification. Pursuant to ASC Paragraphs 260-10-45-10 through 260-10-45-16, basic EPS shall be computed by dividing income available to common stockholders (the numerator) by the weighted-average number of common shares outstanding (the denominator) during the period. Income available to common stockholders shall be computed by deducting both the dividends declared in the period on preferred stock (whether or not paid) and the dividends accumulated for the period on cumulative preferred stock (whether or not earned) from income from continuing operations (if that amount appears in the income statement) and also from net income. The computation of diluted EPS is similar to the computation of basic EPS except that the denominator is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued during the period to reflect the potential dilution that could occur from common shares issuable through contingent shares issuance arrangement, stock options or warrants.

F-13

The following table shows the outstanding dilutive common shares excluded from the diluted net income (loss) per share calculation as they were anti-dilutive:

	Contingent shares issuance arrangement, stock options or warrants
	For the Year Ended December 31, 2018	For the Year Ended December 31, 2017

Convertible note	16,666,667	16,666,667
Common stock options	3,445,000	4,043,000
Common stock warrants	16,666,667	16,666,667

Total contingent shares issuance arrangement, stock options or warrants	36,778,334	37,376,334

Reclassification

Certain prior period amounts have been reclassified to conform to current period presentation.

Recently Issued Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842).” Under ASU 2016-02, lessees will be required to recognize, for all leases of 12 months or more, a liability to make lease payments and a right-of-use asset representing the right to use the underlying asset for the lease term. Additionally, the guidance requires improved disclosures to help users of financial statements better understand the nature of an entity’s leasing activities. This ASU is effective for public reporting companies for interim and annual periods beginning after December 15, 2018, with early adoption permitted, and must be adopted using a modified retrospective approach. The Company is in the process of evaluating the effect of the new guidance on its consolidated financial statements and disclosures.

In April 2016, the FASB issued ASU No. 2016-10, “Revenue from Contracts with Customers: Identifying Performance Obligations and Licensing (Topic 606)”. In March 2016, the FASB issued ASU No. 2016-08, “Revenue from Contracts with Customers: Principal versus Agent Considerations (Reporting Revenue Gross verses Net) (Topic 606)”. These amendments provide additional clarification and implementation guidance on the previously issued ASU 2014-09, “Revenue from Contracts with Customers”. The amendments in ASU 2016-10 provide clarifying guidance on materiality of performance obligations; evaluating distinct performance obligations; treatment of shipping and handling costs; and determining whether an entity’s promise to grant a license provides a customer with either a right to use an entity’s intellectual property or a right to access an entity’s intellectual property. The amendments in ASU 2016-08 clarify how an entity should identify the specified good or service for the principal versus agent evaluation and how it should apply the control principle to certain types of arrangements. The adoption of ASU 2016-10 and ASU 2016-08 is to coincide with an entity’s adoption of ASU 2014-09, which the Company intends to adopt for interim and annual reporting periods beginning after December 15, 2017. The Company is in the process of evaluating the standard and does not expect the adoption will have a material effect on its consolidated financial statements and disclosures.

In April 2016, the FASB issued ASU No. 2016-09, “Compensation – Stock Compensation (Topic 718)”. The FASB issued this update to improve the accounting for employee share-based payments and affect all organizations that issue share-based payment awards to their employees. Several aspects of the accounting for share-based payment award transactions are simplified, including: (a) income tax consequences; (b) classification of awards as either equity or liabilities; and (c) classification on the statement of cash flows. The updated guidance is effective for annual periods beginning after December 15, 2016, including interim periods within those fiscal years. Early adoption of the update is permitted. The Company adopted the standard during the year ended December 31, 2017 and the adoption did not have a material effect on its consolidated financial statements and disclosures.

F-14

In May 2016, the FASB issued ASU No. 2016-12, “Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients”, which narrowly amended the revenue recognition guidance regarding collectability, noncash consideration, presentation of sales tax and transition and is effective during the same period as ASU 2014-09. The Company is currently evaluating the standard and does not expect the adoption will have a material effect on its consolidated financial statements and disclosures.

In August 2016, the FASB issued ASU 2016-15, “Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments” (“ASU 2016-15”). ASU 2016-15 will make eight targeted changes to how cash receipts and cash payments are presented and classified in the statement of cash flows. ASU 2016-15 is effective for fiscal years beginning after December 15, 2017. The new standard will require adoption on a retrospective basis unless it is impracticable to apply, in which case it would be required to apply the amendments prospectively as of the earliest date practicable. The Company is currently in the process of evaluating the impact of ASU 2016-15 on its consolidated financial statements.

In October 2016, the FASB issued ASU 2016-16, “Income Taxes (Topic 740): Intra-Entity Transfers of Assets Other than Inventory”, which eliminates the exception that prohibits the recognition of current and deferred income tax effects for intra-entity transfers of assets other than inventory until the asset has been sold to an outside party. The updated guidance is effective for annual periods beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption of the update is permitted. The Company is currently evaluating the impact of the new standard.

In November 2016, the FASB issued ASU 2016-18, “Statement of Cash Flows (Topic 230)”, requiring that the statement of cash flows explain the change in the total cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. This guidance is effective for fiscal years, and interim reporting periods therein, beginning after December 15, 2017 with early adoption permitted. The provisions of this guidance are to be applied using a retrospective approach which requires application of the guidance for all periods presented. The Company is currently evaluating the impact of the new standard.

In May 2017, the FASB issued ASU 2017-09, “Compensation—Stock Compensation (Topic 718): Scope of Modification Accounting,” which provides guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in Topic 718. This standard is required to be adopted in the first quarter of 2018. The Company adopted the standard during the year ended December 31, 2017 and the adoption did not have a material effect on its consolidated financial statements and disclosures.

In July 2017, the FASB issued ASU 2017-11, “Earnings Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480) and Derivatives and Hedging (Topic 815): I. Accounting for Certain Financial Instruments with Down Round Features; II. Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception”. Part I of this update addresses the complexity of accounting for certain financial instruments with down round features. Down round features are features of certain equity-linked instruments (or embedded features) that result in the strike price being reduced on the basis of the pricing of future equity offerings. Current accounting guidance creates cost and complexity for entities that issue financial instruments (such as warrants and convertible instruments) with down round features that require fair value measurement of the entire instrument or conversion option. Part II of this update addresses the difficulty of navigating Topic 480, Distinguishing Liabilities from Equity, because of the existence of extensive pending content in the FASB Accounting Standards Codification. This pending content is the result of the indefinite deferral of accounting requirements about mandatorily redeemable financial instruments of certain nonpublic entities and certain mandatorily redeemable noncontrolling interests. The amendments in Part II of this update do not have an accounting effect. This ASU is effective for fiscal years, and interim periods within those years, beginning after December 15, 2018. The Company early adopted the ASU 2017-11 in the three months ending December 31, 2017. See below.

F-15

Adoption of ASU 2017-11

As noted above, in connection with the securities purchase agreement and debt transactions during the year ended December 31, 2016, the Company issued warrants, to purchase common stock with an exercise price of $0.15 and a five-year term. Upon issuance of the warrants, the Company evaluated the note agreement to determine if the agreement contained any embedded components that would qualify the agreement as a derivative. The Company identified certain put features embedded in the warrants that potentially could result in a net cash settlement in the event of a fundamental transaction, requiring the Company to classify the warrants as a derivative liability. The Company changed its method of accounting for the debt and warrants through the early adoption of ASU 2017-11 during the year ended December 31, 2017 on a retrospective basis.

In June 2018, the FASB issued Accounting Standards Update 2018-07, “Compensation – Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-07”)”. ASU 2018-07 expands the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. ASU 2018-07 also clarifies that Topic 718 does not apply to share-based payments used to effectively provide (1) financing to the issuer or (2) awards granted in conjunction with selling goods or services to customers as part of a contract accounted for under Revenue from Contracts with Customers (Topic 606). ASU 2018-07 is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early adoption is permitted. The Company will adopt the provisions of ASU 2018-07 in the quarter beginning January 1, 2019. The adoption of ASU 2018-07 is not expected to have a material impact on the Company’s financial statement presentation or disclosures.

In August 2018, the FASB issued Accounting Standards Update (ASU) 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework - Changes to the Disclosure Requirements for Fair Value Measurement”, which changes the fair value measurement disclosure requirements of ASC 820. This update is effective for fiscal years beginning after December 15, 2019, and for interim periods within those fiscal years. The Company does not expect the adoption of ASU 2018-13 to have a material impact on its consolidated financial statements.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying consolidated financial statements.

Note 4 – Property and Equipment

Property and equipment stated at cost, less accumulated depreciation and amortization, consisted of the following:

	December 31, 2018	December 31, 2017
Computer Equipment	$43,087	$43,087
Equipment	469,348	460,927
Furniture and Fixtures	62,321	62,321
Leasehold Improvements	22,495	22,495
	597,251	588,830
Less: Accumulated depreciation	(497,463)	(423,427)
	$99,788	$165,403

Depreciation expense was $80,036 and $147,832 for the year ended December 31, 2018 and 2017, respectively.

Note 5 – Investment in CONtv Joint Venture

On August 27, 2014, the Company entered into a joint venture and executed an Operating Agreement with Cinedigm, ROAR (which at the time was a related party co-founded by one of the Company’s directors, with said Director no longer having any affiliation with ROAR) and Bristol Capital (a related party founded by the Company’s Chairman of the Board). The Company owned a 47.50% interest in the newly formed entity, CONtv. The Company was accounting for the interest in the joint venture utilizing the equity method of accounting.

On November 16, 2015, the Company entered that certain A&R Operating Agreement by and among, the Company, Cinedigm, ROAR and Bristol Capital, pursuant to which the Company’s interest in CONtv was reduced to a non-dilutable 10% membership interest. Such agreement was deemed effective on the execution date; however, Cinedigm agreed to the Company recognizing only 10% of the losses from the period July 1, 2015 through December 31, 2015. Pursuant to the A&R Operating Agreement, the Company is only obligated to fund on-going costs in the amount of $25,000 in cash on an on-going monthly basis for a period of 12 months following the effective date.

F-16

For the year ended December 31, 2018 and 2017, the Company recognized $0 in losses from this venture, respectively.

As of December 31, 2018 and 2017, the investment in CONtv was $0.

As of December 31, 2018 and 2017, the Company has a balance due to CONtv of $224,241.

Note 6 – Related Party Transactions

Wiz Wizard LLC

On December 29, 2014, the Company and a member of the Board formed Wiz Wizard (d/b/a ConBox) in the State of Delaware. The Company and the member of the Board each owned 50% of the membership interest and agreed to allocate the profits and losses accordingly upon repayment of the initial capital contributions on a pro rata basis. On February 4, 2016, the member of the Board assigned his fifty percent (50%) membership interest to the Company. The Company ceased ConBox operations in 2017. Wiz World, LLC was dissolved in March 2019.

Consulting Agreement

On December 29, 2016, the Company entered into a Consulting Services Agreement (the “Consulting Agreement”) with Bristol Capital, LLC, a Delaware limited liability company (“Bristol”) managed by Paul L. Kessler, the Chairman of the Company. Pursuant to the Consulting Agreement, Mr. Kessler will serve as Executive Chairman of the Company. The initial term of the Agreement is from December 29, 2016 through March 28, 2017 (the “Initial Term”). The term of the Consulting Agreement will be automatically extended for additional terms of 90-day periods each (each a “Renewal Term” and together with the Initial Term, the “Term”), unless either the Company or Bristol gives prior written notice of non-renewal to the other party no later than thirty (30) days prior to the expiration of the then current Term.

During the Term, the Company will pay Bristol a monthly fee (the “Monthly Fee”) of Eighteen Thousand Seven Hundred Fifty and No/100 Dollars ($18,750).

In addition, the Company will grant to Bristol options to purchase up to an aggregate of 600,000 shares of the Company’s common stock.

During the year ended December 31, 2018 and 2017, the Company incurred total expenses of $225,000 and $225,000, respectively, for services provided by Bristol.

On November 22, 2018, the Board of Directors of the Company decided to issue 4,039,634 shares of Preferred stock for settlement of the outstanding fees due to Bristol totaling $496,875. At December 31, 2018 and 2017, the Company accrued $0 and $208,106, respectively, of net monthly fees due to Bristol.

Operating Sublease

On June 16, 2016, the Company entered into a Standard Multi-Tenant Sublease (“Sublease”) with Bristol Capital Advisors, LLC (“Bristol Capital Advisors”), an entity controlled by the Company’s Chairman of the Board. The leased premises are owned by an unrelated third party and Bristol Capital Advisors passes the lease costs down to the Company. The term of the Sublease is for 5 years and 3 months beginning on July 1, 2016 commencing with monthly payments of $8,118. Upon execution of the Sublease, the Company paid a security deposit of $9,137 and $199,238 for prepaid rent of which $0 and $76,006 remain at December 31, 2018 and 2017, respectively. During the year ended December 31, 2018 and 2017, the Company incurred total rent expense of $101,843 and $98,877, respectively, under the Sublease. See Note 7 for future minimum rent payments due.

F-17

Securities Purchase Agreement

Effective December 1, 2016, the Company entered into the Purchase Agreement with Bristol Investment Fund, Ltd. (the “Purchaser”), an entity controlled by the Chairman of the Company’s Board of Directors, pursuant to which the Company sold to the Purchaser, for a cash purchase price of $2,500,000, securities comprising: (i) the Debenture, (ii) Series A Warrants, and (iii) Series B Warrants. Pursuant to the Purchase Agreement, the Company paid $25,000 to the Purchaser and issued to the Purchaser 500,000 shares of Common Stock with a grant date fair value of $85,000 to cover the Purchaser’s legal fees. The Company recorded as a debt discount of $25,791 related to the cash paid and the relative fair value of the shares issued to Purchaser for legal fees.

(i) Debenture

The Debenture with an initial principal balance of $2,500,000, due December 30, 2018 (the “Maturity Date”), will accrue interest on the aggregate unconverted and then outstanding principal amount of the Debenture at the rate of 12% per annum. Interest is payable quarterly on (i) January 1, April 1, July 1 and October 1, beginning on January 1, 2017, (ii) on each date the Purchaser converts, in whole or in part, the Debenture into Common Stock (as to that principal amount then being converted), and (iii) on the day that is 20 days following the Company’s notice to redeem some or all of the of the outstanding principal of the Debenture (only as to that principal amount then being redeemed) and on the Maturity Date. The Debenture is convertible into shares of the Company’s Common Stock at any time at the option of the holder, at an initial conversion price of $0.15 per share, subject to adjustment. In the event of default occurs, the conversion price shall be the lesser of (i) the initial conversion price of $0.15 and (ii) 50% of the average of the 3 lowest trading prices during the 20 trading days immediately prior to the applicable conversion date.

(ii) Series A Warrants

The Series A Warrants to acquire up to 16,666,667 shares of Common Stock at the Series A Initial Exercise Price of $0.15 and expiring on December 1, 2021. The Warrants may be exercised immediately upon the issuance date, upon the option of the holder.

(iii) Series B Warrants

The Series B Warrants to acquire up to 16,666,650 shares of Common Stock at the Series B Initial Exercise Price of $0.15 and expiring on December 1, 2021. The Series B Warrants were exercised immediately upon the issuance date. The Company received gross proceeds of $1,667 upon exercise of the warrants.

Upon issuance of the note, the Company valued the warrants using the Black-Scholes Option Pricing model and accounted for it using the relative fair value of $1,448,293 as debt discount on the consolidated balance sheet. The debt discount is amortized over the earlier of (i) the term of the debt or (ii) conversion of the debt, using the effective interest method which approximates the interest method. The amortization of debt discount is included as a component of interest expense in the consolidated statements of operations. There was unamortized debt discount of $4,999 and $1,383,021 as of December 31, 2018 and 2017, respectively, which includes the debt discount recorded upon execution of the Securities Purchase Agreement discussed above.

The note payable was not retired on the due date and remains outstanding as December 31, 2018. The Company continues to accrue interest at the stated rate of 12% per annum. Accrued interest expense as of December 31, 2018 and 2017 was $623,524 and $323,524, respectively.

Note 7 – Commitments and Contingencies

Appointment of President and Chief Executive Officer

On April 22, 2016, the Board approved the appointment of Mr. John D. Maatta as the Company’s President and Chief Executive Officer, effective as of May 3, 2016. Mr. Maatta will continue to serve as a member of the Board. In addition, the Board granted Mr. Maatta options to purchase up to an aggregate of 1,100,000 shares of the Company’s common stock, subject to the terms and conditions of the Third Amended and Restated 2011 Stock Incentive and Award Plan, which were fully vested as of December 31, 2018. Mr. Maatta formally entered into his Employment Agreement with the Company on July 17, 2016. Effective January 1, 2018, Mr. Maatta has elected to receive 50% of the compensation provided for his employment contract and is currently receiving $125,000 per year with the remainder of the balance deferred which amount is included in accounts payable and accrued expenses on the accompanying condensed consolidated balance sheets.

F-18

On November 22, 2018, the Board of Directors of the Company decided to issue 1,729,325 shares of Preferred stock for settlement of the deferred compensation due to Mr. Maatta totaling $212,707.

Consulting Agreement

As discussed in Note 6, on December 29, 2016, the Company entered into a Consulting Services Agreement (the “Consulting Agreement”) with Bristol managed by Paul L. Kessler, the Chairman of the Company. Pursuant to the Consulting Agreement, Mr. Kessler will serve as Executive Chairman of the Company. The initial term of the Agreement is from December 29, 2016 through March 28, 2017 (the “Initial Term”). The term of the Consulting Agreement will be automatically extended for additional terms of 90-day periods each (each a “Renewal Term” and together with the Initial Term, the “Term”), unless either the Company or Bristol gives prior written notice of non-renewal to the other party no later than thirty (30) days prior to the expiration of the then current Term.

During the Term, the Company will pay Bristol a monthly fee (the “Monthly Fee”) of Eighteen Thousand Seven Hundred Fifty and No/100 Dollars ($18,750). For services rendered by Bristol prior to entering into the Consulting Agreement, the Company will pay Bristol the Monthly Fee, pro-rated, for the time between September 1, 2016 and December 29, 2016. Bristol may also receive an annual bonus as determined by the Compensation Committee of the Company’s Board of Directors (the “Board”) and approved by the Board. Bristol has deferred payment of the monthly fees due from the Company as defined under the Consulting Agreement. On November 22, 2018, the Board of Directors of the Company decided to issue 4,039,634 shares of Preferred stock for settlement of the outstanding fees due to Bristol totaling $496,875. At December 31, 2018 and 2017, the Company accrued $0 and $208,106, respectively, of net monthly fees due to Bristol.

In addition, the Company granted to Bristol options to purchase up to an aggregate of 600,000 shares of the Company’s common stock which were fully vested as of December 31, 2018.

Operating Lease

On June 16, 2016, the Company entered into a Standard Multi-Tenant Sublease (“Sublease”) with Bristol Capital Advisors, an entity controlled by the Company’s Chairman of the Board. The leased premises are owned by an unrelated third party and Bristol Capital Advisors passes the lease costs down to the Company. The term of the Sublease is for 5 years and 3 months beginning on July 1, 2016 commencing with monthly payments of $8,118. Upon execution of the Sublease, the Company paid a security deposit of $9,137 and $199,238 for prepaid rent of which $0 and $76,006 remain at December 31, 2018 and 2017, respectively. During the year ended December 31, 2018 and 2017, the Company incurred total rent expense of $101,843 and $98,877, respectively, under the Sublease.

See below for future minimum rent payments due.

Future minimum lease payments inclusive of related tax required under the non-cancelable operating lease are as follows:

Fiscal year ending December 31:
2019	$107,279
2020	107,279
2021	80,458
$295,016

Obligation to Fund CONtv

As discussed in Note 3, on November 16, 2015, pursuant to that certain A&R Operating Agreement for CONtv, the Company’s ownership interest in CONtv was reduced to 10%. In addition, the Company is only obligated to fund on-going costs in the amount of $25,000 in cash on an on-going monthly basis for a period of 12 months following the effective date.

F-19

For the years ended December 31, 2018 and 2017, the Company recognized $0 losses from this venture, respectively. As of December 31, 2018 and 2017, the amount due to CONtv was $224,241.

Malinoff Dispute

A complaint for breach of contract and various disability discrimination claims was filed by former COO Randy Malinoff after the Company terminated him for cause. The Company believes that the matter was wrongful and without merit. The lawsuit was concluded on what management considers to be terms favorable to the Company.

Stephen Shamus Lawsuit

On October 28, 2016, the Company filed a Complaint (the “SDNY Complaint”) and commenced a lawsuit in the United States District Court, Southern District of New York, against Stephen Shamus, the former Chief Marketing Officer of the Company whose employment was terminated on October 27, 2016 (the “SDNY Lawsuit”). In the SDNY Lawsuit, the Company alleges, among other things, breach of fiduciary duty, misappropriation of corporation assets, breach of contract, and conversion, against Mr. Shamus relating to the Company’s assertion that he used his position with the Company to improperly obtain memorabilia at the Company’s Comic Conventions which he would then sell and retain the profits from for his own benefit. On November 16, 2016, Mr. Shamus filed an Answer to the SDNY Complaint with counterclaims against the Company (the “SDNY Counterclaim”). The SDNY Counterclaim alleges breach of contract and unjust enrichment against the Company and seeks compensatory damages in the form of cash.

The lawsuit was concluded on February 15, 2017 with no financial impact on the Company’s financial statements.

Gareb Shamus Lawsuit

On December 16, 2016, the Company filed a Complaint (the “DNJ Complaint”) and commenced a lawsuit in the United States District Court, District of New Jersey (the “DNJ Lawsuit”), against Gareb Shamus, the founder and former Chief Executive Officer of the Company; Pivot Media LLC and 4 Brothers LLC, entities owned and operated by Gareb Shamus; Stephen Shamus, the former Chief Marketing Officer of the Company whose employment was terminated on October 27, 2016; Kenneth Shamus, a former director of the Company; Eric Weisblum; GEM Funding LLC; It’s All Normal LLC; and various other defendants (collectively, the “DNJ Defendants”). In the DNJ Complaint, the Company alleged that the DNJ Defendants violated Section 13(d) of the Securities and Exchange Act of 1934 and SEC Rules 13d-1 and 13d-5. The Company sought an injunction to compel the DNJ Defendants to make complete disclosure under Section 13(d) of the Exchange Act and to cure their past violations. The DNJ Lawsuit was concluded on February 15, 2017 with no financial impact on the Company’s financial statements.

Silverman Lawsuit

On January 11, 2017, Arden B. Silverman (“Silverman”), d/b/a Capital Asset Protection, filed a complaint (the “Silverman Complaint”) and commenced a lawsuit against the Company in the Superior Court of California, County of Los Angeles – Central District (the “Silverman Lawsuit”). Silverman brought the claim after being assigned the right title and interest in a claim against the Company by Rogers & Cowan, Inc., a California corporation (Rogers & Cowan). The Silverman Complaint alleges the Company owes $42,600 plus attorney’s fees to Silverman for services provided by Rogers & Cowan to the Company. On April 10, 2017, the Company filed a cross Cross-Complaint in the Silverman Lawsuit against Rogers and Cowan, among others (the “Cross-Complaint”). The Cross-Complaint seeks in excess of $90,000 from Rogers & Cowan, among others, and alleges, fraud, negligent misrepresentation, breach of written agreement; breach of covenant of good faith and fair dealings, and violations of Cal. Bus. & Prof. Code §§17200 et seq. The matters at issue in the Silverman lawsuit were resolved by way of a mutual settlement with no financial impact on the Company’s financial statements in June 2017.

Other Legal Matters

The Company settled a claim relating to the alleged conduct of a third-party during a live event produced by the Company. Although the Company disputed any liability the matter was concluded for the sum of $45,000, which was below the insurance retention of $50,000.

The Company also settled a small claims action in the amount of $5,000; as well as a commercial contract claim in the amount of $11,000.

The Company has also initiated an action against a vendor with regard to fees charged for services provided by the vendor at certain shows produced by the Company. The action filed by the Company is in at an early procedural stage.

With the exception of the foregoing disputes, the Company is not involved in any disputes and does not have any litigation matters pending which the Company believes could have a materially adverse effect on the Company’s financial condition or results of operations.

Note 8 – Stockholders’ Equity (Deficit)

The Company’s authorized capital stock consists of 100,000,000 shares, of which 80,000,000 are for shares of common stock, par value $0.0001 per share, and 20,000,000 are for shares of preferred stock, par value $0.0001 per share, of which 50,000 have been designated as Series A Cumulative Convertible Preferred Stock.

On November 22, 2018, the Board of Directors of the Company decided to issue 5,768,956 shares of Preferred stock for settlement of the outstanding liabilities due to Bristol and Mr. Maatta totaling $709,506. As of December 31, 2018 and 2017, there were 5,768,956 and 0 shares of preferred stock issued and outstanding, respectively.

As of December 31, 2018 and 2017, there were 70,135,036 and 68,535,036 shares of common stock issued and outstanding, respectively. Each share of the common stock entitles its holder to one vote on each matter submitted to the shareholders.

Equity Incentive Plan

On May 9, 2011, the Board approved, authorized and adopted (subject to stockholder approval) the 2011 Incentive Stock and Award Plan (the “Plan”). The Plan was amended on September 14, 2011, April 11, 2012, July 9, 2012 and September 25, 2014. The Plan provides for the issuance of up to 15,000,000 shares of common stock, par value $.0001 per share, of the Company through the grant of non-qualified options (the “Non-qualified Options”), incentive options (the “Incentive Options”) and together with the Non-qualified Options, the (“Options”) and restricted stock (the “Restricted Stock”) to directors, officers, consultants, attorneys, advisors and employees.

The Plan shall be administered by a committee consisting of two or more independent, non-employee and outside directors (the “Committee”). In the absence of such a Committee, the Board shall administer the Plan.

F-20

Restricted Stock

Each award of Restricted Stock is subject to the following material terms:

(i)	no rights to an award of Restricted Stock is granted to the intended recipient of Restricted Stock unless and until the grant of Restricted Stock is accepted within the period prescribed by the Committee;

(ii)	Restricted Stock shall not be delivered until they are free of any restrictions specified by the Committee at the time of grant;

(iii)	recipients of Restricted Stock have the rights of a stockholder of the Company as of the date of the grant of the Restricted Stock;

(iv)	shares of Restricted Stock are forfeitable until the terms of the Restricted Stock grant have been satisfied or the employment with the Company is terminated; and

(v)	the Restricted Stock is not transferable until the date on which the Committee has specified such restrictions have lapsed.

On October 16, 2018, the Company granted the members of the Board 1,600,000 restricted shares of the Company’s common stock with an exercise price of $0.17 per share with an aggregate fair value of approximately $272,000 and vested immediately. The Company recognized an aggregate of $272,000 and $0 in compensation expense during the year ended December 31, 2018 and 2017, respectively, related to restricted stock.

Stock Options

Each Option shall contain the following material terms:

(i)	the exercise price, which shall be determined by the Committee at the time of grant, shall not be less than 100% of the Fair Market Value (defined as the closing price on the final trading day immediately prior to the grant on the principal exchange or quotation system on which the common stock is listed or quoted, as applicable) of the common stock of the Company, provided that if the recipient of the Option owns more than ten percent (10%) of the total combined voting power of the Company, the exercise price shall be at least 110% of the Fair Market Value;

(ii)	the term of each Option shall be fixed by the Committee, provided that such Option shall not be exercisable more than five (5) years after the date such Option is granted, and provided further that with respect to an Incentive Option, if the recipient owns more than ten percent (10%) of the total combined voting power of the Company, the Incentive Option shall not be exercisable more than five (5) years after the date such Incentive Option is granted;

(iii)	subject to acceleration in the event of a Change of Control of the Company (as further described in the Plan), the period during which the Options vest shall be designated by the Committee or, in the absence of any Option vesting periods designated by the Committee at the time of grant, shall vest and become exercisable in equal amounts on each fiscal quarter of the Company through the four (4) year anniversary of the date on which the Option was granted;

(iv)	no Option is transferable and each is exercisable only by the recipient of such Option except in the event of the death of the recipient; and

(v)	with respect to Incentive Options, the aggregate Fair Market Value of common stock exercisable for the first time during any calendar year shall not exceed $100,000.

F-21

The following is a summary of the Company’s option activity:

	Options	Weighted Average Exercise Price

Outstanding – January 1, 2017	5,319,000	$0.57
Exercisable – January 1, 2017	1,640,500	$0.47
Granted	-	$-
Exercised	-	$-
Forfeited/Cancelled	(1,276,000)	$-
Outstanding – December 31, 2017	4,043,000	$0.58
Exercisable – December 31, 2017	3,328,000	$0.57
Granted	900,000	$0.17
Exercised	-	$-
Forfeited/Cancelled	(598,000)	$-
Outstanding – December 31, 2018	4,345,000	$0.52
Exercisable – December 31, 2018	3,492,500	$0.59

Options Outstanding				Options Exercisable
Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price

$0.17 – 1.50	4,345,000	2.09 years	$0.52	3,492,500	$0.59

At December 31, 2018, the total intrinsic value of options outstanding and exercisable was $20,700 and $5,175, respectively.

On October 16, 2018, the Company granted three members of the Board 900,000 options to purchase the Company’s common stock with an exercise price of $0.17 per share, a term of 5 years, and a vesting period of 1 year. The options have an aggregated fair value of approximately $98,544 that was calculated using the Black-Scholes option-pricing model based on the assumptions below.

December 31, 2018
Risk-free interest rate	2.95%
Expected life of grants	3.0 years
Expected volatility of underlying stock	114.83%
Dividends	0%

The Company recognized an aggregate of $85,260 and $296,274 in stock-based compensation expense during the year ended December 31, 2018 and 2017, respectively, related to option awards. At December 31, 2018, unrecognized stock-based compensation was $118,339.

F-22

Stock Warrants

The following is a summary of the Company’s warrant activity:

	Warrants	Weighted Average Exercise Price

Outstanding – January 1, 2017	16,666,667	$0.15
Exercisable – January 1, 2017	16,666,667	$0.15
Granted	-	$-
Exercised	-	$-
Forfeited/Cancelled	-	$-
Outstanding – December 31, 2017	16,666,667	$0.15
Exercisable – December 31, 2017	16,666,667	$0.15
Granted	-	$-
Exercised	-	$-
Forfeited/Cancelled	-	$-
Outstanding – December 31, 2018	16,666,667	$0.15
Exercisable – December 31, 2018	16,666,667	$0.15

Warrants Outstanding				Warrants Exercisable
Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price

$0.15	16,666,667	2.92 years	$0.15	16,666,667	$0.15

At December 31, 2018, the total intrinsic value of warrants outstanding and exercisable was $716,667.

There were no new warrants granted during the year ended December 31, 2018.

Note 9 – Credit Risk

Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of cash and cash equivalents. As of December 31, 2018 and 2017, substantially all of the Company’s cash and cash equivalents were held by major financial institutions and the balance in certain accounts exceeded the maximum amount insured by the Federal Deposits Insurance Corporation (“FDIC”). However, the Company has not experienced losses on these accounts and management believes that the Company is not exposed to significant risks on such accounts.

Note 10 – Income Tax Provision

Deferred Tax Assets

On December 22, 2017, the Tax Cuts and Jobs Act (the “Tax Reform Bill”) was signed into law. Prior to the enactment of the Tax Reform Bill, the Company measured its deferred tax assets at the federal rate of 34%. The Tax Reform Bill reduced the federal tax rate to 21% resulting in the re-measurement of the deferred tax asset as of December 31, 2017. Beginning January 1, 2018, the lower tax rate of 21% will be used to calculate the amount of any federal income tax due on taxable income earned during 2018.

At December 31, 2018, the Company has available for U.S. federal income tax purposes a net operating loss (“NOL”) carry-forwards of approximately $13.6 million that may be used to offset future taxable income through the fiscal year ending December 31, 2036. If not used, these NOLs may be subject to limitation under Internal Revenue Code Section 382 should there be a greater than 50% ownership change as determined under the regulations. The Company plans on undertaking a detailed analysis of any historical and/or current Section 382 ownership changes that may limit the utilization of the net operating loss carryovers. No tax benefit has been reported with respect to these net operating loss carry-forwards in the accompanying consolidated financial statements since the Company believes that the realization of its net deferred tax asset of approximately $2.9 million was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are fully offset by a valuation allowance of $2.9 million.

F-23

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards. The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realizability. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon future generation for taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all the information available, Management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. The valuation allowance increased by approximately $764,000 and $590,000 for the years ended December 31, 2018 and 2017, respectively.

The Company evaluated the provisions of ASC 740 related to the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. ASC 740 prescribes a comprehensive model for how a company should recognize, present, and disclose uncertain positions that the Company has taken or expects to take in its tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. Differences between tax positions taken or expected to be taken in a tax return and the net benefit recognized and measured pursuant to the interpretation are referred to as “unrecognized benefits.” A liability is recognized (or amount of net operating loss carry forward or amount of tax refundable is reduced) for unrecognized tax benefit because it represents an enterprise’s potential future obligation to the taxing authority for a tax position that was not recognized as a result of applying the provisions of ASC 740.

If applicable, interest costs related to the unrecognized tax benefits are required to be calculated and would be classified as “Other expenses – Interest expense” in the statement of operations. Penalties would be recognized as a component of “General and administrative.”

No material interest or penalties on unpaid tax were recorded during the years ended December 31, 2018 and 2017, respectively. As of December 31, 2018 and 2017, no liability for unrecognized tax benefits was required to be reported. The Company does not expect any significant changes in its unrecognized tax benefits in the next year.

Components of deferred tax assets are as follows:

	December 31, 2018	December 31, 2017
Net deferred tax assets – Non-current:

Expected income tax benefit from NOL carry-forwards	$2,846,681	$2,083,000
Less valuation allowance	(2,846,681)	(2,083,000)
Deferred tax assets, net of valuation allowance	$-	$-

Income Tax Provision in the Consolidated Statements of Operations

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage of income before income taxes is as follows:

	For the Year Ended December 31, 2018	For the Year Ended December 31, 2017

Federal statutory income tax rate	21.0%	21.0%

Change in valuation allowance on net operating loss carry-forwards	(21.0)%	(21.0)%

Effective income tax rate	0.0%	0.0%

F-24

Note 11 – Segment Information

The Company maintained operating segments; Conventions and ConBox. The Company ceased ConBox operations in 2017, which is the principal reason for the decrease in operating results compared to 2017. The Company evaluated performance of its operating segments based on revenue and operating profit (loss). Segment information for the year ended December 31, 2018 and 2017 and as of December 31, 2018 and 2017, are as follows:

	Conventions	ConBox	Total
Year ended December 31, 2018
Revenue	$13,901,603	$-	$13,901,603
Cost of revenue	(11,278,066)	-	(11,278,066)
Gross margin	2,623,537	-	2,623,537
Operating expenses	(3,564,552)	-	(3,564,552)
Operating loss	(941,015)	-	(941,015)

Year Ended December 31, 2017
Revenue	$14,983,033	$84,580	$15,067,613
Cost of revenue	(14,978,136)	(80,161)	(15,058,297)
Gross margin	4,897	4,419	9,316
Operating expenses	(5,314,391)	(32,533)	(5,346,924)
Operating loss	(5,309,494)	(28,114)	(5,337,608)

December 31, 2018
Accounts receivable, net	$124,395	$-	$124,395
Total assets	2,226,156	-	2,226,156
Unearned revenue	1,710,722	-	1,710,722

December 31, 2017
Accounts receivable, net	$336,030	$-	$336,030
Total assets	2,940,089	-	2,940,089
Unearned revenue	2,164,972	-	2,164,972

F-25

FINANCIAL STATEMENTS FOR THE PERIOD ENDED JUNE 30, 2019 (UNAUDITED) AND YEAR ENDED DECEMBER 31, 2018

Wizard Entertainment, Inc.

June 30, 2019

F-26

Wizard Entertainment, Inc.

Condensed Consolidated Balance Sheets

	June 30, 2019	December 31, 2018
	(unaudited)
Assets

Current Assets
Cash and cash equivalents	$491,974	$1,014,671
Accounts receivable, net	188,958	124,395
Inventory	-	-
Prepaid convention expenses	215,604	762,110
Prepaid expenses	180,596	136,317
Deferred offering costs	79,467	79,467
Total Current Assets	1,156,599	2,116,960

Property and equipment, net	83,326	99,788

Operating lease right of use asset, net	212,884	-

Security deposits	9,408	9,408

Total Assets	$1,462,217	$2,226,156

Liabilities and Stockholders’ Deficit

Current Liabilities
Accounts payable and accrued expenses	$2,845,911	$2,710,989
Unearned revenue	986,528	1,710,722
Operating lease liability	86,357	-
Convertible promissory note – related party, net	2,500,000	2,495,001
Due to CONtv joint venture	224,241	224,241

Total Current Liabilities	6,643,037	7,140,953

Operating lease liability, net	128,673	-

Total Liabilities	6,771,710	7,140,953

Commitments and contingencies

Stockholders’ Deficit
Preferred stock par value $0.0001: 20,000,000 shares authorized; 5,768,956 and 5,768,956 shares issued and outstanding, respectively	577	577
Preferred stock par value $0.0001: 50,000 shares designated Series A cumulative, no shares outstanding, respectively	-	-
Common stock par value $0.0001: 80,000,000 shares authorized; 70,135,036 and 70,135,036 shares issued and outstanding, respectively	7,015	7,015
Additional paid-in capital	21,214,692	21,026,999
Accumulated deficit	(26,519,279)	(25,936,890)
Non-controlling interest	(12,498)	(12,498)
Total Stockholders’ Deficit	(5,309,493)	(4,914,797)

Total Liabilities and Stockholders’ Deficit	$1,462,217	$2,226,156

See accompanying notes to the condensed consolidated financial statements

F-27

Wizard Entertainment, Inc.

Condensed Consolidated Statements of Operations

	For the Three Months Ended		For the Six Months Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Convention Revenues	$2,542,632	$5,111,867	$6,092,615	$9,103,033

Cost of revenues	2,164,799	4,489,502	5,122,638	7,375,836

Gross margin	377,833	622,365	969,977	1,727,197

Operating expenses
Compensation	329,638	464,296	785,924	921,581
Consulting fees	115,393	107,931	217,844	224,017
General and administrative	217,219	294,409	393,896	542,594

Total operating expenses	662,250	866,636	1,397,664	1,688,192

(Loss) income from operations	(284,417)	(244,271)	(427,687)	39,005

Other expenses
Interest expense	(74,875)	(261,001)	(154,702)	(429,894)
Total other expenses	(74,875)	(261,001)	(154,702)	(429,894)

Loss before income tax provision	(359,292)	(505,272)	(582,389)	(390,889)

Income tax provision	-	-	-	-

Net loss	(359,292)	(505,272)	(582,389)	(390,889)

Net loss attributable to non-controlling interests	-	-	-	-

Net loss attributable to common stockholders	$(359,292)	$(505,272)	$(582,389)	$(390,889)

Loss per share - basic	$(0.01)	$(0.01)	$(0.01)	$(0.01)

Loss per share - diluted	$(0.01)	$(0.01)	$(0.01)	$(0.01)

Weighted average common shares outstanding - basic	70,135,036	68,535,036	70,135,036	68,535,036
Weighted average common shares outstanding - diluted	70,135,036	68,535,036	70,135,036	68,535,036

See accompanying notes to the condensed consolidated financial statements

F-28

Wizard Entertainment, Inc.

Condensed Consolidated Statement of Stockholders’ Deficit

(unaudited)

For the Three Months Ended June 30, 2019

	Preferred Stock Par Value $0.0001		Common Stock Par Value $0.0001		Additional Paid-in	Accumulated	Non- controlling	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Interest	Deficit

Balance - March 31, 2019	5,768,956	$577	70,135,036	$7,015	$21,158,927	$(26,159,987)	$(12,498)	$(5,005,966)

Share-based compensation	-	-	-	-	55,765	-	-	55,765

Net income	-	-	-	-	-	(359,292)	-	(359,292)

Balance – June 30, 2019	5,768,956	$577	70,135,036	$7,015	$21,214,692	$(26,519,279)	$(12,498)	$(5,309,493)

For the Three Months Ended June 30, 2018

	Preferred Stock Par Value $0.0001		Common Stock Par Value $0.0001		Additional Paid-in	Accumulated	Non- controlling	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Interest	Deficit

Balance - March 31, 2018	-	$-	68,535,036	$6,855	$19,980,498	$(23,207,088)	$(12,498)	$(3,232,233)

Share-based compensation	-	-	-	-	18,675	-	-	18,675

Net loss	-	-	-	-	-	(505,272)	-	(505,272)

Balance - June 30, 2018	-	$-	68,535,036	$6,855	$19,999,173	$(23,712,360)	$(12,498)	$(3,718,830)

See accompanying notes to the condensed consolidated financial statements

F-29

Wizard Entertainment, Inc.

Condensed Consolidated Statement of Stockholders’ Deficit

(unaudited)

For the Six Months Ended June 30, 2019

	Preferred Stock Par Value $0.0001		Common Stock Par Value $0.0001		Additional Paid-in	Accumulated	Non- controlling	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Interest	Deficit

Balance - December 31, 2018	5,768,956	$577	70,135,036	$7,015	$21,026,999	$(25,936,890)	$(12,498)	$(4,914,797)

Share-based compensation	-	-	-	-	187,693	-	-	187,693

Net income	-	-	-	-	-	(582,389)	-	(582,389)

Balance – June 30, 2019	5,768,956	$577	70,135,036	$7,015	$21,214,692	$(26,519,279)	$(12,498)	$(5,309,493)

For the Six Months Ended June 30, 2018

	Preferred Stock Par Value $0.0001		Common Stock Par Value $0.0001		Additional Paid-in	Accumulated	Non- controlling	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Interest	Deficit

Balance - December 31, 2017	-	$-	68,535,036	$6,855	$19,960,893	$(23,321,471)	$(12,498)	$(3,366,221)

Share-based compensation	-	-	-	-	38,280	-	-	38,280

Net loss	-	-	-	-	-	(390,889)	-	(390,889)

Balance – June 30, 2018	-	$-	68,535,036	$6,855	$19,999,173	$(23,712,360)	$(12,498)	$(3,718,830)

See accompanying notes to the condensed consolidated financial statements

F-30

Wizard Entertainment, Inc.

Condensed Consolidated Statements of Cash Flows

	For the Six Months Ended
	June 30, 2019	June 30, 2018
	(unaudited)	(unaudited)

Cash Flows From Operating Activities:
Net (loss) income	$(582,389)	$(390,889)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	24,350	48,274
Accretion of debt discount	4,999	280,242
Right-of-use asset amortization	2,146	-
Share-based compensation	187,693	38,280
Changes in operating assets and liabilities:
Accounts receivable	(64,563)	63,339
Inventory	-	1,204
Prepaid convention expenses	546,506	187,983
Prepaid expenses	(44,279)	51,632
Accounts payable and accrued expenses	134,922	(156,525)
Unearned revenue	(724,194)	(427,427)

Net Cash Used In Operating Activities	(514,809)	(303,887)

Cash Flows from Investing Activities:
Purchase of property and equipment	(7,888)	(7,928)

Net Cash Used In Investing Activities	(7,888)	-

Net change in cash and cash equivalents	(522,697)	(311,815)

Cash and cash equivalents at beginning of reporting period	1,014,671	1,769,550

Cash and cash equivalents at end of reporting period	$491,974	1,457,735

Supplemental disclosures of cash flow information:
Interest paid	$-	$-
Income tax paid	$-	$-

Supplemental disclosure of noncash investing and financing activities:
Right-of-use assets obtained in exchange for lease obligations	$252,980	$-

See accompanying notes to the condensed consolidated financial statements

F-31

Wizard Entertainment, Inc.

June 30, 2019

Notes to the Condensed Consolidated Financial Statements

(unaudited)

Note 1 – Organization and Operations

Wizard Entertainment, Inc.

Wizard Entertainment, Inc., formerly GoEnergy, Inc. and Wizard World, Inc. (“Wizard Entertainment” or the “Company”) was incorporated on May 2, 2001, under the laws of the State of Delaware. The Company, through its operating subsidiary, is a producer of pop culture and live multimedia conventions across North America. Effective October 5, 2018, the Company changed its name to Wizard Entertainment, Inc.

Note 2 – Going Concern Analysis

Going Concern Analysis

The Company had loss from operations of $(582,389) and $(390,889) for the six months ended June 30, 2019 and 2018, respectively. As of June 30, 2019, we had cash and working capital deficit of approximately $492,000 and $5.5 million, respectively. We have evaluated the significance of these conditions in relation to our ability to meet our obligations, which raise significant doubts about the Company’s ability to continue as a going concern through June 2020.

Management believes that both related parties (management and members of the Board of Directors of the Company) and potential external sources of debt and/or equity financing may be obtained based on management’s history of being able to raise capital from both internal and external sources coupled with current favorable market conditions. Therefore, the accompanying condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern.

The Company has embarked upon and is exploring initiatives in addition to its tour of Comic Conventions. For example, (i) On June 8, 2019 the Company produced the specialized “Ghostbusters Fan Fest” on the Sony Pictures lot (iii) the entry into the fixed-site Comic Convention and immersive entertainment space, (iv) the launch of a touring event in Asia, (v) production activities in the Middle East and (vi) acquisitions of complementary businesses through the M&A process. It is contemplated that these activities, in addition to other activities, will broaden the scope of the Company’s portfolio of revenue-generating activities.

The condensed consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the matters discussed herein. While the Company believes in the viability of management’s strategy to generate sufficient revenue, control costs and the ability to raise additional funds if necessary, there can be no assurances to that effect. The Company’s ability to continue as a going concern is dependent upon the ability to further implement the business plan, generate sufficient revenues and to control operating expenses

Note 3 – Significant and Critical Accounting Policies and Practices

The management of the Company is responsible for the selection and use of appropriate accounting policies and their application. Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by generally accepted accounting principles.

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Basis of Presentation - Unaudited Interim Financial Information

The accompanying unaudited condensed consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information, and in accordance with the rules and regulations of the United States Securities and Exchange Commission (the “SEC”) with respect to Form 10-Q and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. The unaudited condensed consolidated financial statements furnished reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented. Interim results are not necessarily indicative of the results for the full year. These unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements of the Company for the year ended December 31, 2018 and notes thereto contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the SEC on April 1, 2019.

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Principles of Consolidation

The condensed consolidated financial statements include all accounts of the entities as of the reporting period ending date(s) and for the reporting period(s).

All inter-company balances and transactions have been eliminated. Non–controlling interest represents the minority equity investment in the Company’s subsidiaries, plus the minority investors’ share of the net operating results and other components of equity relating to the non–controlling interest.

As of June 30, 2019 and December 31, 2018, the aggregate non-controlling interest in ButtaFyngas was ($12,498). The non-controlling interest is separately disclosed on the Consolidated Balance Sheet.

Cash and Cash Equivalents

The Company considers investments with original maturities of three months or less to be cash equivalents.

The Company minimizes its credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution. The balance at times may exceed federally insured limits.

Fair Value of Financial Instruments

For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. The carrying amount of the Company’s short-term financial instruments approximates fair value due to the relatively short period to maturity for these instruments.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are stated at the amount management expects to collect from outstanding balances. The Company generally does not require collateral to support customer receivables. The Company provides an allowance for doubtful accounts based upon a review of the outstanding accounts receivable, historical collection information and existing economic conditions. The Company determines if receivables are past due based on days outstanding, and amounts are written off when determined to be uncollectible by management. The maximum accounting loss from the credit risk associated with accounts receivable is the amount of the receivable recorded, which is the face amount of the receivable net of the allowance for doubtful accounts. As of June 30, 2019 and December 31, 2018, the allowance for doubtful accounts was $0 and $0, respectively.

F-33

Property and Equipment

Property and equipment are recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation is computed by the straight-line method (after taking into account their respective estimated residual values) over the estimated useful lives of the respective assets as follows:

Estimated Useful Life (Years)

Computer equipment	3

Equipment	2-5

Furniture and fixture	7

Leasehold improvements	*

(*) Amortized on a straight-line basis over the term of the lease or the estimated useful lives, whichever period is shorter.

Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the consolidated statements of operations.

Investments - Cost Method, Equity Method and Joint Venture

In accordance with sub-topic 323-10 of the FASB ASC (“Sub-topic 323-10”), the Company accounts for investments in common stock of an investee for which the Company has significant influence in the operating or financial policies even though the Company holds 50% or less of the common stock or in-substance common stock.

Method of Accounting

Investments held in stock of entities other than subsidiaries, namely corporate joint ventures and other non-controlled entities usually are accounted for by one of three methods: (i) the fair value method (addressed in Topic 320), (ii) the equity method (addressed in Topic 323), or (iii) the cost method (addressed in Subtopic 325-20). Pursuant to Paragraph 323-10-05-5, the equity method tends to be most appropriate if an investment enables the investor to influence the operating or financial policies of the investee.

Investment in CONtv

The Company currently holds a limited and passive interest of 10% in CONtv, a joint venture with third parties and Bristol Capital, LLC (a related party controlled by a member of the Board). CONtv is a digital network devoted to fans of pop culture entertainment and is inactive

For the three and six months ended June 30, 2019 and 2018, the Company recognized $0 losses from this venture, respectively.

As of June 30, 2019 and December 31, 2018, the investment in CONtv was $0.

As of June 30, 2019 and December 31, 2018, the amount due to CONtv was $224,241.

F-34

Fair Value of Financial Instruments

The Company follows ASC 820-10 of the FASB Accounting Standards Codification to measure the fair value of its financial instruments and disclosures about fair value of its financial instruments. ASC 820-10 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, ASC 820-10 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The three (3) levels of fair value hierarchy defined by ASC 820-10 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally unobservable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts receivable, inventory, prepaid expenses and other current assets, accounts payable and accrued expenses approximate their fair values because of the short maturity of these instruments.

Transactions involving related parties typically cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free-market dealings may not exist. However, in the case of the convertible promissory note discussed in Note 5, the Company obtained a fairness opinion from an independent third party which supports that the transaction was carried out at an arm’s length basis.

Revenue Recognition and Cost of Revenues

The Company follows the FASB Accounting Standards Codification ASC 606 for revenue recognition. The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met:

1)	Identify the contract with a customer

A contract with a customer exists when (i) the Company enters into an enforceable contract with a customer that defines each party’s rights regarding the services to be transferred and identifies the payment terms related to these services, (ii) the contract has commercial substance and, (iii) the Company determines that collection of substantially all consideration for services that are transferred is probable based on the customer’s intent and ability to pay the promised consideration. The Company applies judgment in determining the customer’s ability and intention to pay, which is based on a variety of factors including the customer’s historical payment experience or, in the case of a new customer, published credit and financial information pertaining to the customer.

F-35

2)	Identify the performance obligations in the contract

Performance obligations promised in a contract are identified based on the services that will be transferred to the customer that are both capable of being distinct, whereby the customer can benefit from the service either on its own or together with other resources that are readily available from third parties or from the Company, and are distinct in the context of the contract, whereby the transfer of the services is separately identifiable from other promises in the contract. To the extent a contract includes multiple promised services, the Company must apply judgment to determine whether promised services are capable of being distinct and distinct in the context of the contract. If these criteria are not met the promised services are accounted for as a combined performance obligation.

3)	Determine the transaction price

The transaction price is determined based on the consideration to which the Company will be entitled in exchange for transferring services to the customer. To the extent the transaction price includes variable consideration, the Company estimates the amount of variable consideration that should be included in the transaction price utilizing either the expected value method or the most likely amount method depending on the nature of the variable consideration. Variable consideration is included in the transaction price if, in the Company’s judgment, it is probable that a significant future reversal of cumulative revenue under the contract will not occur. None of the Company’s contracts as of June 30, 2019 contained a significant financing component.

4)	Allocate the transaction price to performance obligations in the contract

If the contract contains a single performance obligation, the entire transaction price is allocated to the single performance obligation. However, if a series of distinct services that are substantially the same qualifies as a single performance obligation in a contract with variable consideration, the Company must determine if the variable consideration is attributable to the entire contract or to a specific part of the contract. For example, a bonus or penalty may be associated with one or more, but not all, distinct services promised in a series of distinct services that forms part of a single performance obligation. Contracts that contain multiple performance obligations require an allocation of the transaction price to each performance obligation based on a relative standalone selling price basis unless the transaction price is variable and meets the criteria to be allocated entirely to a performance obligation or to a distinct service that forms part of a single performance obligation. The Company determines standalone selling price based on the price at which the performance obligation is sold separately. If the standalone selling price is not observable through past transactions, the Company estimates the standalone selling price taking into account available information such as market conditions and internally approved pricing guidelines related to the performance obligations.

5)	Recognize revenue when or as the Company satisfies a performance obligation

The Company satisfies performance obligations either over time or at a point in time. Revenue is recognized at the time the related performance obligation is satisfied by transferring a promised service to a customer.

Convention revenue is generally earned upon completion of the convention. Unearned convention revenue is deposits received for conventions that have not yet taken place, which are fully or partially refundable depending upon the terms and conditions of the agreements.

The Company recognizes cost of revenues in the period in which the revenues was earned. In the event the Company incurs cost of revenues for conventions that are yet to occur, the Company records such amounts as prepaid expenses and such prepaid expenses are expensed during the period the convention takes place.

Shipping and Handling Costs

The Company accounts for shipping and handling fees in accordance with paragraph 605-45-45-19 of the FASB Accounting Standards Codification. While amounts charged to customers for shipping products are included in revenues, the related costs are classified in cost of revenue as incurred.

Shipping and handling costs were $0 and $0 for the three and six months ended June 30, 2019 and 2018, respectively.

F-36

Equity–based compensation

The Company recognizes compensation expense for all equity–based payments in accordance with ASC 718 “Compensation – Stock Compensation”. Under fair value recognition provisions, the Company recognizes equity–based compensation net of an estimated forfeiture rate and recognizes compensation cost only for those shares expected to vest over the requisite service period of the award.

Restricted stock awards are granted at the discretion of the Company. These awards are restricted as to the transfer of ownership and generally vest over the requisite service periods, typically over a four-year period (vesting on a straight–line basis). The fair value of a stock award is equal to the fair market value of a share of Company stock on the grant date.

The fair value of an option award is estimated on the date of grant using the Black–Scholes option valuation model. The Black–Scholes option valuation model requires the development of assumptions that are input into the model. These assumptions are the expected stock volatility, the risk–free interest rate, the expected life of the option, the dividend yield on the underlying stock and the expected forfeiture rate. Expected volatility is calculated based on the historical volatility of the Company’s Common stock over the expected option life and other appropriate factors. The expected option term is computed using the “simplified” method as permitted under the provisions of ASC 718-10-S99. The Company uses the simplified method to calculate expected term of share options and similar instruments as the Company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term. Risk–free interest rates are calculated based on continuously compounded risk–free rates for the appropriate term. The dividend yield is assumed to be zero as the Company has never paid or declared any cash dividends on the Common stock of the Company and does not intend to pay dividends on the Common stock in the foreseeable future. The expected forfeiture rate is estimated based on historical experience.

Determining the appropriate fair value model and calculating the fair value of equity–based payment awards requires the input of the subjective assumptions described above. The assumptions used in calculating the fair value of equity–based payment awards represent management’s best estimates, which involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and the Company uses different assumptions, the equity–based compensation could be materially different in the future. In addition, the Company is required to estimate the expected forfeiture rate and recognize expense only for those shares expected to vest. If the actual forfeiture rate is materially different from the Company’s estimate, the equity–based compensation could be significantly different from what the Company has recorded in the current period.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of June 30, 2019 and December 31, 2018. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at June 30, 2019 and December 31, 2018. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

F-37

The Company may be subject to potential examination by federal, state, and city taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions, and compliance with federal, state, and city tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

The Company is no longer subject to tax examinations by tax authorities for years prior to 2015.

Earnings per Share

Earnings per share (“EPS”) is the amount of earnings attributable to each share of common stock. For convenience, the term is used to refer to either earnings or loss per share. EPS is computed pursuant to Section 260-10-45 of the FASB Accounting Standards Codification. Pursuant to ASC Paragraphs 260-10-45-10 through 260-10-45-16, basic EPS shall be computed by dividing income available to common stockholders (the numerator) by the weighted-average number of common shares outstanding (the denominator) during the period. Income available to common stockholders shall be computed by deducting both the dividends declared in the period on preferred stock (whether or not paid) and the dividends accumulated for the period on cumulative preferred stock (whether or not earned) from income from continuing operations (if that amount appears in the income statement) and also from net income. The computation of diluted EPS is similar to the computation of basic EPS except that the denominator is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued during the period to reflect the potential dilution that could occur from common shares issuable through contingent shares issuance arrangement, stock options or warrants.

The following table shows the outstanding dilutive common shares excluded from the diluted net income (loss) per share calculation as they were anti-dilutive:

	Contingent shares issuance arrangement, stock options or warrants
	For the Six Months Ended June 30, 2019	For the Six Months Ended June 30, 2018

Convertible note	16,666,667	16,666,667
Common stock options	4,927,500	3,743,000
Common stock warrants	16,666,667	16,666,667

Total contingent shares issuance arrangement, stock options or warrants	38,260,834	37,076,334

Reclassification

Certain prior period amounts have been reclassified to conform to current period presentation.

Recently Adopted Accounting Guidance

In February 2016, the FASB issued ASU 2016-02 “Leases” (Topic 842) which amended guidance for lease arrangements to increase transparency and comparability by providing additional information to users of financial statements regarding an entity’s leasing activities. Subsequent to the issuance of Topic 842, the FASB clarified the guidance through several ASUs; hereinafter the collection of lease guidance is referred to as ASC 842. The revised guidance seeks to achieve this objective by requiring reporting entities to recognize lease assets and lease liabilities on the balance sheet for substantially all lease arrangements.

On January 1, 2019, the Company adopted ASC 842 using the modified retrospective approach and recognized a right of use (“ROU”) asset and liability in the condensed consolidated balance sheet in the amount of $252,980 related to the operating lease for office space. Results for the three and six months ended June 30, 2019 are presented under ASC 842, while prior period amounts were not adjusted and continue to be reported in accordance with the legacy accounting guidance under ASC Topic 840, Leases.

As part of the adoption we elected the practical expedients permitted under the transition guidance within the new standard, which among other things, allowed us to:

1.	Continue applying our current policy for accounting for land easements that existed as of, or expired before, January 1, 2019.

2.	Not separate non-lease components from lease components and instead to account for each separate lease component and the non-lease components associated with that lease component as a single lease component.

3.	Not to apply the recognition requirements in ASC 842 to short-term leases.

4.	Not record a right of use asset or right of use liability for leases with an asset or liability balance that would be considered immaterial.

Refer to Note 7. Operating Leases for additional disclosures required by ASC 842.

Recently Issued Accounting Pronouncements

Management has evaluated all recent accounting pronouncements as issued by the FASB in the form of Accounting Standards Updates (“ASU”) through the date these financial statements were available to be issued and find no recent accounting pronouncements that would have a material impact on the financial statements of the Company.

F-38

Note 4 – Property and Equipment

Property and equipment stated at cost, less accumulated depreciation and amortization, consisted of the following:

	June 30, 2019	December 31, 2018
Computer Equipment	$48,128	$43,087
Equipment	474,069	469,348
Furniture and Fixtures	62,321	62,321
Leasehold Improvements	22,495	22,495
	607,013	597,251
Less: Accumulated depreciation	(523,687)	(497,463)
	$83,326	$99,788

Depreciation expense was $24,350 and $48,274 for the six months ended June 30, 2019 and 2018, respectively.

Note 5 – Related Party Transactions

Wiz Wizard LLC

On December 29, 2014, the Company and a member of the Board formed Wiz Wizard (d/b/a ConBox) in the State of Delaware. The Company and the member of the Board each owned 50% of the membership interest and agreed to allocate the profits and losses accordingly upon repayment of the initial capital contributions on a pro rata basis. On February 4, 2016, the member of the Board assigned his fifty percent (50%) membership interest to the Company. The Company ceased ConBox operations in 2017. Wiz World, LLC was dissolved in March 2019.

Consulting Agreement

On December 29, 2016, the Company entered into a Consulting Services Agreement (the “Consulting Agreement”) with Bristol Capital, LLC, a Delaware limited liability company (“Bristol”) managed by Paul L. Kessler, the Chairman of the Company. Pursuant to the Consulting Agreement, Mr. Kessler will serve as Executive Chairman of the Company. The initial term of the Agreement is from December 29, 2016 through March 28, 2017 (the “Initial Term”). The term of the Consulting Agreement will be automatically extended for additional terms of 90-day periods each (each a “Renewal Term” and together with the Initial Term, the “Term”), unless either the Company or Bristol gives prior written notice of non-renewal to the other party no later than thirty (30) days prior to the expiration of the then current Term.

During the Term, the Company will pay Bristol a monthly fee (the “Monthly Fee”) of Eighteen Thousand Seven Hundred Fifty and No/100 Dollars ($18,750).

In addition, the Company granted to Bristol options to purchase up to an aggregate of 600,000 shares of the Company’s common stock.

During the six months ended June 30, 2019 and 2018, the Company incurred net expenses of $84,437 and $84,313, respectively, for services provided by Bristol. At June 30, 2019 and December 31, 2018, the Company accrued $41,216 and $0, respectively, of net monthly fees due to Bristol.

Operating Sublease

On June 16, 2016, the Company entered into a Standard Multi-Tenant Sublease (“Sublease”) with Bristol Capital Advisors, LLC (“Bristol Capital Advisors”), an entity controlled by the Company’s Chairman of the Board. The leased premises are owned by an unrelated third party and Bristol Capital Advisors passes the lease costs down to the Company. The term of the Sublease is for 5 years and 3 months beginning on July 1, 2016 commencing with monthly payments of $8,118. During the six months ended June 30, 2019 and 2018, the Company paid lease obligations $51,674 and $40,969, respectively, under the Sublease. See Note 7.

Loan from officer

The CEO made a non-interest bearing loan to the Company of $75,000 during the quarter. The loan payable was included in accrued liabilities on the balance sheet.

Securities Purchase Agreement

Effective December 1, 2016, the Company entered into the Purchase Agreement with Bristol Investment Fund, Ltd. (the “Purchaser”), an entity controlled by the Chairman of the Company’s Board of Directors, pursuant to which the Company sold to the Purchaser, for a cash purchase price of $2,500,000, securities comprising: (i) the Debenture, (ii) Series A Warrants, and (iii) Series B Warrants. Pursuant to the Purchase Agreement, the Company paid $25,000 to the Purchaser and issued to the Purchaser 500,000 shares of Common Stock with a grant date fair value of $85,000 to cover the Purchaser’s legal fees. The Company recorded as a debt discount of $25,791 related to the cash paid and the relative fair value of the shares issued to Purchaser for legal fees.

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(i) Debenture

The Debenture with an initial principal balance of $2,500,000, due December 30, 2018 (the “Maturity Date”), will accrue interest on the aggregate unconverted and then outstanding principal amount of the Debenture at the rate of 12% per annum. Interest is payable quarterly on (i) January 1, April 1, July 1 and October 1, beginning on January 1, 2017, (ii) on each date the Purchaser converts, in whole or in part, the Debenture into Common Stock (as to that principal amount then being converted), and (iii) on the day that is 20 days following the Company’s notice to redeem some or all of the of the outstanding principal of the Debenture (only as to that principal amount then being redeemed) and on the Maturity Date. The Debenture is convertible into shares of the Company’s Common Stock at any time at the option of the holder, at an initial conversion price of $0.15 per share, subject to adjustment. In the event of default occurs, the conversion price shall be the lesser of (i) the initial conversion price of $0.15 and (ii) 50% of the average of the 3 lowest trading prices during the 20 trading days immediately prior to the applicable conversion date.

(ii) Series A Warrants

The Series A Warrants to acquire up to 16,666,667 shares of Common Stock at the Series A Initial Exercise Price of $0.15 and expiring on December 1, 2021. The Warrants may be exercised immediately upon the issuance date, upon the option of the holder.

(iii) Series B Warrants

The Series B Warrants to acquire up to 16,666,650 shares of Common Stock at the Series B Initial Exercise Price of $0.15 and expiring on December 1, 2021. The Series B Warrants were exercised immediately upon the issuance date. The Company received gross proceeds of $1,667 upon exercise of the warrants.

Upon issuance of the note, the Company valued the warrants using the Black-Scholes Option Pricing model and accounted for it using the relative fair value of $1,448,293 as debt discount on the consolidated balance sheet. The debt discount is amortized over the earlier of (i) the term of the debt or (ii) conversion of the debt, using the effective interest method which approximates the interest method. The amortization of debt discount is included as a component of interest expense in the consolidated statements of operations. There was unamortized debt discount of $0 and $4,999 as of June 30, 2019 and December 31, 2018, respectively, which includes the debt discount recorded upon execution of the Securities Purchase Agreement discussed above.

Investment in CONtv

The Company currently holds a limited and passive interest of 10% in CONtv, a joint venture with third parties and Bristol Capital, LLC (a related party controlled by a member of the Board). CONtv is a digital network devoted to fans of pop culture entertainment and is inactive

For the three and six months ended June 30, 2019 and 2018, the Company recognized $0 losses from this venture, respectively.

As of June 30, 2019 and December 31, 2018, the investment in CONtv was $0.

As of June 30, 2019 and December 31, 2018, the amount due to CONtv was $224,241.

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Note 6 – Commitments and Contingencies

Employment Agreements

Appointment of President and Chief Executive Officer

On April 22, 2016, the Board approved the appointment of Mr. John D. Maatta as the Company’s President and Chief Executive Officer, effective as of May 3, 2016. Mr. Maatta will continue to serve as a member of the Board. In addition, the Board granted Mr. Maatta options to purchase up to an aggregate of 1,100,000 shares of the Company’s common stock, subject to the terms and conditions of the Third Amended and Restated 2011 Stock Incentive and Award Plan, which were fully vested as of December 31, 2018. Mr. Maatta formally entered into his Employment Agreement with the Company on July 17, 2016. Effective January 1, 2018, Mr. Maatta has elected to receive 50% of the compensation provided for his employment contract and is currently receiving $125,000 per year with the remainder of the balance deferred which amount is included in accounts payable and accrued expenses on the accompanying condensed consolidated balance sheets. On November 22, 2018, the Board of Directors of the Company decided to issue 1,729,325 shares of Preferred stock for settlement of the deferred compensation due to Mr. Maatta totaling $212,707. Deferred compensation for Mr. Maatta accrued as of June 30, 2019 and December 31, 2018 was $117,779 and $48,680, respectively. Mr. Maatta made a non-interest bearing loan to the Company during the quarter of $75,000, which was included in accrued liabilities on the balance sheet.

On January 23, 2019, the Company granted options to purchase an additional 400,000 shares of the Company’s common stock. The options were with an exercise price of $0.13 per share, a term of 5 years, and immediate vesting. The options have an aggregated fair value of approximately $46,431 that was calculated using the Black-Scholes option-pricing model based on the assumptions below in Note 8.

Consulting Agreement

As discussed in Note 6, on December 29, 2016, the Company entered into a Consulting Services Agreement (the “Consulting Agreement”) with Bristol managed by Paul L. Kessler, the Chairman of the Company. Pursuant to the Consulting Agreement, Mr. Kessler will serve as Executive Chairman of the Company. The initial term of the Agreement is from December 29, 2016 through March 28, 2017 (the “Initial Term”). The term of the Consulting Agreement will be automatically extended for additional terms of 90-day periods each (each a “Renewal Term” and together with the Initial Term, the “Term”), unless either the Company or Bristol gives prior written notice of non-renewal to the other party no later than thirty (30) days prior to the expiration of the then current Term.

During the Term, the Company will pay Bristol a monthly fee (the “Monthly Fee”) of $18,750. For services rendered by Bristol prior to entering into the Consulting Agreement, the Company will pay Bristol the Monthly Fee, pro-rated, for the time between September 1, 2016 and December 29, 2016. Bristol may also receive an annual bonus as determined by the Compensation Committee of the Company’s Board of Directors (the “Board”) and approved by the Board. Bristol has deferred payment of the monthly fees due from the Company as defined under the Consulting Agreement. On November 22, 2018, the Board of Directors of the Company decided to issue 4,039,634 shares of Preferred stock for settlement of the outstanding fees due to Bristol totaling $496,875. At June 30, 2019 and December 31, 2018, the Company accrued $41,216 and $0, respectively, of net monthly fees due to Bristol.

In addition, the Company granted to Bristol options to purchase up to an aggregate of 600,000 shares of the Company’s common stock. On January 23, 2019, the Company granted options to purchase an additional 300,000 shares of the Company’s common stock. The options were with an exercise price of $0.13 per share, a term of 5 years, and immediate vesting. The options have an aggregated fair value of approximately $34,823 that was calculated using the Black-Scholes option-pricing model based on the assumptions below in Note 8.

Legal proceedings

The Company has filed suit against a vendor alleging a number of claims on behalf of the Company with regard to decorator services provided to the Company. That dispute has settled on terms that the Company believes are advantageous to its interests.

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With the exception of the foregoing dispute, the Company is not involved in any disputes and does not have any litigation matters pending which the Company believes could have a materially adverse effect on the Company’s financial condition or results of operations.

Note 7 – Operating Leases

On June 16, 2016, the Company entered into a Standard Multi-Tenant Sublease (“Sublease”) with Bristol Capital Advisors, an entity controlled by the Company’s Chairman of the Board. The leased premises are owned by an unrelated third party and Bristol Capital Advisors passes the lease costs down to the Company. The term of the Sublease is for 5 years and 3 months beginning on July 1, 2016 commencing with monthly payments of $8,118. During the six months ended June 30, 2019 and 2018, the Company paid lease obligations of $51,674 and $40,969, respectively, under the Sublease.

We determine if an arrangement contains a lease at inception. ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. ROU assets and liabilities are recognized at the lease commencement date based on the estimated present value of lease payments over the lease term.

Our leases consist of leaseholds on office space. We utilized a portfolio approach in determining our discount rate. The portfolio approach takes into consideration the range of the term, the range of the lease payments, the category of the underlying asset and our estimated incremental borrowing rate, which is derived from information available at the lease commencement date, in determining the present value of lease payments. We also give consideration to our recent debt issuances as well as publicly available data for instruments with similar characteristics when calculating our incremental borrowing rates.

Our lease term includes options to extend the lease when it is reasonably certain that we will exercise that option. Leases with a term of 12 months or less are not recorded on the balance sheet, per the election of the practical expedient noted above.

We recognize lease expense for these leases on a straight-line basis over the lease term. We recognize variable lease payments in the period in which the obligation for those payments is incurred. Variable lease payments that depend on an index or a rate are initially measured using the index or rate at the commencement date, otherwise variable lease payments are recognized in the period incurred.

The components of lease expense were as follows:

Six Months Ended June 30, 2019
Operating lease	53,819
Sublease income	(19,807)
Total net lease cost	$34,012

Supplemental cash flow and other information related to leases was as follows:

Six Months Ended June 30, 2019
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$(51,674)

ROU assets obtained in exchange for lease liabilities:
Operating leases	$252,980

Weighted average remaining lease term (in years):
Operating leases	2.25

Weighted average discount rate:
Operating leases	12%

The following table presents the maturity of the Company’s lease liabilities as of June 30, 2019:

Fiscal year ending December 31:
2019 (remainder of year)	$53,225
2020	108,046
2021	83,054
244,325
Less: Imputed interest	(29,295)
Present value	$215,030

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Note 8 – Stockholders’ Equity (Deficit)

The Company’s authorized capital stock consists of 100,000,000 shares, of which 80,000,000 are for shares of common stock, par value $0.0001 per share, and 20,000,000 are for shares of preferred stock, par value $0.0001 per share, of which 50,000 have been designated as Series A Cumulative Convertible Preferred Stock. As of June 30, 2019 and December 31, 2018, there were 5,768,956 shares of preferred stock issued and outstanding and 0 shares of Series A, respectively.

As of June 30, 2019 and December 31, 2018, there were 70,135,036 and 70,135,036 shares of common stock issued and outstanding, respectively. Each share of the common stock entitles its holder to one vote on each matter submitted to the shareholders.

Stock Options

The following is a summary of the Company’s option activity:

	Options	Weighted Average Exercise Price

Outstanding – December 31, 2018	4,345,000	$0.52
Exercisable – December 31, 2018	3,492,500	$0.59
Granted	2,142,500	$0.13
Exercised	-	$-
Forfeited/Cancelled	(1,560,000)	$-
Outstanding – June 30, 2019	4,927,500	$0.31
Exercisable – June 30, 2019	3,033,021	$0.41

Options Outstanding				Options Exercisable
Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price

$0.13 – 0.94	4,927,500	3.4 years	$0.31	3,033,021	$0.41

At June 30, 2019, the total intrinsic value of options outstanding and exercisable was $176,975 and $76,786, respectively.

On January 23, 2019, the Company granted options to employees and consultants to purchase 1,442,500 shares of the Company’s common stock. The options were with an exercise price of $0.13 per share, a term of 5 years, and 2-year vesting. The warrants have an aggregated fair value of approximately $167,440 that was calculated using the Black-Scholes option-pricing model based on the assumptions below.

June 30, 2019
Risk-free interest rate	2.58%
Expected life of grants	3.5 years
Expected volatility of underlying stock	169.88%
Dividends	0%

The estimated option life was determined based on the “simplified method,” giving consideration to the overall vesting period and the contractual terms of the award.

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During the six months ended June 30, 2019, the Company recorded total stock-based compensation expense related to options of approximately $187,700. The unrecognized compensation expense at June 30, 2019 was approximately $179,300.

Stock Warrants

The following is a summary of the Company’s warrant activity:

	Warrants	Weighted Average Exercise Price

Outstanding – January 1, 2018	16,666,667	$0.15
Exercisable – January 1, 2018	16,666,667	$0.15
Granted	-	$-
Exercised	-	$-
Forfeited/Cancelled	-	$-
Outstanding – December 31, 2018	16,666,667	$0.15
Exercisable – December 31, 2018	16,666,667	$0.15
Granted	-	$-
Exercised	-	$-
Forfeited/Cancelled	-	$-
Outstanding – June 30, 2019	16,666,667	$0.15
Exercisable – June 30, 2019	16,666,667	$0.15

Warrants Outstanding				Warrants Exercisable
Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price

$0.15	16,666,667	2.42 years	$0.15	16,666,667	$0.15

At June 30, 2019, the total intrinsic value of warrants outstanding and exercisable was $833,333.

There were no new warrants granted during the six months or the year ended June 30, 2019 and December 31, 2018, respectively.

Note 9 – Credit Risk

Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of cash and cash equivalents. As of June 30, 2019 and December 31, 2018, substantially all of the Company’s cash and cash equivalents were held by major financial institutions and the balance in certain accounts exceeded the maximum amount insured by the Federal Deposits Insurance Corporation (“FDIC”). However, the Company has not experienced losses on these accounts and management believes that the Company is not exposed to significant risks on such accounts.

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PART III

INDEX TO EXHIBITS

2.1	Certificate of Incorporation of GoEnergy, Inc. (as filed as Exhibit 1.1 to the Company’s Registration Statement on Form SB-2, filed with the SEC on March 25, 2003).

2.2	Bylaws (as filed as Exhibit 2.1 to the Company’s Registration Statement on Form SB-2, filed with the SEC on March 25, 2003).

2.3	Certificate of Amendment to the Certificate of Incorporation of GoEnergy, Inc., dated December 6, 2010 (as filed as Exhibit 3.3 to the Company’s Current Report on Form 8-K, filed with the SEC on December 13, 2010).

2.4	Certificate of Correction, dated December 8, 2010 (as filed as Exhibit 3.4 to the Company’s Current Report on Form 8-K, filed with the SEC on December 13, 2010).

2.5	Second Certificate of Correction filed January 20, 2011 (as filed as Exhibit 3.5 to the Company’s Current Report on Form 8-K, filed with the SEC on January 25, 2011).

2.6	Certificate to set forth Designations, Voting Powers, Preferences, Limitations, Restrictions, and Relative Rights of Series A Cumulative Convertible Preferred Stock, $0.0001 par value per share (as filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on December 13, 2010).

2.7	Certificate of Amendment to Certificate to set forth Designations, Voting Powers, Preferences, Limitations, Restrictions, and Relative Rights of Series A Cumulative Convertible Preferred Stock, $.0001 par value per share (as filed as Exhibit 4.3 to the Company’s Current Report on Form 8-K, filed with the SEC on April 25, 2011).

2.8	Certificate of Amendment to Certificate to set forth Designations, Voting Powers, Preferences, Limitations, Restrictions, and Relative Rights of Series A Cumulative Convertible Preferred Stock, $.0001 par value per share (as filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on March 30, 2012).

2.9	Amended and Restated Series A Certificate of Designations, dated March 29, 2012 (as filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on March 30, 2012).

2.10	First Amendment to the Bylaws of Wizard World, Inc. (as filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on November 21, 2016).

2.11	Form of Amended and Restated Certificate of Incorporation of Wizard Entertainment, Inc. to be in effect prior to any closing in this offering.

2.12	Form of Amended and Restated Bylaws of Wizard Entertainment, Inc. to be in effect prior to any closing in this offering.

4	Form of Subscription Agreement.

6.1	Form of Posting Agreement between Wizard Entertainment, Inc. and StartEngine LLC dated June 26, 2019.

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6.2	Director Agreement, dated March 17, 2013, by and between Wizard World, Inc. and Paul L. Kessler (as filed as Exhibit 10.25 to the Company’s Annual Report on Form 10-K, filed with the SEC on April 1, 2013).

6.3	Director and Officer Indemnification, dated March 17, 2013, by and between Wizard World, Inc. and Paul L. Kessler (as filed as Exhibit 10.27 to the Company’s Annual Report on Form 10-K, filed with the SEC on April 1, 2013).

6.4	Non-Qualified Stock Option Agreement, dated March 17, 2013, by and between Wizard World, Inc. and Paul L. Kessler (as filed as Exhibit 10.29 to the Company’s Annual Report on Form 10-K, filed with the SEC on April 1, 2013).

6.5	Form of Commercial Real Estate Lease by and between Bristol Capital, LLC and 225 California Street, LLC, as lessors, and Wizard World, Inc., as lessee (as filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 24, 2013).

6.6	Employment Agreement, dated July 15, 2016, by and between Wizard World, Inc. and John D. Maatta (as filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on July 20, 2016).

6.7	Non-Compete, Non-Solicitation and Non-Disclosure Agreement, dated July 15, 2016, by and between Wizard World, Inc. and John D. Maatta (as filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on July 20, 2016).

6.8	Indemnification Agreement, dated July 15, 2016, by and between Wizard World, Inc. and John D. Maatta (as filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the SEC on July 20, 2016).

6.9	Option Agreement, dated July 15, 2016, by and between Wizard World, Inc. and John D. Maatta (as filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed with the SEC on July 20, 2016).

6.10	Form of Securities Purchase Agreement by and between Wizard World, Inc. and Bristol Investment Fund, Ltd. (as filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on December 2, 2016).

6.11	Form of 12% Senior Secured Convertible Debenture issued by Wizard World, Inc., in favor of Bristol Investment Fund, Ltd. (as filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on December 2, 2016).

6.12	Form of Warrant issued by Wizard World, Inc. to Bristol Investment Fund, Ltd. (as filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the SEC on December 2, 2016).

6.13	Security Agreement by and between Wizard World, Inc. (as filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed with the SEC on December 2, 2016).

6.14	Consulting Services Agreement by and between Wizard World, Inc. and Bristol Capital, LLC (as filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed with the SEC on January 5, 2017).

6.15	2016 Incentive Stock and Award Plan (as filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on June 30, 2016).

6.16	Amended and Restated Operating Agreement of CON TV, LLC, by and among Wizard World, Inc., Cinedigm Entertainment Corp., Roar, LLC and Bristol Capital, LLC (as filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on November 20, 2015).

6.17	Amended and Restated License Agreement by and between Wizard World, Inc. and CON TV, LLC (as filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on November 20, 2015).

6.18

Amended and Restated Services Agreement by and between Wizard World, Inc. and CON TV, LLC (as filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the SEC on November 20, 2015).

6.19	Demand Note dated June 14, 2019 issued to John D. Maatta.

8	Form of Escrow Services Agreement.

11	Consent of Auditor.

12	Attorney opinion on legality of the offering.*

*To be filed by Amendment

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, John D. Maatta thereunto duly authorized, in Los Angeles, California, on September 5, 2019.

Wizard Entertainment, Inc.

/s/ John D. Maatta
By	John D. Maatta,
Chief Executive Officer, President, Principal Executive Officer,
Principal Financial Officer, Principal Accounting Officer, and
Director of Wizard Entertainment, Inc.

Date: September 5, 2019

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ John D. Maatta
By	John D. Maatta,
Chief Executive Officer, President, Principal Executive Officer,
Principal Financial Officer, Principal Accounting Officer, and
Director of Wizard Entertainment, Inc.

Date: September 5, 2019

/s/ Paul L. Kessler
By	Paul L/ Kessler
Executive Chairman and Director

Date: September 5, 2019

/s/ Greg Suess
By	Greg Suess
Director
Date:	September 5, 2019

/s/Jordan Schur
By	Jordan Schur
Director
Date:	September 5, 2019

/s/ Michael Breen
By	Michael Breen
Director
Date:	September 5, 2019

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